
                                                                   EXHIBIT 10.10

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                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER


                                      among


                        PIA Merchandising Services, Inc.,

                              SG Acquisition, Inc.,

                          PIA Merchandising Co., Inc.,

                             SPAR Acquisition, Inc.,

                  SPAR Marketing Inc., a Delaware corporation,

                           SPAR Marketing Force, Inc.,

                  SPAR Marketing, Inc., a Nevada Corporation,

                                  SPAR, Inc.,

                      SPAR/Burgoyne Retail Services, Inc.,

                         SPAR Incentive Marketing, Inc.,

                        SPAR MCI Performance Group, Inc.

                                       and

                              SPAR Trademarks, Inc.


                          Dated as of February 28, 1999


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

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   THE MERGER

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Section 1.01.   The Merger......................................................3
Section 1.02.   Closing; Effective Time of the Merger...........................3
Section 1.03.   Name, Certificate of Incorporation, Bylaws, Board of Directors
                and Officers of the Surviving Corporation.......................3
Section 1.04.   Effects of the Merger...........................................3
Section 1.05.   Tax Consequences................................................3
Section 1.06.   Further Assurances..............................................4

                                   ARTICLE II

                              MERGER CONSIDERATION

Section 2.01.   Conversion of Capital Stock, Etc................................4
Section 2.02.   Exchange Procedures.............................................4
Section 2.03.   No Fractional Shares............................................4
Section 2.04.   SAI Option Assumption and Exchange..............................4
Section 2.05.   Granting of New Stock Options under the PIA Stock Option Plan...5
Section 2.06.   Reservation and Registration of Option Shares...................5
Section 2.07.   Transfer Taxes..................................................5

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SPAR PARTIES

Section 3.01.   Corporate Existence.............................................5
Section 3.02.   Authorization and Enforceability................................6
Section 3.03.   Capital Stock of the SPAR Parties...............................6
Section 3.04.   No Violations...................................................7
Section 3.05.   Financial Statements............................................7
Section 3.06.   Permits.........................................................8
Section 3.07.   Real and Personal Property......................................8
Section 3.08.   Contracts and Commitments.......................................9
Section 3.09.   Insurance......................................................10
Section 3.10.   Employees......................................................10
Section 3.11.   Employee Benefit Plans and Arrangements........................10
Section 3.12.   Compliance with Law............................................12
Section 3.13.   Transactions With Affiliates...................................12
Section 3.14.   Litigation.....................................................12
Section 3.15.   Taxes..........................................................12
Section 3.16.   Intellectual Property Matters..................................13
Section 3.17.   Existing Condition.............................................14
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

                         TABLE OF CONTENTS (Continued)
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Section 3.18.   Books of Account...............................................15
Section 3.19.   Environmental Matters..........................................15
Section 3.20.   No Illegal Payments............................................16
Section 3.21.   Brokers........................................................17

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PIA PARTIES

Section 4.01.   Corporate Existence............................................17
Section 4.02.   Authorization and Enforceability...............................17
Section 4.03.   Capital Stock of the PIA Parties...............................18
Section 4.04.   No Violations..................................................18
Section 4.05.   Financial Statements...........................................19
Section 4.06.   Permits........................................................19
Section 4.07.   Real and Personal Property.....................................19
Section 4.08.   Contracts and Commitments......................................20
Section 4.09.   Insurance......................................................21
Section 4.10.   Employees......................................................21
Section 4.11.   Employee Benefit Plans and Arrangements........................21
Section 4.12.   Compliance with Law............................................23
Section 4.13.   Transactions With Affiliates...................................23
Section 4.14.   Litigation.....................................................23
Section 4.15.   Taxes..........................................................23
Section 4.16.   Intellectual Property Matters..................................24
Section 4.17.   Existing Condition.............................................24
Section 4.18.   Books of Account...............................................25
Section 4.19.   Environmental Matters..........................................25
Section 4.20.   No Illegal Payments............................................26
Section 4.21.   Brokers........................................................26
Section 4.22.   SEC Filings....................................................26
Section 4.23.   No Misrepresentation by the PIA Parties........................26
Section 4.24.   Board Action; Opinion of Financial Advisor.....................27

                                    ARTICLE V

                                    COVENANTS

Section 5.01.   PIA Proxy Statement; Stockholders Meeting......................27
Section 5.02.   Conduct Prior to the Closing Date..............................27
Section 5.03.   Consummation of the SPAR Reorganization Transactions;
                SPAR Stockholder Action........................................28
Section 5.04.   Access.........................................................28
Section 5.05.   Negotiations...................................................28
Section 5.06.   Press Releases and Other Communications........................28
Section 5.07.   Third Party Approvals..........................................29
Section 5.08.   Notice to Bargaining Agents....................................29
Section 5.09.   Notification of Certain Matters................................29
Section 5.10.   Closing Net Worth..............................................29
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

                         TABLE OF CONTENTS (Continued)
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Section 5.11.   Post Merger Indemnification of
                Officers and Directors by Parties..............................29
Section 5.12.   Further Assurances.............................................30

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

Section 6.01.   Conditions to Each Party's Obligations.........................30
Section 6.02.   Conditions Precedent to the Obligations of the SPAR Parties....31
Section 6.03.   Conditions Precedent to the Obligations of the PIA Parties.....32

                                   ARTICLE VII

                CLOSING NET WORTH; NONSURVIVAL OF REPRESENTATIONS

Section 7.01.   SPAR Closing Net Worth.........................................33
Section 7.02.   Survival of Representations and Warranties.....................34

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

Section 8.01.   Termination....................................................34
Section 8.02.   Effect of Termination..........................................35
Section 8.03.   Breakup Fee....................................................35

                                   ARTICLE IX

                                     GENERAL

Section 9.01.   Successors and Assigns; Assignment.............................35
Section 9.02.   No Third Party Rights..........................................35
Section 9.03.   Counterparts...................................................35
Section 9.04.   Expenses.......................................................35
Section 9.05.   Notices........................................................36
Section 9.06.   Governing Law..................................................37
Section 9.07.   Consent to Jurisdiction, Etc...................................37
Section 9.08.   Waiver of Jury Trial...........................................37
Section 9.09.   Exercise of Rights and Remedies................................37
Section 9.10.   Reformation and Severability...................................37
Section 9.11.   Remedies Cumulative............................................37
Section 9.12.   Captions.......................................................37
Section 9.13.   Amendments.....................................................37
Section 9.14.   Entire Agreement...............................................38
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                          TABLE OF CONTENTS (Continued)
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Exhibits:
---------

A                Articles of Merger
B                Special Purpose Option Plan
C                SPAR Trademark License
D                Business Manager Agreement
E                Proposed PIA Certificate of Amendment
F                Amended and Restated 1995 Stock Option Plan
G                Limited Indemnification Agreement
H                Indemnity Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is made by and among PIA Merchandising Services, Inc., a Delaware corporation ("PIA Delaware"), SG Acquisition, Inc., a Nevada corporation ("PIA Acquisition"), PIA Merchandising Co., Inc., a California corporation ("PIA California"), SPAR Acquisition, Inc., a Nevada corporation ("SAI"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), and SPAR Trademarks, Inc., a Nevada corporation ("STM"). SMF, SINC and SBRS are sometimes referred to herein individually as a "SPAR Marketing Company" and collectively as the "SPAR Marketing Companies". SMI and the SPAR Marketing Companies are sometimes referred to herein individually as a "SPAR Marketing Party" and collectively as the "SPAR Marketing Parties". SIM and SMCI are sometimes referred to herein individually as a "SPAR Incentive Party" and collectively as the "SPAR Incentive Parties". SAI, STM, the SPAR Marketing Parties and the SPAR Incentive Companies are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties". PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties". The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    Recitals

        A. ROBERT G. BROWN AND WILLIAM H. BARTELS (each a "SPAR Principal", and collectively the "SPAR Principals") own a majority of all of the outstanding shares of common stock of SAI, par value $0.01 per share ("SAI Stock"), and all of the outstanding capital stock of the other SPAR Parties as of the date hereof. The SPAR Principals together with other owners of SAI Stock are sometimes referred to herein individually as a "SPAR Stockholder" and collectively as the "SPAR Stockholders". Options to acquire shares of common stock of SAI (each a "SAI Option" and collectively the "SAI Options") will be held by certain employees of the SPAR Parties, certain others providing services to the SPAR Parties and certain other persons (each a "SAI Option Holder" and collectively the "SAI Option Holders") in the aggregate amount and on the terms described in the SPAR Disclosure Letter.

        B. The SPAR Principals also own all of the outstanding shares of capital stock, and are officers and directors, of: (i) SPAR Marketing Services, Inc., a Nevada Corporation ("SMS"), which provides certain field services pursuant to Service Agreement dated as of January 4, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Field Service Agreement"); (ii) SPAR InfoTech, Inc. ("SIT"), a startup venture that provides certain programming services to the SPAR Marketing Parties; and (iii) SPAR Group, Inc. ("SGI"), a Delaware corporation that will change its name prior to the Effective Time. SMS, SIT, STM, SGI and any other companies owned by the SPAR Principals (other than the SPAR Parties) and their respective assets and properties are not part of the proposed merger transactions.

        C. On January 15, 1999, SMCI purchased substantially all of the assets and assumed certain liabilities (the "MCI Acquisition") of MCI Performance Group, Inc., a Texas corporation ("MCI"), pursuant to an Asset Purchase Agreement dated as of December 22, 1998, among MCI, John H. Wile (the "MCI Stockholder") and SMCI, as amended by a First Amendment dated as of January 15, 1999 (as amended, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Purchase Agreement"), under which SGI is a guarantor. The MCI Acquisition was financed in part by SMCI's issuance of its Promissory Note to MCI dated as of January 15, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Note"), which MCI Note is secured by the pledge to MCI of all of the stock of SMCI pursuant to the Hypothecation Agreement from the SPAR Principals dated as of January 15, 1999

(as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Hypothecation"). The MCI Purchase Agreement contains certain representations, warranties and indemnifications of MCI and the MCI Stockholder with respect to the assets, business and liabilities of MCI acquired by SMCI thereunder.

        D. The SPAR Principals have entered into an agreement with the SPAR Parties dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "SPAR Reorganization Agreement"), pursuant to which (i) the SPAR Principals have agreed to contribute to SAI all of their shares of STM, the SPAR Marketing Parties and SPAR Incentive Parties in return for the issuance to them of additional shares of SAI Stock as provided therein, and (ii) SAI would then contribute the capital stock of SMCI to SIM and the capital stock of the SPAR Marketing Companies to SMI, such that SAI will be the sole stockholder of STM, SIM and SMI, SIM will be the sole stockholder of SMCI, and SMI will be the sole stockholder of the SPAR Marketing Companies. The transactions to be effected pursuant to the Reorganization Agreement will be referred to as the "SPAR Reorganization Transactions" and collectively with the MCI Acquisition will be referred to as the "SPAR Premerger Transactions". The MCI Purchase Agreement, the MCI Note and related documents and the SPAR Reorganization Agreement may be referred to individually as a "SPAR Premerger Agreement" and collectively as the "SPAR Premerger Agreements".

        E. Pursuant to the SPAR Reorganization Agreement, SAI will issue to the SPAR Principals sufficient additional shares of SAI Stock such that (after such issuance and including shares previously issued to them) they will then together own shares of SAI Stock equal in number to (i) the product of (A) 2.2546 times
(B) the total number of shares of PIA Delaware Stock (as hereinafter defined) issued and outstanding as of the close of business on the Business Day preceding the Closing Date (as defined in the Reorganization Agreement), minus (ii) the sum of the number of shares of SAI Stock issuable upon exercise of the SAI Options (without regard to the vesting provisions thereof).

        F. The SPAR Principals and the respective Boards of Directors of the SPAR Parties have approved the SPAR Premerger Transactions.

        G. PIA Acquisition and PIA California each is a direct wholly owned subsidiary of PIA Delaware.

        H. The respective Boards of Directors of the PIA Parties and of the SPAR Parties deem it advisable and in the best interests of such corporations and their respective stockholders that, following the consummation of the SPAR Reorganization Transactions, PIA Acquisition merge with and into SAI (the "Merger") pursuant to this Agreement and the applicable provisions of the General Corporation Law of the State of Nevada (the "NGCL"). SAI and PIA Acquisition are sometimes collectively referred to as the "Constituent Corporations" and SAI, following the Merger, is sometimes referred to as the "Surviving Corporation".

        I. As provided herein, (i) as a result of the Merger, each outstanding share of SAI Common Stock will be converted into the right to receive one share of common stock of PIA Delaware, par value $0.01 per share ("PIA Delaware Stock"), and (ii) following the Merger, each SAI Option Holder will receive a Substitute Option (as hereinafter defined) to purchase the same number of shares of PIA Delaware Stock on the same terms as the number of shares of SAI Stock that such SAI Option Holder was entitled to purchase under such SAI Option. Immediately following the Merger, (A) the SPAR Stockholders will hold and the SAI Option Holders will have the right to acquire upon exercise (without regard to vesting) shares of PIA Delaware Stock that, in the aggregate, will represent approximately 69.274% of the sum of (1) the total number of shares of PIA Delaware Stock issued and outstanding immediately after the Merger plus (2) the total number of shares of PIA Delaware Stock issuable upon exercise of the Substitute Options (without regard to vesting), and (B) the shares of PIA Delaware Stock held by stockholders of PIA Delaware immediately prior to the Merger will represent approximately 30.726% of such post-Merger sum.

        J. The respective Boards of Directors of PIA Delaware, PIA Acquisition and SAI have approved the Merger on the terms and subject to the conditions set forth herein.

        K. The Parties intend the Merger to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


                                    AGREEMENT

        In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

        Section 1.01. The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the NGCL, at the Effective Time (as defined in Section 1.02), PIA Acquisition shall be merged with and into SAI, and thereupon the separate existence of PIA Acquisition shall cease, and SAI, as the Surviving Corporation, shall continue to exist under and be governed by the NGCL.

        Section 1.02. Closing; Effective Time of the Merger. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, in New York, New York, at 10:00 a.m. on a date to be designated by mutual agreement of PIA Delaware and SAI (the "Closing Date"), which shall be no later than the second business day after the satisfaction (or, to the extent permitted by law, the waiver) of the conditions set forth in Article VI. Concurrently with or as soon as practicable after the Closing, PIA Delaware, PIA Acquisition and SAI will cause the Articles of Merger in substantially the form of Exhibit A attached hereto (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Nevada as provided in Section 92A.200 of the NGCL. The Merger shall become effective immediately upon such filing of the Articles of Merger with the Secretary of State of the State of Nevada or at such other time as PIA Acquisition and SAI shall agree and specify in the Articles of Merger. The time of the effectiveness of the Merger is sometimes referred to as the "Effective Time."

        Section 1.03. Name, Certificate of Incorporation, Bylaws, Board of Directors and Officers of the Surviving Corporation. Upon the effectiveness of the Merger:

            (a) the name of the Surviving Corporation shall be "SPAR Acquisition, Inc."

            (b) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of SAI until thereafter duly amended or restated;

            (c) the Bylaws of the Surviving Corporation shall be the Bylaws of SAI until thereafter duly amended or restated;

            (d) the directors of SAI shall serve as the directors of the Surviving Corporation until their respective successors have been duly elected and qualified; and

            (e) the officers of SAI shall serve as the officers of the Surviving Corporation in the same capacity or capacities until their respective successors have been duly appointed.

        Section 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL. Without in any way limiting such effects, at and after the Effective Time (a) the Constituent

Corporations shall merge and become and continue as part of a single corporation, SAI, which is the Surviving Corporation, and (b) the Surviving Corporation shall (to the same extent and with the same effect as was the case with the applicable Constituent Corporation): (i) own and possess any and all
(A) financial assets, accounts, documents, instruments, equipment, inventory, intellectual property, contracts, general intangibles, real property and improvements, and other assets and properties of each Constituent Corporation, and (B) rights, powers, privileges, security or other entitlements, licenses, franchises and other interests of each Constituent Corporation, all of which will be automatically vested in the Surviving Corporation at the Effective Time (subject to any existing liens or encumbrances thereon, which shall continue unimpaired), and none of which shall be impaired or otherwise adversely affected by the Merger; and (ii) be liable for all of the debts, liabilities, obligations and duties of each Constituent Corporation, all of which will continue unimpaired and may be enforced against the Surviving Corporation to the same extent as it would have been enforceable against the applicable Constituent Corporation.

        Section 1.05. Tax Consequences. The Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code for federal income tax purposes, and the Parties will take all commercially reasonable steps in furtherance thereof, including (without limitation) the making of all required filings and the keeping of all required records. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of ss.ss.1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        Section 1.06. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors (on behalf of PIA Acquisition or SAI) shall execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such action.


                                   ARTICLE II

                              MERGER CONSIDERATION

        Section 2.01. Conversion of Capital Stock, Etc. At the Effective Time and without any further action on the part of the holder thereof:

        (a) each share of SAI Stock that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive one (1) fully paid and nonassessable share of PIA Delaware Stock (which 1:1 ratio will be referred to as the "Exchange Ratio"); and

        (b) each share of common stock of PIA Acquisition, par value $.01 per share, that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of PIA Delaware as the holder thereof, be converted into and become one (1) share of common stock of the Surviving Corporation, par value $.01 per share.

        Section 2.02. Exchange Procedures. Following the Effective Time, upon surrender to PIA Delaware of stock certificates representing outstanding shares of SAI Stock (the "Certificates"), each holder of SAI Stock shall be entitled to receive, in exchange therefor, one or more new stock certificates representing, in the aggregate, that number of whole shares of PIA Delaware Stock which such holder has the right to receive pursuant to Section 2.01(a) in respect of the shares of SAI Stock evidenced by the Certificate surrendered, and each Certificate so surrendered shall forthwith be canceled; provided, however, that PIA Delaware shall cause ten percent (10%) of the shares which each SPAR Principal and their Family Members (as hereinafter defined) would otherwise have had the right to receive pursuant to Section 2.01(a) (the "Share Escrow Amount") to be registered in the name of, and delivered to, the Indemnity Escrow Agent (as such term is defined in Section 6.01(g) hereof) to be held in accordance with the provisions of the Limited Indemnification Agreement and the Indemnity Escrow Agreement (as such terms are defined in Section 6.01(g) hereof); and provided further that the Share Escrow Amount may be satisfied by the shares of the SPAR Principals as opposed to the shares of such Family Members.

        Section 2.03. No Fractional Shares. Notwithstanding any other provision of this Article II, no fractional shares of PIA Delaware Stock shall be issued in connection with the Merger and any holder of SAI Stock entitled hereunder to receive a fractional share of PIA Delaware Stock but for this Section shall be entitled to receive from PIA Delaware a cash payment (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the last sale price of PIA Delaware Stock as reported on the Nasdaq National Market on the Closing Date.

        Section 2.04. SAI Option Assumption and Exchange. As of the Effective Time, PIA Delaware shall be deemed to have assumed all of the outstanding SAI Options, in each case on the terms and conditions set forth in the written option agreements (copies of which have been provided to PIA Delaware). PIA Delaware shall issue to each holder of an outstanding SAI Option, against delivery and cancellation of the agreement evidencing such outstanding SAI Option, a new substitute option (a "Substitute Option") under PIA Delaware's Special Purpose Stock Option Plan substantially in the form of Exhibit B hereto, together with such changes therein as may be made with the approval of the PIA Delaware Board and SAI (the "PIA Special Purpose Plan"). Each Substitute Option shall entitle the SAI Option Holder to purchase the same number of shares of PIA Delaware Stock as the number of shares of SAI Stock that could have been purchased under the SAI Option (reflecting the 1:1 Exchange Ratio) and shall otherwise be issued upon the same terms and conditions as set forth in the written agreement evidencing the SAI Option so surrendered, including (without limitation) the same per share exercise price and the same vesting (if any) as the surrendered SAI Option. Each SAI Option so surrendered shall forthwith be canceled.

         Section 2.05. Granting of New Stock Options under the PIA Stock Option Plan. Subject to the consummation of the Merger and the approval by the stockholders of PIA Delaware of the Proposed Plan Amendment (as hereinafter defined), effective as of the close of business on the date on which the Merger is consummated, PIA Delaware shall issue, subject to the availability of shares under PIA Delaware's Amended and Restated 1995 Stock Option Plan (the "PIA Stock Option Plan"), stock options under the PIA Stock Option Plan (each a "New PIA Option") to the persons and in the amounts (which may include unallocated amounts for later allocation by SAI) listed in the letter of even date herewith delivered to PIA Delaware (the "New Option Schedule") or in the terms of the agreement governing such options, which stock options shall cover an aggregate of 2,133,744 shares of PIA Delaware Stock). Except as otherwise indicated on the New Option Schedule or in the terms of the agreements governing such options, each New PIA Option shall (i) vest (become exercisable) in four equal annual installments, (ii) have an exercise price equal to the last sale price for the PIA Delaware Stock as reported on the Nasdaq National Market on the date of issuance and (iii) have such other terms and conditions consistent with the PIA Stock Option Plan as the Board of Directors of PIA Delaware may determine. The New Option Schedule may be amended by SAI (by written notice to PIA Delaware) at any time prior to the issuance of the affected New PIA Options to add or delete names or to increase or decrease the number of shares to be covered by any unissued proposed New PIA Option; provided, however, that the aggregate number of shares of PIA Delaware Stock issuable upon exercise of all New PIA Options (without regard to the vesting provisions thereof) shall not exceed 2,133,744 shares without the prior written consent of PIA Delaware; and provided further that the terms and conditions of any New PIA Option indicated on the New Option Schedule as of the date hereof may not be materially improved (other than a reallocation of shares or allocation of previously unallocated shares to any employee or other recipient permitted under the PIA Stock Plan) without the prior written consent of PIA Delaware.

        Section 2.06. Reservation and Registration of Option Shares. PIA Delaware shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PIA Delaware Stock for delivery upon exercise of the Substitute Options and the New PIA Options. As soon as practicable after the Effective Time, to the extent such form is available therefor, PIA Delaware shall file a registration statement on Form S-8 (or any successor form) with respect to the shares of PIA Delaware Stock subject to the Substitute Options and the New PIA Options (and any other PIA Options that the PIA Board may wish to treat similarly). PIA Delaware shall use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) so long as any options covered thereby remain outstanding and unexercised.

        Section 2.07. Transfer Taxes. PIA Delaware shall pay any and all transfer taxes incurred in connection the Merger and the stock and option issuances and other transactions contemplated hereunder.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SPAR PARTIES

        Except as otherwise disclosed in that certain letter of even date herewith delivered to PIA Delaware prior to the execution hereof (which letter shall contain appropriate references and cross references to identify the Sections hereof to which the information in such letter relates) (the "SPAR Disclosure Letter"), each SPAR Party, jointly and severally, represents and warrants to the PIA Parties as follows:

        Section 3.01. Corporate Existence. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) Each SPAR Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each SPAR Party is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition of the SPAR Parties taken as a whole (a "SPAR Material Adverse Effect").

        (b) As of the date hereof, neither SAI, SIM nor SMI has any assets or liabilities or has conducted any business operations except in anticipation of and in connection with the SPAR Reorganization Transactions and the other transactions contemplated by the SPAR Reorganization Agreement and this Agreement.

        (c) As of the date of this Agreement, no SPAR Party has any subsidiary or owns, of record or beneficially, or controls, directly or indirectly, any other capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity or is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity. However, the Parties acknowledge and understand that immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in the Reorganization Agreement, the Reorganization Transactions described in the Recitals hereto will occur.

        (d) The SPAR Disclosure Letter sets forth a list of (i) the names of all predecessor companies of each SPAR Marketing Company, (ii) the names of all entities from which any SPAR Party previously acquired any significant assets, and (iii) all sales (other than in the ordinary course of business) and spinoffs of significant assets by any SPAR Marketing Company since March 31, 1996.

        Section 3.02. Authorization and Enforceability. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) Each SPAR Party has the corporate power, authority and legal right to execute, deliver and perform (i) the SPAR Reorganization Agreement, (ii) this Agreement, and (iii) to the extent a party thereto (A) the Business Manager Agreement to be delivered pursuant to Section 6.01(f)(i) hereof, (B) the Trademark License Agreements to be delivered pursuant to Section 6.01(f)(ii) hereof, (C) the Limited Indemnification Agreement and the Indemnity Escrow Agreement to be delivered pursuant to Section 6.01(g) hereof, and (D) the releases from SPAR Principals to be delivered pursuant to Section 6.03(g) (together with the SPAR Reorganization Agreement and this Agreement, each a "Merger Document" and collectively the "Merger Documents"). The execution, delivery and performance of the SPAR Reorganization Agreement, this Agreement and the other Merger Documents by each SPAR

Party (to the extent it is a party thereto) have been duly authorized by all necessary corporate action and no further corporate action on the part of any SPAR Party is necessary to authorize the SPAR Premerger Agreements to which it is a party or this Agreement or any other Merger Document to which it is a party or the performance of the transactions contemplated hereby or thereby .

        (b) The SPAR Premerger Agreements and this Agreement (i) have been duly executed and delivered on behalf of each SPAR Party (to the extent it is a party thereto) and (ii) constitute legal, valid and binding obligations of such SPAR Party, enforceable in accordance with their respective terms, except as may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws affecting any rights, powers, privileges, remedies and interests of creditors generally, (B) rules or principles of equity or public policy affecting the enforcement of obligations generally, whether at law, in equity or otherwise, including (without limitation) those pertaining to materiality, reasonableness, unconscionability, impossibility of performance, redemption or other cure, surety rights or defenses, waiver, latches, estoppel, or judicial deference, or (C) discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, in each case whether at law, in equity or otherwise (the "Bankruptcy Exceptions").

        Section 3.03. Capital Stock of the SPAR Parties. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) As of the date of this Agreement, the authorized SAI Stock consists of 50,000,000 shares of capital stock of SAI, which may be issued as either common or preferred stock. The SPAR Disclosure Letter sets forth (i) the issued and outstanding capital stock of SAI as of the date of this Agreement and (ii) the names of each proposed SAI Option Holder and the number of shares of SAI Stock purchasable pursuant to their respective SAI Options as of the date hereof. The PIA Parties acknowledge and agree that the schedule of SAI Options may be amended by SAI (by written notice to PIA Delaware) to add or delete names or to increase or decrease the number of shares to be covered by any proposed SAI Option at any time prior to (1) the mailing of the PIA Proxy Statement in the case of any individual whose present or future holdings of shares of PIA Delaware Stock or options to acquire such shares are disclosed in the PIA Proxy Statement, or (2) the Effective Time in the case of any other person. Each of the SAI Options will be evidenced by a written option agreement, copies of which have been provided to PIA Delaware. The SPAR Disclosure Letter sets forth the authorized and the issued and outstanding capital stock of each other SPAR Party as of the date of this Agreement. As of the date of this Agreement, all of the issued and outstanding shares of the capital stock of each SPAR Party are owned beneficially and of record by the SPAR Stockholders in the case of SAI and by the SPAR Principals in the case of all other SPAR Parties, free and clear of all Restrictions (as hereinafter defined), and have been validly issued and are fully paid and nonassessable. "Restrictions" shall mean any and all material liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind, except for (A) restrictions on sale or resale under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Securities Act"), or state securities laws, (B) in the case of the SMCI shares, the pledge of the SMCI shares pursuant to the MCI Hypothecation, and (C) in the case of the SPAR Parties that certain Agreement dated December 14, 1992, by and between Robert G. Brown, William H. Bartels and Donald R. Young as escrow agent (as amended, the "Buy-Sell Agreement").

        (b) Upon the consummation of the SPAR Reorganization Transactions upon the terms and subject to the conditions set forth in the Reorganization Agreement, (i) the outstanding shares of SAI Stock will be equal to the number described in the Recitals, above, and will have been validly issued and will be fully paid and nonassessable, (ii) the SPAR Stockholders will own beneficially and of record all of the shares of capital stock of SAI in the amounts indicated in the SPAR Disclosure Letter, free and clear of all Restrictions, (iii) SAI will acquire all of the capital stock of the SPAR Marketing Companies and the SPAR Incentive Companies (subject to the pledge of the SMCI shares pursuant to the MCI Hypothecation), (iv) SIM will acquire all of the capital stock of SMCI (subject to the pledge of the SMCI shares pursuant to the MCI Hypothecation), and (v) SMI will acquire all of the capital stock of the SPAR Marketing Companies.

        (c) Other than the proposed SAI Options or in connection with the SPAR Reorganization Transactions or this Agreement, as of the date hereof: (i) there are no outstanding rights, subscriptions, warrants, calls, convertible securities, unsatisfied preemptive rights, options or other agreements of any kind pursuant to which any SPAR Party is required to issue any of its authorized but unissued capital stock; and (ii) no SPAR Party has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any outstanding shares of capital stock or to pay any dividend or make any distribution in respect thereof.

        Section 3.04. No Violations. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) The execution, delivery and performance of the SPAR Premerger Agreements and this Agreement by each SPAR Party (to the extent it is a party thereto) do not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person under, (i) any existing applicable law, ordinance, or governmental rule or regulation ("Applicable Law") to which any SPAR Party or any SPAR Principal is subject,
(ii) any judgment, order, writ, injunction, decree or award of any Governmental Entity (as defined in Section 3.04(d) hereof) that is applicable to any SPAR Party or any SPAR Principal (each a "SPAR Court Order"), (iii) the charter documents of any SPAR Party, or (iv) any SPAR Contract (as defined in Section 3.08), SPAR Realty Lease (as defined in Section 3.07(a)), material SPAR Personalty Lease (as defined in Section 3.07(b)) or other material mortgage, indenture, agreement, contract, commitment, lease, permit, plan, authorization, instrument or document to which any SPAR Marketing Company or any SPAR Principal is a party, by which any SPAR Marketing Company or any SPAR Principal has any rights or by which any of the properties or assets of any SPAR Marketing Company is bound or subject (each a "Material SPAR Document").

        (b) The execution, delivery and performance of the SPAR Premerger Agreements and this Agreement by each SPAR Marketing Company (to the extent it is a party thereto) will not be reasonably likely to result in (A) any termination, cancellation or acceleration of any Material SPAR Document or (B) termination, modification or other change in any material respect of the existing rights and obligations of any SPAR Marketing Company under such Material SPAR Document.

        (c) No SPAR Marketing Company, and to the knowledge of each SPAR Marketing Company, no other party thereto, is in default in any material respect under any Material SPAR Document, and to the knowledge of each SPAR Marketing Company, no event has occurred that with the giving of notice or lapse of time (or both) would constitute such a default.

        (d) Other than the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Exchange Act"), and the Securities Act, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution and delivery of the SPAR Premerger Agreements or this Agreement by any SPAR Party or any SPAR Principal and the performance of the transactions contemplated hereunder and thereunder. As used herein, the term "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

        Section 3.05. Financial Statements. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) The SPAR Parties have delivered to PIA Delaware copies of (i) the combined balance sheets of the SPAR Marketing Companies at March 31, 1998 (the "Audited SPAR Marketing Balance Sheet Date"), and March 31, 1997, and the related combined statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, together with the report of Ernst & Young, LLP thereon (the "Audited SPAR Marketing

Financial Statements"); (ii) the unaudited (but reviewed) combined balance sheets of the SPAR Marketing Companies at December 31, 1998 (the "Interim SPAR Marketing Balance Sheet Date"), and the related combined statements of income and cash flows for the nine month period then ended (the "Interim SPAR Marketing Financial Statements" and together with the Audited SPAR Marketing Financial Statements, the "SPAR Marketing Financial Statements"); and (iii) the balance sheets of MCI at December 31, 1998 (the "Audited MCI Balance Sheet Date"), and December 31, 1997, and the related combined statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, together with the report of Ernst & Young, LLP thereon (the "Audited MCI Financial Statements"), in each case adjusted to exclude the MCI assets not acquired by SMCI and the other pro forma adjustments contemplated by the MCI Purchase Agreement. The SPAR Marketing Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved and fairly present the combined financial position and the combined results of operations of the SPAR Marketing Companies as of the dates and for the periods indicated, subject in the case of the Interim SPAR Marketing Financial Statements to nonrecurring year end audit adjustments, which adjustments would not in the aggregate be materially adverse to the financial condition of the SPAR Marketing Companies. To the knowledge of the SPAR Parties, based upon such audit, the Audited MCI Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the pro forma financial position and the results of operations of MCI as of the dates and for the periods indicated.

        (b) The Interim SPAR Marketing Financial Statements contain all adjustments of a normal recurring nature, based upon historical operations of the SPAR Marketing Companies and reporting determinations made with respect to the most recent Audited SPAR Marketing Financial Statements, necessary to present fairly the financial position for the periods then ended.

        Section 3.06. Permits. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) Each SPAR Marketing Company owns, holds, possesses or lawfully uses in the operation of its business all governmental franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations that are necessary for it to conduct its business as now conducted in all material respects or for the ownership and use of the material assets owned or used by such SPAR Marketing Company in the conduct of its business (each a "SPAR Permit" and collectively the "SPAR Permits").

        (b) Each SPAR Permit is valid and in full force and effect, and no SPAR Permit will be terminated or impaired in any material respect or become terminable as a result of the SPAR Premerger Transactions, the Merger or any other transaction contemplated by this Agreement.

        Section 3.07. Real and Personal Property. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) All buildings, leasehold improvements, structures, facilities, and fixtures used in any material respect by any SPAR Marketing Company in the conduct of its business (limited in the case of leased property to the primary demised premises) (each a "SPAR Premises") (i) are leased by any SPAR Marketing Company pursuant to a valid lease (each a "SPAR Realty Lease" and collectively the "SPAR Realty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) are used in compliance in all material respects with all Applicable Laws and authorizations relating to their construction (limited to tenant improvements in the case of leased property), use and operation. A list of all SPAR Realty Leases is set forth in the SPAR Disclosure Letter. No SPAR Marketing Company owns any real estate.

        (b) All items of equipment and other tangible property and assets used in any material respect by any SPAR Marketing Company in the conduct of its business (i) are either (A) owned by any SPAR Marketing Company, or (B) leased by any SPAR Marketing Company pursuant to a valid lease (each a "SPAR Personalty Lease" and collectively the "SPAR Personalty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) comply in all material respects with all Applicable Laws and authorizations relating to their construction, use and operation. A list of all SPAR Personalty Leases is set forth in the SPAR Disclosure Letter.

        Section 3.08. Contracts and Commitments. The SPAR Disclosure Letter sets forth an accurate, correct and complete list of all material agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of each SPAR Marketing Company (the "SPAR Contracts"), to which any SPAR Marketing Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

        (a) agreement, contract, commitment or other legally binding arrangement with any present or former (within the past two years) officer, employee or material consultant involving annual salaries or minimum annual payments of $100,000 or more (excluding normal salesmen's commissions);

        (b) agreement, contract, commitment or other legally binding arrangement for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more (other than those that may be terminated without penalty);

        (c) agreement, contract, commitment or other legally binding arrangement to sell or supply products or to perform services involving in any one case $100,000 or more (other than those that may be terminated without penalty);

        (d) agreement, contract, commitment or other legally binding arrangement continuing over a period of more than twelve months from the date hereof and requiring more than $100,000 in annual payments by a SPAR Marketing Company;

        (e) sales representative, sales agency or similar agreement, contract, commitment or other legally binding arrangement with any Person not under the employ, control or direction of a SPAR Marketing Company;

        (f) agreement, contract, commitment or other legally binding arrangement containing a provision to indemnify any person or entity or assume any tax, environmental or other non-ordinary course liability;

        (g) agreement, contract, commitment or other legally binding arrangement with any Governmental Entity (other than a SPAR Permit);

        (h) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract for the borrowing or lending of money, or any guarantee, pledge or undertaking of or credit support for the indebtedness of any other person by any SPAR Marketing Company;

        (i) agreement, contract, commitment or other legally binding arrangement for any charitable or political contribution;

        (j) agreement, contract, commitment or other legally binding arrangement for any capital expenditure or leasehold improvement in excess of $100,000;

        (k) agreement, contract, commitment or other legally binding arrangement limiting or restraining: (i) any SPAR Marketing Company or any successor thereto from engaging in the businesses of the SPAR Parties or PIA Parties post Merger (other than any customer contract not in excess of $100,000 that may contain such a prohibition with respect to the performance of services for the customer's competitors); or (ii) to the knowledge of any SPAR Marketing Company, any employee of any SPAR Marketing Company from engaging in or competing with the businesses of the SPAR Parties or PIA Parties post Merger on behalf of the Parties; or

        (l) agreement, contract, commitment or other legally binding arrangement of any SPAR Marketing Company not made in the ordinary course of business (other than as would have been disclosable in one of the preceding clauses but for the amount or term thereof);

in each case excluding the SPAR Premerger Agreements, the SPAR Realty Leases, the SPAR Personalty Leases, the SPAR Trademark Licenses, the SPAR Permits and this Agreement (which are not intended, and shall not be deemed or construed, to be SPAR Contracts). Except as otherwise set forth in the SPAR Disclosure Letter:
(A) each of the SPAR Contracts is valid and enforceable in all material respects, except as may be limited by the Bankruptcy Exceptions; (B) each SPAR Marketing Company is, and to the knowledge of such SPAR Marketing Company, all other parties thereto are, in material compliance with the provisions thereof in all material respects; and (C) no SPAR Marketing Company is nor has ever been a party to any contract with any Governmental Entity subject to retroactive price redetermination or renegotiation.

        Section 3.09. Insurance. Except as otherwise set forth in the SPAR Disclosure Letter: (a) the assets, properties and operations of each SPAR Marketing Company are insured under various policies of general liability, workers' compensation and other forms of insurance in amounts that are adequate in the judgment of the SPAR Marketing Companies in relation to the business and assets of such SPAR Marketing Company; (b) all such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and to the knowledge of the SPAR Marketing Companies, with respect to any such policy, there is no existing default or event that with the giving of notice or lapse of time (or both), would constitute a material default under any such policy; and (c) no SPAR Marketing Company has been refused any insurance, nor has any SPAR Marketing Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

        Section 3.10. Employees. Except as otherwise set forth in the SPAR Disclosure Letter: (a) there have not been in the past five years and, to the knowledge of the SPAR Marketing Companies, there are not pending, any organized or coordinated labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (b) there are and have been no unresolved material violations of any laws of any Governmental Entity respecting the employment of any employees; (c) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the SPAR Marketing Companies, overtly threatened that would be reasonably likely to be brought or filed with the National Labor Relations Board or similar body in any foreign country; (d) the employees of the SPAR Marketing Companies are not covered by any collective bargaining agreement; and (e) each SPAR Marketing Company has paid or properly accrued in accordance with GAAP in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

        Section 3.11. Employee Benefit Plans and Arrangements. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) The SPAR Disclosure Letter sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees, consultants, or directors of any SPAR Marketing Company (a "SPAR Benefit Plan"). As used in this Agreement: "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time; "Pension Plan" of a referenced party shall mean each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) of the referenced party; "Welfare Plan" of a referenced party shall mean each "employee welfare benefit plan" (as defined in Section 3(i) of ERISA) of the referenced party; "Other ERISA Benefit" of a referenced party shall mean any plan or agreement governed by ERISA or the Code of the referenced party relating to deferred compensation, bonus and performance compensation (other than salesmen commissions), stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday fringe benefits, personnel policy, reimbursement program, insurance, welfare or similar plan, program, policy or arrangement; and "Benefit Plan" of a referenced party shall mean each Pension Plan, Welfare Plan and Other ERISA Benefit of the referenced party; in each case to the extent maintained or contributed to, or required to be maintained or contributed to, by or for which there otherwise is any liability as of the Effective Time, of such party or its respective affiliates or any other person or entity that, together with such party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with such party, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee, consultant or director.

        (b) Each SPAR Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements applicable to such SPAR Benefit Plan. Each SPAR Benefit Plan that is a Pension Plan and intended to be qualified under Section 401(a) of the Code (each a "SPAR Pension Plan") has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the SPAR Marketing Companies, no condition exists or has occurred that would adversely affect any such determination. Neither any SPAR Benefit Plan, nor any SPAR Marketing Company, nor to the knowledge of any SPAR Marketing Company any Commonly Controlled Entity of any SPAR Marketing Company or any trustee or agent of any SPAR Benefit Plan, has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code (i) for which an exemption is not applicable, or (ii) that would be reasonably likely to subject any SPAR Marketing Company to a material amount of tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA. To the knowledge of the SPAR Marketing Companies, there is no event or condition existing that would be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived. To the knowledge of the SPAR Marketing Companies, no condition exists that would be reasonably likely to subject any SPAR Marketing Company to a material amount of penalty under Section 4071 of ERISA.

        (c) Neither any SPAR Marketing Company nor any Commonly Controlled Entity of any SPAR Marketing Company is or has ever been party to any "'multi-employer plan," as that term is defined in Section 3(37) of ERISA. True and correct copies of (i) the most recent annual report (Form 5500 series) and any attached schedules for each SPAR Benefit Plan (if any such report was required by applicable law), (ii) the most recent summary plan description for each SPAR Benefit Plan and (iii) the most recent determination letter issued by the Internal Revenue Service for each SPAR Pension Plan have been provided to PIA Delaware.

        (d) With respect to each SPAR Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course or relating to qualified domestic relations orders within the meaning of Section 414(p) of the Code) pending or, to the knowledge of the SPAR Marketing Companies, overtly threatened against any SPAR Benefit Plan, any SPAR Marketing Company, any Commonly Controlled Entity of any SPAR Marketing Company or any trustee or agent of any SPAR Benefit Plan, nor to the knowledge of the SPAR Marketing Companies, is there any reasonable basis for such claims.

        (e) With respect to each SPAR Benefit Plan to which any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company is a party which constitutes a group health plan subject to Section 4980B of the Code, each such SPAR Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code. There is no outstanding material liability (except for premiums that have not become overdue) or other accrued but unpaid obligations under Title IV of ERISA with respect to any SPAR Pension Plan, and no condition exists that would be reasonably expected to result in any SPAR Marketing Company incurring a material liability under Title IV of ERISA, either directly or with respect to any Commonly Controlled Entity of any SPAR Marketing Company. All premiums payable to the Pension Benefit Guaranty Corporation (the "PBGC") have been paid prior to becoming overdue. Neither the PBGC nor any SPAR Marketing Company nor any Commonly Controlled Entity of any SPAR Marketing Company has instituted proceedings to terminate any SPAR Pension Plan that is subject to Title IV of ERISA, and the PBGC has not informed any SPAR Marketing Company of its intent to institute proceedings to terminate any such plan. Full payment has been made of all amounts that any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company was required to have paid as a contribution to any SPAR Pension Plan that is subject to Title IV of ERISA (with applicability determined as of the last day of the most recent fiscal year of each of the SPAR Pension Plans ended prior to the date of this Agreement), and none of the SPAR Pension Plans has incurred any material amount of "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such SPAR Pension Plan ended prior to the date of this Agreement.

        (f) No SPAR Pension Plan is a defined benefit pension plan. Each SPAR Benefit Plan is, and its administration is and at all times has been in substantial compliance with, and no SPAR Marketing Company has received any claim or notice that any such SPAR Benefit Plan is not in substantial compliance with, its terms and all Applicable Laws, including without limitation, to the extent applicable, the requirements of ERISA and the Code. No SPAR Marketing Company and no Commonly Controlled Entity of any SPAR Marketing Company is in default in any material respect in performing any of its contractual obligations under any SPAR Benefit Plan or any related trust agreement or insurance contract. There are no material outstanding liabilities of any SPAR Benefit Plan other than liabilities for benefits to be paid to participants in any SPAR Benefit Plan and their beneficiaries in accordance with the terms of such SPAR Benefit Plan. Each SPAR Benefit Plan may be amended or modified or terminated by the applicable SPAR Marketing Company or a Commonly Controlled Entity of a SPAR Marketing Company at any time without liability except under any defined pension benefit plan. No SPAR Benefit Plan other than a SPAR Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

        (g) The consummation of the transactions contemplated by the SPAR Premerger Agreements and this Agreement will not: (A) entitle any employee of any SPAR Marketing Company to severance pay, unemployment compensation or any other payment or benefit; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by any SPAR Marketing Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

        (h) With respect to each SPAR Benefit Plan that is funded wholly or partially through an insurance policy, all material amounts of premiums required to have been paid to date under the insurance policy have been paid, all material amounts of premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material amount of liability of any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

        (i) Each SPAR Benefit Plan that constitutes a "welfare benefit plan" (within the meaning of Section 3(i) of ERISA) for which contributions are claimed by any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction. With respect to any "welfare benefit fund" (within the meaning of Section 419 of the Code) related to such a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists or has occurred which would adversely affect any such determination.

        (j) No SPAR Marketing Company has any Benefit Plan outside of the United States.

        (k) All persons classified by any SPAR Marketing Company as independent contractors or "leased employees" within the meaning of Section 414(n) of the Code ("SPAR Leased Employees") satisfy and have at all times satisfied the requirements of applicable law to be so classified. Each SPAR Marketing Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No SPAR Marketing Company has any obligation to provide benefits with respect to such independent contractors or SPAR Leased Employees under any SPAR Benefit Plan or otherwise.

        Section 3.12. Compliance with Law. Except as otherwise set forth in the SPAR Disclosure Letter: each SPAR Marketing Company has complied in all material respects with each, and is not in violation in any material respect of, any Applicable Law to which such SPAR Marketing Company's business, operations, assets or properties are subject.

        Section 3.13. Transactions With Affiliates. Except as otherwise set forth in the SPAR Disclosure Letter: (a) no stockholder and no director, officer or employee of any SPAR Marketing Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any material business, corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement, commitment or legally binding arrangement with such SPAR Marketing Company; and
(b) the SPAR Disclosure Letter includes a complete list as of the date hereof of all amounts owed by any SPAR Marketing Company to any SPAR Principal (other than salary and expense reimbursements in the normal course) or any affiliate of any SPAR Principal (other than for goods purchased or services rendered in the normal course) or owed on account of any loan or advance to any SPAR Marketing Company by any SPAR Principal or any affiliate of any SPAR Principal (other than for goods purchased or services rendered in the normal course).

        Section 3.14. Litigation. Except as otherwise set forth in the SPAR Disclosure Letter, as of the date hereof: (a) no litigation, including any arbitration, investigation or other proceeding of or before any Governmental Entity, is pending (or to the knowledge of the SPAR Marketing Companies) overtly threatened against any SPAR Marketing Company, other than litigation that (i) is not reasonably likely to be adversely determined or (ii) if reasonably likely to be adversely determined, would not be reasonably likely to have, individually or in the aggregate with other such litigation, a SPAR Material Adverse Effect; and
(b) no SPAR Marketing Company is a party to or subject to the provisions of any SPAR Court Order.

        Section 3.15. Taxes. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by any SPAR Marketing Company (the "SPAR Tax Returns") with respect to any material federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, withholding, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition, and interest and penalties therein, under the Applicable Laws of the United States or any state or Municipal or political subdivision thereof or any foreign country or political subdivision thereon ("Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such SPAR Tax Returns are required to be filed, and all such SPAR Tax Returns are true, complete and correct in all material respects and fairly reflect the liabilities of the SPAR Marketing Companies for Taxes for the periods, property or events covered thereby.

        (b) All Taxes, including (without limitation) those called for by the SPAR Tax Returns, required to be paid or withheld by any SPAR Marketing Company and any deficiency assessments, penalties and interest for which a notice of assessment has been received (other than as may have been settled and paid in full in accordance therewith, and other than those being contested, if any, as set forth in the SPAR Disclosure Letter) have been timely paid or withheld.

        (c) The accruals for Taxes contained in the Interim SPAR Marketing Financial Statements for the Tax liabilities of the SPAR Marketing Companies have been made in accordance with GAAP as of that date and include adequate provision under GAAP for all deferred Taxes (other than necessary increments due to the passage of time), except that no accruals have been made for income Taxes for SINC and SBRS, which are Subchapter S corporations under the Code. SMF utilizes the accrual method of accounting for income tax purposes, SINC and SBRS utilize the cash method of accounting for income tax purposes, and none of them has changed its method of accounting for income tax purposes in the past five years. Each SPAR Marketing Company that has filed SPAR Tax Returns under Subchapter S of the Code has made a timely and effective election to be taxed under the provisions of Subchapter S of the Code and has at no time been taxable under the provisions of Subchapter C of the Code. No such SPAR Marketing Company has any net unrealized built-in gain that has not been recognized within the meaning of Section 1374 of the Code.

        (d) No SPAR Marketing Company is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and no SPAR Marketing Company has assumed any Tax liability of any other person or entity under contract.

        (e) No SPAR Marketing Company has received any notice of assessment or proposed assessment in connection with any SPAR Tax Returns, other than as may have been settled and paid in full in accordance therewith, and there are no pending tax examinations of or material tax claims asserted against any SPAR Marketing Company or any of its assets or properties. No SPAR Marketing Company has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes.

        (f) There are now, and as of immediately following the Effective Time there will be, no liens (other than any lien for Taxes not yet overdue and payable) on any of the assets or properties of any SPAR Marketing Company relating to or attributable to Taxes. To the knowledge of the SPAR Marketing Companies, there is no reasonable basis for the assertion of any claim relating to or attributable to Taxes that, if adversely determined, would result in any lien on the assets of any SPAR Marketing Company or otherwise have a SPAR Material Adverse Effect.

        (g) None of the SPAR Marketing Companies has any knowledge of any reasonable basis for any additional assessment of any Taxes for any period ending on or before the Closing Date (other than increased Taxes based upon increased business units, business sites, payroll, profits or other taxable attribute relating to an expanding enterprise prior to the Closing Date). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the SPAR Marketing Companies, have been fully and properly paid, withheld, accrued or recorded.

        Section 3.16. Intellectual Property Matters. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) The SPAR Disclosure Letter sets forth all patents, trademarks, trade names, service marks, copyrights, software, material trade secrets or material know-how owned or used in any material respect by any SPAR Marketing Company in the conduct of its business (the "SPAR Intellectual Property"), excluding, however, all readily commercially available software programs licensed to a SPAR Marketing Company (for example, without limitation, Windows, Windows NT, MS Word, MS Excel, and MS Explorer) ("Commercial Software"), which Commercial Software need not be set forth on such schedule. All of the SPAR Intellectual Property is (or will be as of the Effective Time) owned by or licensed to STM or one of the SPAR Marketing Companies free and clear of any liens (except insofar as a license or the restrictions thereunder may constitute a lien, and except for the SPAR Trademark Licenses and the Business Manager Agreement). At or before the Closing, (i) SIT and SMS will enter into non-exclusive perpetual royalty free licenses with STM respecting their use of the name "SPAR" and certain other trademarks and related rights owned or to be owned by STM (the "SPAR Trademark Licenses") such agreement to be substantially in the form attached as Exhibit C hereto, and (ii) SMF, SMS and SIT will enter into a Software Ownership Agreement with respect to the Internet job scheduling software (called "Business Manager") jointly developed and owned by them, such agreement to be substantially in the form attached as Exhibit D hereto (the "Business Manager Agreement").

        (b) There are no ongoing royalty, commission or similar arrangements, and no licenses, sublicenses or agreements from any SPAR Marketing Company as a licensor, pertaining to the current use of the SPAR Intellectual Property, except as may be applicable under the Commercial Software, the SPAR Trademark Licenses and the Business Manager Agreement.

        (c) No SPAR Marketing Company infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by any other person or entity. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the SPAR Marketing Companies, overtly threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by any SPAR Marketing Company. None of the SPAR Intellectual Property is subject to any outstanding order, decree or judgment. No SPAR Marketing Company has agreed to indemnify any person or entity for or against any infringement of or by the SPAR Intellectual Property. Except for (i) the SPAR Intellectual Property licensed or to be licensed to SMS and SIT by STM, (ii) the common ownership of the software reflected in the Business Manager Agreement, and (iii) the ownership of and director and officer positions in the SPAR Marketing Companies, SGI, SMS, SIT, STM and the SPAR Parties, no present or former employee of any SPAR Marketing Company, and no person or entity other than SGI, SMS, SIT, STM and the SPAR Parties (and the SPAR Principals solely as the officers and shareholders thereof), directly or indirectly owns or has any proprietary, financial or other interest in, in whole or in part, any SPAR Intellectual Property.

        (d) All SPAR Intellectual Property in the form of computer software that is utilized by any SPAR Marketing Company in the operation of its business is capable of processing date data between and within the twentieth and twenty-first centuries or can be rendered capable of processing such data prior to the date necessary to avoid disruption of its business by utilizing the employees of one or more of the SPAR Marketing Companies in the normal course of business and by expenditure of not more than $100,000 in excess of the cost of software purchased for reasons other than the failure of existing software to be capable of such processing.

        Section 3.17. Existing Condition. Except as otherwise set forth in the SPAR Disclosure Letter, since the Interim SPAR Marketing Balance Sheet Date, no SPAR Marketing Company has:

        (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice (including, without limitation, advances under its commitments and lines of credit), the liabilities contemplated under the SPAR Premerger Agreements;

        (b) discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business consistent with past practice (including, without limitation, repayments under its commitments and lines of credit), or failed to pay or discharge when due any liabilities, other than in the ordinary course of business consistent with past practice, or where the obligation is being contested in good faith, and the failure to pay or discharge has not caused and would not be reasonably likely to cause any SPAR Material Adverse Effect;

        (c) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of any SPAR Marketing Company or any interest therein, except for sales and dispositions in the ordinary course of business consistent with past practice, and except for the transactions contemplated under the SPAR Premerger Agreements and this Agreement;

        (d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than (i) in the ordinary course of business (including, without limitation, future advances and floating liens under existing, increased or replacement credit facilities), or (ii) in connection with the financing of the MCI Acquisition;

        (e) made or suffered any early cancellation or termination of any Material SPAR Document (other than in the ordinary course of business with a vendor to a SPAR Marketing Company); or amended, modified or waived any substantial debts or claims held by it under any Material SPAR Document other than in the ordinary course of business;

        (f) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of shares of its capital stock or its other ownership interests;

        (g) suffered any damage, destruction or loss that has had or will have
(i) a SPAR Material Adverse Effect, or (ii) a replacement cost individually or in the aggregate at more than $100,000;

        (h) suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

        (i) suffered any material adverse change in the business, operations, properties, assets or financial condition of the SPAR Marketing Companies taken as a whole;

        (j) received notice or had knowledge of any actual or overtly threatened organized or coordinated labor trouble, strike or other similar occurrence, event or condition of any similar character that has had or would be reasonably likely to have a SPAR Material Adverse Effect;

        (k) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees are entitled (in each case other than increases in salaries or other compensation in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a SPAR Material Adverse Effect);

        (l) changed any of the accounting principles followed by it or the methods of applying such principles, other than the contemplated change for certain of the SPAR Marketing Companies from "subchapter s" status to "subchapter c" status for federal income tax purposes (to be effected shortly before the Effective Time) and other changes in implementing the SPAR Premerger Transactions;

        (m) except as contemplated by the SPAR Premerger Agreements or this Agreement, entered into any transaction other than in the ordinary course of business consistent with past practice;

        (n) except as contemplated by the SPAR Premerger Agreements or this Agreement, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

        (o) agreed to take any of the actions referred to above.

        Section 3.18. Books of Account. Except as otherwise set forth in the SPAR Disclosure Letter: (a) the books, records and accounts of each SPAR Marketing Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such SPAR Marketing Company; and
(b) no SPAR Marketing Company has engaged in any transaction, maintained any bank account or used any of the funds of such SPAR

Marketing Company except for transactions, bank accounts and funds that have been and are fairly reflected in the normally maintained books and records of the business.

        Section 3.19. Environmental Matters. Except as otherwise set forth in the SPAR Disclosure Letter:

        (a) Each SPAR Marketing Company has secured, and is in compliance in all material respects with, all Environmental Permits (as such term is defined below), with respect to any premises on which its business is operated. Each SPAR Marketing Company is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined).

        (b) As used herein: (i) "Environmental Laws" shall mean any and all treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release (as defined below) or overtly threatened Release of or exposure to Hazardous Substances (as such term is defined below), including, CERCLA (as such term is defined below), the Resource Conservation and Recovery Act. 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C.
Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder; (ii) "Release" shall mean any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure); (iii) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.; (iv) "Hazardous Substances" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials; and (v) the term "Environmental Permits" means all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws.

        (c) No SPAR Marketing Company has: (x) received any written communication from any Governmental Entity that alleges that any SPAR Marketing Company is not in compliance in any material respect with any Environmental Laws or Environmental Permits; (y) entered into or agreed to any court decree or order, and no SPAR Marketing Company is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law in any material respect; or (z) received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening. No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the SPAR Marketing Companies, overtly threatened to or against any material assets or properties of any SPAR Marketing Company pursuant to any Environmental Law.

        (d) To the knowledge of the SPAR Marketing Companies: (i) there has been no unlawful treatment, storage, disposal or release by any SPAR Marketing Company or any of its representatives of any Hazardous Substance on any SPAR Premises; (ii) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any SPAR Premises; (iii) there are no aboveground storage tanks located on or underground storage tanks located within any SPAR Premises; (iv) each aboveground storage tank formerly located on or underground storage tank formerly located within any SPAR Premises (if any) have been removed in accordance with all Environmental Laws and no residual contamination from any Hazardous Substance, if any, remains at such sites in excess of applicable standards under Applicable Law; (v) there are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment located on or under any SPAR Premises, and there are no such articles, containers or equipment containing leaking PCBs; and
(vi) there is no asbestos containing material not contained in a manner reasonably acceptable under Applicable Law in any material respect located on or under any SPAR Premises.

        Section 3.20. No Illegal Payments. No SPAR Marketing Company and, to the knowledge of the SPAR Marketing Companies, no affiliate, officer, agent or employee of any SPAR Marketing Company, has directly or indirectly on behalf of or with respect to any SPAR Marketing Company during the past five years, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services that were unlawful in any material respect for such Person to make or provide or for the recipient to receive, (c) received any payment or services that were unlawful in any material respect for the payer or the provider of such services to make or provide, or (d) made any payment to any person or entity, or agent or employee thereof, in connection with any SPAR Contract to induce such person or entity to enter into such SPAR Contract that were unlawful in any material respect for the payer to make or provide or the recipient to receive. No SPAR Marketing Company has during the past five years,
(i) had any transactions or payments not recorded in their accounting books and records in accordance with GAAP in any material respect, or (ii) had any off-book bank or cash accounts or "slush funds" related to any SPAR Marketing Company.

        Section 3.21. Brokers. The SPAR Disclosure Letter lists all investment banking fees, finders' fees, brokers' commissions and similar payments which any SPAR Marketing Company or (to the knowledge of any SPAR Marketing Company) any SPAR Principal has paid or will be obligated to pay in connection with the transactions contemplated by the SPAR Premerger Agreements or this Agreement.

        Section 3.22. No Misrepresentation by the SPAR Marketing Companies. The representations and warranties of the SPAR Marketing Companies made or contained in this Agreement (whether with respect to any SPAR Marketing Company or otherwise), and the information contained in the SPAR Disclosure Letter and the other certificates, schedules and documents furnished by or on behalf of any SPAR Marketing Company in connection with the transactions contemplated by this Agreement (whether with respect to any SPAR Marketing Company or otherwise), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PIA PARTIES

        Except as otherwise disclosed in that certain letter of even date herewith delivered to the SPAR Parties prior to the execution hereof (which letter shall contain appropriate references and cross references to identify the Sections hereof to which the information in such letter relates) (the "PIA Disclosure Letter"), each PIA Party, jointly and severally, represents and warrants to the SPAR Parties as follows:

        Section 4.01. Corporate Existence. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) Each PIA Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. PIA Delaware has no subsidiaries other than PIA California. The PIA Disclosure Letter sets forth a complete list of the subsidiaries of PIA California (individually, a "PIA Subsidiary" and collectively, the "PIA Subsidiaries") and the owner of each.

        (b) Each PIA Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. PIA Delaware, PIA California, and the PIA Subsidiaries are sometimes collectively referred to individually as a "PIA Company" and collectively as the "PIA Companies".

        (c) Each PIA Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition of the PIA Companies taken as a whole (a "PIA Material Adverse Effect").

        (d) As of the date of this Agreement, except to the extent it is the sole stockholder of another PIA Company, no PIA Company owns, of record or beneficially, or controls, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity or is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

        Section 4.02. Authorization and Enforceability. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) Each PIA Party has the corporate power , authority and legal right to execute, deliver and perform this Agreement and the other Merger Documents to which it is a party.

        (b) The execution, delivery and performance of this Agreement and each of the other Merger Documents by each PIA Party (to the extent it is a party thereto) have been duly authorized by all necessary corporate action and no further corporate action on the part of any PIA Party is necessary to authorize this Agreement or any other Merger Document to which it is a party or the performance of the transactions contemplated hereby or thereby; provided however, that the issuance of the shares of PIA Delaware Stock pursuant to
Section 2.01(a) (the "Share Issuance") (i) must be approved by the stockholders of PIA Delaware in accordance with Rule 4310(c)(25) of The Nasdaq Stock Market (the "Nasdaq Rules") and (ii) cannot be effected prior to the approval of the Proposed PIA Certificate of Amendment (as defined in Section 4.03(b) hereof) by the stockholders of PIA Delaware as required by the General Corporation Law of the State of Delaware (the "DGCL").

        (c) This Agreement has been duly executed and delivered on behalf of each PIA Party and constitutes a legal, valid and binding obligation of each PIA Party, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions.

        Section 4.03. Capital Stock of the PIA Parties. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) As of the date of this Agreement, the authorized capital stock of PIA Delaware consists of (i) 15,000,000 shares of PIA Delaware Stock, of which 5,478,458 shares are issued and outstanding and fully paid and non assessable, and (ii) 3,000,000 shares of preferred stock, $0.01 par value per share, of which none have been issued or are outstanding. All of the issued and outstanding shares of capital stock of PIA California are owned beneficially and of record by PIA Delaware, all of the issued and outstanding shares of capital stock of each of the PIA Subsidiaries are owned beneficially and of record by PIA California, and all such shares of capital stock are free and clear of all Restrictions and have been validly issued and are fully paid and nonassessable.

        (b) The Board of Directors of PIA Delaware (the "PIA Delaware Board")
(i) has authorized and approved the adoption of an amendment to PIA Delaware's certificate of incorporation in the form annexed hereto as Exhibit E (together with such changes as may be made therein in accordance with the PIA Delaware Board's approval, but subject to the consent of the SPAR Parties, the "Proposed PIA Certificate of Amendment"), which (among other things) provides for an increase in the authorized number of shares of PIA Delaware Stock to 47,000,000 shares and changes the name of PIA Delaware to "SPAR GROUP, INC." (or such other name as the Parties may mutually agree prior to the mailing of the PIA Proxy Materials) and deletes Article Tenth containing the prohibition against actions by stockholders without a meeting, and (ii) has directed that the Proposed PIA Certificate of Amendment be submitted to PIA Delaware's stockholders at the PIA Stockholders Meeting (as such term is defined in Section 5.01). Upon the approval of the Proposed PIA Certificate of Amendment by the stockholders of PIA Delaware as required by the DGCL and the filing thereof with the Secretary of State of the State of Delaware, the shares of PIA Delaware Stock to be issued in connection with the Merger will be duly authorized and, when issued as contemplated hereby at and after the Effective Time, will be validly issued, fully paid and nonassessable and free of all Restrictions.

        (c) The PIA Disclosure Letter sets forth a complete list of all outstanding rights, subscriptions, warrants, calls, convertible securities, unsatisfied preemptive rights, options or other agreements or arrangements of any kind pursuant to which any PIA Company may be required to issue any of its authorized but unissued capital stock. No PIA Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any outstanding shares of capital stock or to pay any dividend or make any distribution in respect thereto. The PIA Delaware Board has approved the adoption of the PIA Special Purpose Plan, a copy of which is annexed hereto as Exhibit B, pursuant to which the Substitute Options will be issued as provided in Section 2.04 hereof. The PIA Delaware Board has also approved an amendment and restatement of the PIA 1995 Stock Option Plan, a copy of which is annexed hereto as Exhibit F (together with such changes as may be made therein in accordance with the PIA Delaware Board's approval, but subject to the consent of the SPAR Parties, the "Proposed Plan Amendment"), that would (among other things) increase the number of shares of Common Stock issuable upon the exercise of options granted thereunder from 1,300,000 shares to 3,500,000 shares, subject to the consummation of the Merger.

        Section 4.04. No Violations. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) The execution, delivery and performance of this Agreement by the PIA Parties do not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person under (i) any existing Applicable Law to which any PIA Company is subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Entity that is applicable to any PIA Company (each a "PIA Court Order"), (iii) the charter documents of any PIA Company, or (iv) any PIA Contract, PIA Realty Lease, material PIA Personalty Lease or other material mortgage, indenture, agreement, contract, commitment, lease, permit, plan, authorization, instrument or document to which any PIA Company is a party, by which any PIA Company has any rights or by which any of the properties or assets of any PIA Company is bound or subject (each a "Material PIA Document").

        (b) The execution, delivery and performance of this Agreement by each PIA Party (to the extent it is a party thereto) will not be reasonably likely to result in (A) any termination, cancellation or acceleration of any Material PIA Document or (B) termination, modification or other change in any material respect of the existing rights and obligations of any PIA Party under such Material PIA Document.

        (c) No PIA Company, and to the knowledge of each PIA Party, no other party thereto, is in default in any material respect under any Material PIA Document, and to the knowledge of each PIA Party, no event has occurred that with the giving of notice or lapse of time (or both) would constitute such a default.

        (d) Other than the filing of a pre-merger notification report under the HSR Act and in connection with or in compliance with the provisions of the Securities Act and the Exchange Act, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by any PIA Party and the performance of the transactions contemplated hereunder .

        Section 4.05. Financial Statements. Except as otherwise disclosed in the PIA Disclosure Letter: PIA Delaware has delivered to the SPAR Parties copies of the consolidated balance sheets of the PIA Companies at December 31, 1998 (the "PIA Balance Sheet Date"), and December 31, 1997, and the related consolidated statements of income, cash flows and changes in stockholder's equity for the fiscal years then ended, together with the report of Deloitte & Touche LLP thereon (the "PIA Financial Statements"). The PIA Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the consolidated financial position and the consolidated results of operations of the PIA Companies as of the dates and for the periods indicated.

        Section 4.06. Permits. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) Each PIA Company owns, holds, possesses or lawfully uses in the operation of its business all governmental franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations that are necessary for it to conduct its business as now conducted in all material respects or for the ownership and use of the material assets owned or used by such PIA Company in the conduct of its business (each a "PIA Permit" and collectively the "PIA Permits").

        (b) Each PIA Permit is valid and in full force and effect and no PIA Permit will be terminated or impaired in any material respect or become terminable as a result of the Merger or any other transaction contemplated by this Agreement.

        Section 4.07. Real and Personal Property. Except as otherwise set forth in the PIA Disclosure Letter:

        (a) All buildings, leasehold improvements, structures, facilities, and fixtures used in any material respect by any PIA Company in the conduct of its business (limited in the case of leased property to the primary demised premises) (each a "PIA Premises") (i) are leased by a PIA Party pursuant to a valid lease (each a "PIA Realty Lease" and collectively the "PIA Realty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) used in compliance in all material respects with all Applicable Laws and authorizations relating to their construction (limited to tenant improvements in the case of leased property), use and operation. A list of all PIA Realty Leases is set forth in the PIA Disclosure Letter. No PIA Company owns any real estate.

        (b) All items of equipment and other tangible property and assets used in any material respect by any PIA Company in the conduct of its business (i) are either (A) owned by a PIA Company, or (B) leased by a PIA Company pursuant to a valid lease (each a "PIA Personalty Lease" and collectively the "PIA Personalty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) comply in all material respects with all Applicable Laws and authorizations relating to their use and operation. A list of all PIA Personalty Leases is set forth in the PIA Disclosure Letter.

        Section 4.08. Contracts and Commitments. The PIA Disclosure Letter sets forth an accurate, correct and complete list of all material agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of each PIA Company (the "PIA Contracts"), to which any PIA Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

        (a) agreement, contract, commitment or other legally binding arrangement with any present or former (within the past two years) officer, employee or material consultant involving annual salaries or minimum annual payments of $100,000 or more (excluding normal salesmen's commissions);

        (b) agreement, contract, commitment or other legally binding arrangement for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more (other than those that may be terminated without penalty);

        (c) agreement, contract, commitment or other legally binding arrangement to sell or supply products or to perform services involving in any one case $100,000 or more (other than those that may be terminated without penalty);

        (d) agreement, contract, commitment or other legally binding arrangement continuing over a period of more than twelve months from the date hereof and requiring more than $100,000 in annual payments by a PIA Company;

        (e) sales representative, sales agency or similar agreement, contract, commitment or other legally binding arrangement with any Person not under the employ, control or direction of a PIA Company;

        (f) agreement, contract, commitment or other legally binding arrangement containing, a provision to indemnify any person or entity or assume any tax, environmental or other non-ordinary course liability;

        (g) agreement, contract, commitment or other legally binding arrangement with any Governmental Entity (other than a PIA Permit);

        (h) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract for the borrowing or lending of money, or any guarantee, pledge or undertaking of or credit support for the indebtedness of any other person by any PIA Company;

        (i) agreement, contract, commitment or other legally binding arrangement for any charitable or political contribution;

        (j) agreement, contract, commitment or other legally binding arrangement for any capital expenditure or leasehold improvement in excess of $100,000;

        (k) agreement, contract, commitment or other legally binding arrangement limiting or restraining: (i) any PIA Company or any successor thereto from engaging in the businesses of the SPAR Parties or PIA Parties post Merger (other than any customer contract not in excess of $100,000 that may contain such a prohibition with respect to the performance of services for the customer's competitors); or (ii) to the knowledge of any PIA Delaware or PIA California, any employee of any PIA Company from engaging in or competing with the businesses of the SPAR Parties or PIA Parties post Merger on behalf of the Parties; or

        (l) agreement, contract, commitment or other legally binding arrangement of any PIA Company not made in the ordinary course of business (other than as would have been disclosable in one of the preceding clauses but for the amount or term thereof).

in each case excluding the PIA Realty Leases, the PIA Personalty Leases and this Agreement (which are not intended, and shall not be deemed or construed, to be PIA Contracts). Each of the PIA Contracts is valid and enforceable in all material respects, except as may be limited by the Bankruptcy Exceptions. No PIA Company is nor has ever been a party to any contract with any Governmental Entity subject to retroactive price redetermination or renegotiation.

        Section 4.09. Insurance. Except as otherwise disclosed in the PIA Disclosure Letter: (a) the assets, properties and operations of each PIA Company are insured under various policies of general liability, workers' compensation and other forms of insurance in amounts which are adequate in the judgment of the PIA Companies in relation to the business and assets of such PIA Company;
(b) all such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received and to the knowledge of the PIA Companies with respect to any such policy, and there is no existing default or event that with the giving of notice or lapse of time (or both) would constitute a material default under any such policy; and (c) no PIA Company has been refused any insurance, nor has any Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

        Section 4.10. Employees. Except as otherwise disclosed in the PIA Disclosure Letter: (a) there have not been in the past five years and, to the knowledge of the PIA Parties, there are not pending, any organized or coordinated labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (b) there are and have been no unresolved material violations of any laws of any Governmental Entity respecting the employment of any employees; (c) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the PIA Parties, overtly threatened that would be reasonably likely to be brought or filed with the National Labor Relations Board or similar body in any foreign country; (d) the PIA Disclosure Letter describes each collective bargaining agreement which covers any employees of any PIA Company; and (e) each PIA Company has paid or properly accrued in accordance with GAAP in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

        Section 4.11. Employee Benefit Plans and Arrangements. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) The PIA Disclosure Letter sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees, consultants or directors of any PIA Company (a "PIA Benefit Plan"). ERISA, Benefit Plan, Welfare Plan, Pension Plan and Commonly Controlled Entity are defined in Section 3.11.

        (b) Each PIA Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements applicable to such PIA Benefit Plan. Each PIA Benefit Plan that is a Pension Plan (a "PIA Pension Plan") and that is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the PIA Parties, no condition exists or has occurred that would adversely affect any such determination. Neither any PIA Benefit Plan nor any PIA Company, nor to the knowledge of any PIA Company any Commonly Controlled Entity of any PIA Company or any trustee or agent of any PIA Benefit Plan, has been or is presently engaged in any prohibited transactions as defined by
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which would be reasonably likely to subject any PIA Company to a material amount of tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA. To the knowledge of the PIA Companies, there is no event or condition existing that would be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived. To the knowledge of the PIA Parties, no condition exists that would be reasonably likely to subject any PIA Company to a material amount of penalty under Section 4071 of ERISA.

        (c) Neither any PIA Company nor any Commonly Controlled Entity of any PIA Company is or has ever been party to any "'multi-employer plan," as that term is defined in Section 3(37) of ERISA. True and correct copies of (i) the most recent annual report (Form 5500 series) and any attached schedules for each PIA Benefit Plan (if any such report was required by applicable law), (ii) the most recent summary plan description for each PIA Benefit Plan and (iii) the most recent determination letter issued by the Internal Revenue Service for each PIA Pension Plan have been provided to the SPAR Parties.

        (d) With respect to each PIA Benefit Plan, there are no actions. suits or claims (other than routine claims for benefits in the ordinary course or relating to qualified domestic relations orders within the meaning of Section 414(p) of the Code) pending or, to the knowledge of the PIA Parties, overtly threatened against any PIA Benefit Plan, any PIA Company, any Commonly Controlled Entity of any PIA Company or any trustee or agent of any PIA Benefit Plan, nor to the knowledge of the PIA Parties is there any reasonable basis for such claims.

        (e) With respect to each PIA Benefit Plan to which any PIA Company or any Commonly Controlled Entity of any PIA Company is a party which constitutes a group health plan subject to Section 4980B of the Code, each such PIA Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code. There is no outstanding material liability (except for premiums that have not become overdue) or other accrued but unpaid obligations under Title IV of ERISA with respect to any PIA Pension Plan and no condition exists that would be reasonably expected to result in any PIA Company incurring a material liability under Title IV of ERISA, either directly or with respect to any Commonly Controlled Entity of any PIA Company. All premiums payable to the PBGC have been paid when due. Neither the PBGC nor any PIA Company nor any Commonly Controlled Entity of any PIA Company has instituted proceedings to terminate any PIA Pension Plan that is subject to Title IV of ERISA and the PBGC has not informed any PIA Company of its intent to institute proceedings to terminate any such plan. Full payment has been made of all amounts that any PIA Company or any Commonly Controlled Entity of any PIA Company was required to have paid as a contribution to any PIA Pension Plan that is subject to Title IV of ERISA (with applicability determined as of the last day of the most recent fiscal year of each of the PIA Pension Plans ended prior to the date of this Agreement), and none of any PIA Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such PIA Pension Plan ended prior to the date of this Agreement.

        (f) To the knowledge of the PIA Parties, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each PIA Pension Plan that is a defined benefit pension plan (as set forth in the actuarial report for such PIA Pension Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to the SPAR Parties. Based on such actuarial assumptions, as of the PIA Balance Sheet Date, the fair market value of the assets or properties held under each such PIA Pension Plan exceeds the actuarially determined present value of all accrued benefits of such PIA Pension Plan (whether or not vested) determined on an ongoing basis. Each PIA Benefit Plan is, and its administration is and at all times has been in substantial compliance with, and no PIA Company has received any claim or notice that any such PIA Benefit Plan is not in substantial compliance with, its terms and all Applicable Laws, including without limitation, to the extent applicable, the requirements of ERISA and the Code. No PIA Company and no Commonly Controlled Entity of any PIA Company is in default in any material respect in performing any of its contractual obligations under any PIA Benefit Plan or any related trust agreement or insurance contract. There are no material outstanding liabilities of any PIA Benefit Plan other than liabilities for benefits to be paid to participants in such PIA Benefit Plan and their beneficiaries in accordance with the terms of such PIA Benefit Plan. Each PIA Benefit Plan may be amended or modified or terminated by the applicable PIA Company or a Commonly Controlled Entity of a PIA Company at any time without liability except under any defined pension benefit plan. No PIA Benefit Plan other than a PIA Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

        (g) The consummation of the transactions contemplated by this Agreement will not (A) entitle any employee of any PIA Company to severance pay, unemployment compensation or any other payment or benefit; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by any PIA Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

        (h) With respect to each PIA Benefit Plan that is funded wholly or partially through an insurance policy, all material amounts of premiums required to have been paid to date under the insurance policy have been paid, all material amounts of premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material amount of liability of any PIA Company or any Commonly Controlled Entity of any PIA Company under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

        (i) Each PIA Benefit Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(i) of ERISA, for which contributions are claimed by any PIA Company or any Commonly Controlled Entity of any PIA Company as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists or has occurred which would adversely affect any such determination. No PIA Company has any Benefit Plan outside of the United States.

        (j) No PIA Company has any Benefit Plan outside of the United States.

        (k) All persons classified by any PIA Company as independent contractors or leased employees within the meaning of Section 414(n) of the Code ("PIA Leased Employees") satisfy and have at all times satisfied the requirements of applicable law to be so classified. Each PIA Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No PIA Company has any obligation to provide benefits with respect to such independent contractors or PIA Leased Employees under any PIA Benefit Plan or otherwise.

        Section 4.12. Compliance with Law. Except as otherwise disclosed in the PIA Disclosure Letter, each PIA Company has complied in all material respects with each, and is not in violation in any material respect of, any Applicable Law to which such PIA Company's business, operations, assets or properties are subject.

        Section 4.13. Transactions With Affiliates. Except as otherwise disclosed in the PIA Disclosure Letter, no stockholder and no director, officer or employee of any PIA Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any material business, corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement, commitment or legally binding arrangement with such PIA Company; and (b) the PIA Disclosure Letter includes a complete list as of the date hereof of all material amounts owed by any PIA Company to any PIA officer, director (other than salary and expense reimbursements in the normal course) or affiliate or owed to any PIA Company by any PIA officer, director or affiliate.

        Section 4.14. Litigation. Except as otherwise disclosed in the PIA Disclosure Letter: (a) no litigation, including any arbitration, investigation or other proceeding of or before any Governmental Entity is pending (or to the knowledge of the PIA Parties) overtly threatened against any PIA Company, other than litigation that (i) is not reasonably likely to be adversely determined or
(ii) if reasonably likely to be adversely determined, would not be reasonably likely to have, individually or in the aggregate with other such litigation, a PIA Material Adverse Effect; and (b) no PIA Company is a party to or subject to the provisions of any PIA Court Order.

        Section 4.15. Taxes. Except as otherwise disclosed in the PIA Disclosure
Letter:

        (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by any PIA Company (the "PIA Tax Returns") with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such PIA Tax Returns are required to be filed, and all such PIA Tax Returns are true, complete and correct in all material respects and properly reflect the liabilities of the PIA Companies for Taxes for the periods, property or events covered thereby.

        (b) All Taxes, including (without limitation) those called for by the PIA Tax Returns, required to be paid or withheld by any PIA Company and any deficiency assessments, penalties and interest for which a notice of assessment has been received (other than as may have been settled and paid in full in accordance therewith) and other than those being contested, if any, as set forth in the PIA Disclosure Letter, have been timely paid or withheld.

        (c) The accruals for Taxes contained in the PIA Financial Statements for the Tax liabilities of the PIA Companies have been made in accordance with GAAP as of that date and include adequate provision under GAAP for all deferred Taxes (other than necessary increments due to the passage of time).

        (d) No PIA Company is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and no PIA Company has assumed any Tax liability of any other person or entity under contract. No PIA Company has received any notice of assessment or proposed assessment in connection with any PIA Tax Returns other than as may have been settled and paid in full in accordance therewith, and there are no pending tax examinations of or material tax claims asserted against any PIA Company or any of its assets or properties. No PIA Company has extended or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately, following the Effective Time there will be no liens (other than any lien for Taxes not yet overdue and payable) on any of the assets or properties of any PIA Company relating, to or attributable to Taxes. To the knowledge of the PIA Parties, there is no reasonable basis for the assertion of any claim relating to or attributable to Taxes that, if adversely determined, would result in any lien on the assets of any PIA Company or otherwise have a PIA Material Adverse Effect.

        (e) None of the PIA Companies has any knowledge of any reasonable basis for any additional assessment of any Taxes for any period ending on or before the Closing Date (other than increased Taxes based upon increased business units, business sites, payroll, profits or other taxable attribute relating to an expanding enterprise prior to the Closing Date). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the PIA Companies have been fully and properly paid, withheld, accrued or recorded.

        Section 4.16. Intellectual Property Matters. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) The PIA Disclosure Letter sets forth all patents, trademarks, trade names, service marks, copyrights, software, material trade secrets or material know-how owned or used in any material respect by any PIA Company in the conduct of its business (the "PIA Intellectual Property"), excluding, however, all Commercial Software, which Commercial Software need not be set forth on such schedule. All of the PIA Intellectual Property is owned by or licensed to one of the PIA Companies free and clear of any liens (except insofar as a license or the restrictions thereunder may constitute a lien).

        (b) There are no ongoing royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, from any PIA Company as licensor, pertaining to the current use of the PIA Intellectual Property, except as may be applicable under the Commercial Software.

        (c) No PIA Company infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by any other person or entity. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the PIA Parties, overtly threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by any PIA Company. None of the PIA Intellectual Property is subject to any outstanding order, decree or judgment. No PIA Company has agreed to indemnify any person or entity for or against any infringement of or by the PIA Intellectual Property. No present or former employee of any PIA Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which any PIA Company owns, possesses or uses in its operations as now or heretofore conducted.

        (d) All PIA Intellectual Property in the form of computer software that is utilized by any PIA Company in the operation of its business is capable of processing date data between and within the twentieth and twenty-first centuries or can be rendered capable of processing such data prior to the date necessary to avoid disruption of its business by utilizing the employees of one or more of the PIA Companies in the normal course of business and by expenditure of not more than $100,000 in excess of the cost of software purchased for reasons other than the failure of existing software to be capable of such processing.

        Section 4.17. Existing Condition. Except as otherwise disclosed in the PIA Disclosure Letter, since the PIA Balance Sheet Date, no PIA Company has:

        (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice;

        (b) discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, other than in the ordinary course of business consistent with past practice, or where the obligation is being contested in good faith, and the failure to pay or discharge has not caused and would not be reasonably likely to cause any PIA Material Adverse Effect;

        (c) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of any PIA Company or any interest therein, except for sales and dispositions in the ordinary course of business consistent with past practice and except for the transactions contemplated under this Agreement;

        (d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever other than in the ordinary course of business (including, without limitation, future advances and floating liens under existing or replacement credit facilities);

        (e) made or suffered any early cancellation or termination of any Material PIA Document (other than in the ordinary course of business with a vendor to a PIA Company); or amended, modified or waived any substantial debts or claims held by it under any Material PIA Document other than in the ordinary course of business;

        (f) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any shares of its capital stock or its other ownership interests;

        (g) suffered any damage, destruction or loss that has had or will have
(i) a PIA Material Adverse Effect, or (ii) a replacement cost individually or in the aggregate at more than $100,000;

        (h) suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

        (i) suffered any material adverse change in the business, operations, properties, assets or financial condition of the PIA Parties taken as a whole;

        (j) received notice or had knowledge of any actual or overtly threatened organized or coordinated labor trouble, strike or other similar occurrence, event or condition of any similar character that has had or would be reasonably likely to have a PIA Material Adverse Effect;

        (k) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees are entitled (in each case other than increases in salaries or other compensation in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a PIA Material Adverse Effect);

        (l) changed any of the accounting principles followed by it or the methods of applying such principles;

        (m) except as contemplated by this Agreement, entered into any transaction other than in the ordinary course of business consistent with past practice;

        (n) except as contemplated by this Agreement, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

        (o) agreed to take any of the actions referred to above.

        Section 4.18. Books of Account. Except as otherwise disclosed in the PIA Disclosure Letter: (a) the books, records and accounts of each PIA Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such PIA Company; and (b) no PIA Company has engaged in any transaction, maintained any bank account or used any of the funds of such PIA Company except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the business.

        Section 4.19. Environmental Matters. Except as otherwise disclosed in the PIA Disclosure Letter:

        (a) Each PIA Company has secured, and is in compliance in all material respects with, all Environmental Permits, with respect to any premises on which its business is operated. Each PIA Company is in compliance in all material respects with all applicable Environmental Laws.

        (b) No PIA Party has (x) received any written communication from any Governmental Entity that alleges that any PIA Company is not in compliance in any material respect with any Environmental Laws or Environmental Permits; (y) entered into or agreed to any court decree or order, and no PIA Company is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law in any material respect; (z) received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening. No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the PIA Parties, overtly threatened to or against any assets or properties of any PIA Company pursuant to any Environmental Law.

        (c) To the knowledge of the PIA Companies: (i) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any PIA Premises; (ii) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any PIA Premises; (iii) there are no aboveground storage tanks located on or underground storage tanks located within any PIA Premises; (iv) each aboveground storage tank formerly located on or underground storage tank formerly located within any PIA Premises (if any) have been removed in accordance with all Environmental Laws and no residual contamination from any Hazardous Substance, if any, remains at such sites in excess of applicable standards under Applicable Law; (v) there are no PCBs leaking from any article, container or equipment located on or under any PIA Premises and there are no such articles, containers or equipment containing leaking PCBs; and (vi) there is no asbestos containing material not contained in a manner reasonably acceptable under Applicable Law in any material respect located on or under any PIA Premises.

        Section 4.20. No Illegal Payments. Except as otherwise disclosed in the PIA Disclosure Letter: (a) no PIA Company and, to the knowledge of the PIA Parties, no affiliate, officer, agent or employee of any PIA Company, has directly or indirectly on behalf of or with respect to any PIA Company during the past five years, (i) made any unlawful domestic or foreign political contributions, (ii) made any payment or provided services that were unlawful in any material respect for such Person to make or provide or for the recipient to receive, (iii) received any payment or services that were unlawful in any material respect for the payer to make or provide, or (iv) made any payment to any person or entity, or agent or employee thereof, in connection with any PIA Contract to induce such person or entity to enter into such PIA Contract that were unlawful in any material respect for the payer to make or provide or the recipient to receive; and (b) no PIA Company has during the past five years (i) had any transactions or payments not recorded in their accounting books and records in accordance with GAAP , or (ii) had any off-book bank or cash accounts or "slush funds" related to any PIA Company.

        Section 4.21. Brokers. The PIA Disclosure Letter lists all investment banking fees, finders' fees, brokers' commissions and similar payments which any PIA Company has paid or will be obligated to pay in connection with the transactions contemplated by this Agreement.

        Section 4.22. SEC Filings. PIA Delaware has delivered to the SPAR Parties true and complete copies of (i) PIA Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "PIA 10- K") as filed with the Securities and Exchange Commission (the "Commission"), (ii) PIA's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and October 2, 1998, and (iii) PIA's proxy statement relating to the annual meeting of its stockholders held on May 12, 1998 (collectively, the "PIA SEC Filings"). As of the respective times such documents were filed or, as applicable, became effective, the PIA SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.23. No Misrepresentation by the PIA Parties. The representations and warranties of the PIA Parties made or contained in this Agreement (whether with respect to any PIA Company or otherwise), and the information contained in the PIA Disclosure Letter and the other certificates, schedules and documents furnished by or on behalf of any PIA Party in connection with the transactions contemplated by this Agreement (whether with respect to any PIA Company or otherwise), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

        Section 4.24. Board Action; Opinion of Financial Advisor. The PIA Delaware Board has unanimously determined that the transactions contemplated by this Agreement are fair to and in the best interests of PIA Delaware's stockholders and has resolved to recommend in the PIA Proxy Statement the approval by PIA Delaware's stockholders of (i) the Share Issuance, (ii) the Proposed PIA Certificate of Amendment, and (iii) the Proposed Plan Amendment. PIA Delaware has received the opinion of ING Baring Furman Selz LLC, dated the date of this Agreement, substantially to the effect that the Exchange Ratio is fair to PIA Delaware and its stockholders from a financial point of view.

                                    ARTICLE V

                                    COVENANTS

        Section 5.01. PIA Proxy Statement; Stockholders Meeting. As promptly as practicable after the execution of this Agreement, but in no event later than April 8, 1999, PIA Delaware will file with the Commission preliminary proxy materials ("Preliminary Proxy Materials") relating to the solicitation of proxies for a special meeting of PIA Delaware's stockholders (the "PIA Stockholders Meeting") seeking (among other things) stockholder approval of the Share Issuance, the Proposed PIA Certificate of Amendment and the Proposed Plan Amendment. PIA Delaware shall respond promptly to any comments made by the Commission with respect to such preliminary proxy materials and cause a definitive proxy statement (the "PIA Proxy Statement") and proxy to be mailed to its stockholders at the earliest practicable time calling for the PIA Stockholders Meeting at the earliest practicable time. PIA Delaware shall submit the Share Issuance, the Proposed PIA Certificate of Amendment and the Proposed Plan Amendment to its stockholders for approval at the PIA Stockholders Meeting. The PIA Delaware Board shall recommend in the PIA Proxy Statement the approval of (i) the Share Issuance, (ii) the Proposed PIA Certificate of Amendment, and
(iii) the Proposed Plan Amendment by its stockholders. Each SPAR Party and each SPAR Principal will cooperate in the preparation of the PIA Proxy Statement and shall provide PIA Delaware with all information reasonably requested by PIA Delaware for inclusion in the PIA Proxy Statement. The PIA Parties and the SPAR Parties shall use their reasonable best efforts to ensure that the PIA Proxy Statement is not false or misleading with respect to any material fact, and does not omit to state any material fact necessary in order to make the statements therein not misleading. If, at any time prior to the date of the PIA Stockholders Meeting, any event relating to any PIA Company is discovered by any PIA Party that should be set forth in a supplement to the PIA Proxy Statement, such PIA Party will promptly inform the SPAR Parties, and such amendment or supplement shall be promptly filed with the Commission and disseminated to the stockholders of PIA Delaware, to the extent required by applicable law. If, at any time prior to the date of the PIA Stockholders Meeting, any event relating to any SPAR Party is discovered by any SPAR Party that should be set forth in a supplement to the PIA Proxy Statement, such SPAR Party will promptly inform PIA, and such amendment or supplement shall be promptly filed with the Commission and disseminated to the stockholders of PIA Delaware, to the extent required by applicable law.

        Section 5.02. Conduct Prior to the Closing Date.

        (a) Except as otherwise contemplated in the SPAR Disclosure Letter, from and after the date of this Agreement through the Closing Date, each SPAR Party shall, and shall cause each other SPAR Party to, and each PIA Party shall, and shall cause each other PIA Company to, use their respective reasonable best efforts to: (i) conduct their respective businesses in the ordinary course and consistent in all material respects with past practice; (ii) maintain and service their respective properties and assets in order to preserve their value and usefulness in the conduct of their respective business consistent with past practice and commercially reasonable standards; (iii) keep available the services of their current employees and agents and maintain their relations and goodwill with suppliers, customers, distributors and any others with whom or with which they have business relations; (iv) comply in all material respects with all laws, ordinances, rules, regulations and orders; and (v) cause all of the conditions to the consummation of the transactions contemplated by this Agreement to be satisfied on or prior to the Closing Date.

        (b) Without limiting the generality of subsection (a) of this Section, no PIA Party and no SPAR Party shall, without the prior written consent of SAI in the case of any proposed action by a PIA Party, or PIA Delaware in the case of any proposed action by a SPAR Party: (A) enter into any agreement or other legally binding arrangement with respect to the acquisition or proposed acquisition of any other corporation, business or entity, whether by means of an asset purchase, stock purchase, merger or otherwise; (B) except as expressly contemplated by this Agreement or upon the exercise of stock options outstanding on the date hereof, issue or agree to issue, any shares of, or rights of any kind to acquire any shares of its capital stock; (C) increase the compensation payable or to become payable to any officer or director except in accordance with employment agreements or benefit plans in effect on the date hereof and except for increases consistent with past practice; (D) adopt or enter into any bonus, profit sharing, pension, retirement, deferred compensation, employment or other payment or employee compensation plan, agreement or arrangement except for individual employment agreements and arrangements in the ordinary course of business consistent with past practice; (E) make any loan or advance to, or enter into any non-employment contract, lease or commitment with, any officer or director; (F) assume, guarantee, endorse or otherwise become responsible for any material obligations of any other individual, firm or corporation or make any material loans or advances to any individual, firm or corporation (other than pursuant to existing agreements disclosed to the other hereunder); (G) modify or amend in any material respect or take any action to voluntarily terminate any material contract (including, without limitation, in the case of the SPAR Parties, any amendment to any agreement related to the MCI
Acquisition) or any amendment to the Field Service Agreement; (H) waive, release, grant or (ii) for transfers of capital stock by the SPAR Principals to each spouse, child, sibling, lineal descendant or ancestor whether by blood, marriage or adoption, or anyone related by blood, marriage or adoption to such individual, each trust, foundation, partnership, limited liability company or other entity organized for gift or estate planning or other similar purposes, in each case created principally for the benefit of one or more of the foregoing persons, and each custodian or guardian of any property of one or more of the foregoing persons in his capacity as such custodian or guardian (the "Family Members"), or (iii) transfer any rights of material value except (i) in the ordinary course of business or as contemplated under the Reorganization Agreement or this Agreement; (I) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice; (J) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by GAAP; (K) settle or compromise any material federal, state, local or foreign income tax proceeding or audit with respect to such Party; or (L) enter into an agreement to do any of the foregoing.

        Section 5.03. Consummation of the SPAR Reorganization Transactions; SPAR Principal Action. The SPAR Parties shall cause the SPAR Reorganization Transaction to be consummated no later than the Effective Time, in accordance with the terms and provisions of the SPAR Reorganization Agreement and shall cause the SPAR Principals to execute such written consents prior to the mailing of the PIA Proxy Statement as shall be necessary to approve the SPAR Reorganization Transactions and the Merger (the "SPAR Stockholder Action").

        Section 5.04. Access. Each Party (and in the case of the PIA Parties, each PIA Company) shall give the other Party's officers, employees, counsel, accountants and other representatives free and full access to and the right to audit and inspect, during normal business hours with reasonable advance notice, all of the premises, properties, assets, records, contracts and other documents relating to such Party or company and shall permit them to consult with the officers, employees, accountants, counsel and agents of such Party or company for the purpose of making such investigation as the other Party shall desire to make; provided, however, that such investigation shall not unreasonably interfere with any Party's or company's business operations. Each Party (and in the case of the PIA Parties, each PIA Company) shall furnish to the other Party all such documents and copies of documents and records and information with respect to the affairs of such Party or company and copies of any working papers relating thereto as shall from time to time reasonably request. No information or knowledge obtained in any investigation by any Party or any of its representatives or affiliates pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

        Section 5.05. Negotiations. Except in the furtherance of the transactions contemplated hereby, prior to the Closing Date, no PIA Party shall or shall direct and cause its respective directors, officers, employees, representatives or agents to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer, with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in,
(A) the acquisition of a majority of the outstanding equity securities of any PIA Company, (B) the issuance by any PIA Company, in a single transaction or a series of related transactions, of equity securities which would represent upon issuance a majority of the outstanding equity securities of PIA Party, or (C) the acquisition of a majority of the consolidated assets of any PIA Company (any such proposal or offer being hereinafter referred to as an"Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Section shall prohibit the PIA Delaware Board from exercising their respective fiduciary duties by (i) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited bona fide Acquisition Proposal.

        Section 5.06. Press Releases and Other Communications. Except to the extent required by law or by any listing agreement with the Nasdaq Stock Market, no Party shall issue any press release or otherwise making any public statement with respect to any of the transactions contemplated hereby without prior consultation with the other Parties.

        Section 5.07. Third Party Approvals. Prior to the Closing, Date, each Party shall use its best efforts to satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under all SPAR Material Documents and all PIA Material Documents.

        Section 5.08. Notice to Bargaining Agents. Prior to the Closing Date, each Party shall satisfy any requirement for notice of the transactions contemplated by this Agreement under any applicable collective bargaining agreement.

        Section 5.09. Notification of Certain Matters.

        (a) Each Party shall give prompt notice to each other Party of (i) the occurrence or non- occurrence of any event known to such Party which would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder in any material respect.

        (b) Each Party shall have the continuing obligation until the Closing Date to supplement or amend promptly its Disclosure Letter delivered to the other Party group with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to have been set forth or described in such Disclosure Letter (in each case, "Amended Disclosure") in order that the corresponding representation or warranty would not have been untrue in any material respect, which may include supplemental disclosure to a representation or warranty with respect to which no disclosure was made previously. Any Amended Disclosure that would constitute a failure to satisfy the condition precedent set forth in Section 6.02(a), (b) or
(c) or in Section 6.03(a), (b) or (c) shall not be effective unless consented to in the sole discretion of the other Party group (i.e., by SPAR in the case of a failure to satisfy Section 6.02(a), (b) or (c) and by PIA Delaware in the case of a failure to satisfy Section 6.03(a), (b) or (c)). To the extent such consent is obtained, or to the extent the condition precedent is waived on the Closing Date, the Amended Disclosure shall be deemed effective.

        Section 5.10. Closing Net Worth. The SPAR Parties shall use their reasonable best efforts to ensure that the Closing Net Worth (as such term is defined in Section 7.01) is not less than the Target Amount (as such term is defined in Section 7.01(b) hereof).

        Section 5.11. Post Merger Indemnification of Officers and Directors by Parties.

        (a) For a period of six years following the Closing Date, no PIA Party will (or will permit any other PIA Company to) and no SPAR Party will, amend, repeal or limit in any way the provisions limiting the personal liability of any present or former director, officer, employee or agent (and their respective heirs and assigns) of any PIA Company or any SPAR Party (the "Indemnified Parties"), as set forth in the certificate of incorporation or by-laws or such company or party as of the date of this Agreement. In addition, for a period of six years following the Closing Date, the PIA Parties shall, and shall cause each of the other PIA Companies to, indemnify, to the fullest extent permitted by applicable law, (i) the directors of each PIA Company as of the date of this Agreement, (ii) any persons who served as directors of any PIA Company prior to the date of this Agreement, (iii) all officers holding the title of Senior Vice President or any higher office with any PIA Company as of the date of this Agreement, in each case from and against any and all amounts for which an employee may be indemnified under the corporate laws of its state of incorporation. Without limiting the generality of the foregoing, costs and expenses (including reasonable attorney's fees and expenses) incurred by such indemnified person shall be advanced to or on behalf such indemnified person (in advance of any final disposition of such matter) if such indemnified person (A) agrees in writing with the indemnitor to repay all such advances in the event that it is ultimately determined that he or she is not entitled to such indemnification hereunder or under applicable law, and (B) furnishes reasonable documentation with respect to such amounts.

        (b) This Section is expressly intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce the provisions of this Section).

        (c) For a period of six years following the Closing Date, the PIA Parties and the SPAR Parties shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained as of the Closing Date (or substitute policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous in the aggregate) with respect to claims arising from or related to facts or events which occurred at or prior to the Effective Time; provided, however, that no Party shall be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid by such Party as of the date hereof for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, such Party shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

        Section 5.12. Further Assurances. The SPAR Parties shall at any time after the Effective Time, upon request, take such further action and execute such further agreements as may be necessary, desirable or proper to give effect to the intentions of the parties as set forth in Section 6.03(g), (h), (i), (j), and (k).


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

        Section 6.01. Conditions to Each Party's Obligations. The respective obligations of each Party hereunder are subject to the satisfaction (or to the extent permitted by law, the waiver) at or prior to the Closing Date of the following conditions:

        (a) Stockholder Approvals.

            (i) The Proposed PIA Certificate of Amendment shall have been approved at the PIA Stockholders Meeting by the vote of a majority of the outstanding shares of PIA Delaware Stock as required by Section 242 of the DGCL and the Share Issuance shall have been approved at the PIA Stockholder Meeting by the vote of a majority of the total votes cast with respect thereto.

            (ii) The Proposed Agreement and Plan Merger shall have been approved by the vote of a majority of the outstanding shares of PIA Acquisition as required by Section 92A.120 of the NGCL, and PIA Delaware (as the sole shareholder of PIA Acquisition) hereby covenants and agrees that it will vote in favor thereof.

            (iii) The Proposed Agreement and Plan Merger shall have been approved pursuant to the SPAR Principals Action by the vote of a majority of the outstanding shares of SAI Stock as required by Section 92A.120 of the NGCL.

        (b) Filing of the PIA Restated Certificate. The Proposed PIA Certificate of Amendment shall have been duly filed with the Secretary of State of the State of Delaware and become effective.

        (c) HSR. Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

        (d) Nasdaq Approval. The shares of PIA Delaware Stock issuable in connection with the Merger as contemplated by this Agreement shall have been authorized for listing on the Nasdaq Stock Market, upon official notice of issuance, and the existing shares of PIA Delaware Stock shall continue to be traded on such market.

        (e) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

        (f) SPAR Intellectual Property.

            (i) SMF, SMS and SIT shall have entered into the Business Manager Agreement.

            (ii) STM shall have received the assignment of the SPAR trademark registrations in the United States and Canada.

            (iii) STM shall have executed the SPAR Trademark Licenses with the SMS and SIT.

        (g) Indemnity Agreement and Indemnity Escrow Agreement. The PIA Parties and the SPAR Parties shall have executed and delivered the Limited Indemnification Agreement with the SPAR Principals in substantially in the form annexed hereto as Exhibit G with respect to the SMS tax litigation and ADVO matters (the "Limited Indemnification Agreement"); and the Surviving Corporation, the PIA Parties, the SPAR Marketing Companies and Parker Chapin Flattau & Klimpl, LLP (the "Indemnity Escrow Agent"), shall have executed and delivered to the SPAR Principals the Indemnity Escrow Agreement substantially in the form annexed hereto as Exhibit H (the "Indemnity Escrow Agreement").

        Section 6.02. Conditions Precedent to the Obligations of the SPAR Parties. The obligations of the SPAR Parties hereunder are subject to the satisfaction (or waiver) on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the PIA Parties contained in this Agreement (other than as contained in Section 4.17(i) hereof, which is addressed by Section 6.02(c), below) shall be accurate in all material respects as of the Closing Date (other than as a result of (i) any proposed or pending transactions described in the PIA Disclosure Letter and this Agreement or (ii) any adverse change(s) in the overall economy or in the market segments in which such parties do business) as though such representations and warranties had been made as of such time.

        (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by any PIA Party on or before the Closing Date shall have been duty complied with and performed in all material respects.

        (c) No Material Adverse Change. Except as previously disclosed in the PIA Disclosure Letter: no material adverse change in the business, operations, assets, properties or condition (financial or otherwise) of the PIA Companies taken as a whole (a "PIA Material Adverse Change") shall have occurred since December 31, 1998 (other than as a result of adverse change(s) in the overall economy or in the market segments in which such parties do business, and with the understanding that the loss of a single material customer as a result of the announcement of the transactions contemplated by this agreement shall not constitute a PIA Material Adverse Change); and since the PIA Balance Sheet Date the PIA Companies (taken as a whole) shall not have suffered any material uninsured loss or damage to any of its properties or assets that would be reasonably likely to materially affect or impair the ability of the PIA Companies to conduct their business as now conducted or as proposed to be conducted.

        (d) Officer's Certificate. A certificate dated the Closing Date and signed by the President or any Vice President of PIA Delaware shall have been delivered to the SPAR Parties certifying that the conditions specified in the foregoing clauses (a), (b) and (c) have been satisfied.

 (e) Election of Directors. The members of the PIA Delaware Board shall have taken all necessary action to cause the PIA Delaware Board and the PIA California Board, from and after the Effective Time, until duly changed, to be comprised of seven members and to cause the following persons to be elected to serve as the members of the PIA Delaware Board and of the PIA California Board, until the next annual meeting or until their successors shall have been duly elected and qualified: Robert G. Brown, William H. Bartels, Patrick W. Collins, one person nominated by PIA Delaware (the "PIA Nominee") and one person nominated by the SPAR Principals (the "SPAR Nominee") who is reasonably acceptable to PIA Delaware. The PIA Nominee and the SPAR Nominee shall be identified prior to the mailing of the PIA Proxy Statement and named therein. Without limiting the generality of the foregoing, each member of the PIA Delaware Board and each member of the PIA California Board who will not continue in such capacity after the Effective Time, and each member of the Board of Directors of each PIA Subsidiary, shall have delivered to the SPAR Parties a resignation from such Board of Directors dated the Closing Date which shall become effective at the Effective Time.

        (f) Appointment of Officers. The PIA Delaware Board shall have taken all necessary action to cause the following persons to be appointed to the offices indicated as of the Effective Time to serve until their successors shall have been duly elected and qualified:

    Name                                          Office
    ----                                          ------
Robert G. Brown             Chairman, Chief Executive Officer and President
William H. Bartels          Vice Chairman
Terry R. Peets              Vice Chairman
Cathy L. Wood               Chief Financial Officer and Executive Vice President
James R. Ross               Treasurer

        (g) Opinion of Counsel. The SPAR Parties shall have received an opinion from Riordan & McKinzie, counsel for the PIA Companies, dated the Closing Date in form and substance reasonably satisfactory to the SPAR Parties.

        (h) Good Standing Certificates. The PIA Parties shall have delivered to the SPAR Parties certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in each PIA Company's jurisdiction of incorporation and in each state in which each PIA Company is qualified to do business, showing that each PIA Party is in good standing and qualified to do business and that all state franchise and/or income tax returns and taxes for such PIA Party for all periods prior to the dates of such certificates have been filed and paid.

        Section 6.03. Conditions Precedent to the Obligations of the PIA Parties. The obligations of the PIA Parties hereunder are subject to the satisfaction (or waiver) on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the SPAR Parties contained in this Agreement (other than as contained in Section 3.17(i) hereof, which is addressed by Section 6.03(c), below) shall be accurate in all material respects as of the Closing Date (other than as a result of any proposed or pending transactions described in the SPAR Disclosure Letter, this Agreement and the SPAR Premerger Agreements or (ii) any adverse change(s) in the overall economy or in the market segments in which such parties do business) as though such representations and warranties had been made as of such time.

        (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by any SPAR Party on or before the Closing Date shall have been duly complied with and performed in all material respects.

        (c) No Material Adverse Change. Except as previously disclosed in the SPAR Disclosure Letter: no material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the SPAR Parties taken as a whole (a "SPAR Material Adverse Change") shall have occurred since December 31, 1998 (other than as a result of adverse change(s) in the overall economy or in the market segments in which such parties do business, and with the understanding that the loss of a single material customer as a result of the announcement of the transactions contemplated by this agreement shall not constitute a SPAR Material Adverse Change); and since the Interim SPAR Marketing Balance Sheet Date the SPAR Parties (taken as a whole) shall not have suffered any material uninsured loss or damage to their assets and properties that would be reasonably likely to materially affect or impair the ability of the SPAR Parties to conduct their business as now conducted or as proposed to be conducted.

        (d) Certificate of the SPAR Parties. A certificate dated the Closing Date and signed by each SPAR Party shall have been delivered to the PIA Parties certifying that the conditions specified in the foregoing clauses (a), (b) and
(c) have been satisfied.

        (e) Opinion of Counsel. The PIA Parties shall have received an opinion from Parker Chapin Flattau & Klimpl, LLP, counsel to the SPAR Parties and the SPAR Principals, dated the Closing Date, in form and substance reasonably satisfactory to the PIA Parties.

        (f) Good Standing Certificates. The SPAR Parties shall have delivered to the PIA Parties certificates, dated as of a date no earlier than ten days prior to the Closing Date (30 days in the case of separate tax certificates), duly issued by the appropriate governmental authority in each SPAR Party's state of incorporation and in each state in which each SPAR Party is qualified to do business, showing that each SPAR Party is in good standing and qualified to do business and that all state franchise and/or income tax returns and taxes for such SPAR Party for all periods prior to the dates of such certificates have been filed and paid.

        (g) SPAR Principals' and Parties' Mutual Releases. The SPAR Principals shall have delivered to the PIA Parties a mutual release dated the Closing Date releasing each SPAR Party from any and all claims of the SPAR Principals against each such SPAR Party with respect to matters preceding the Closing Date.

        (h) Transfer of Other Assets. All assets and properties currently used by any SPAR Party in the conduct of its business that are not owned (in whole or in part) by, licensed to or leased by a SPAR Party as of the date of this Agreement (if any) shall have been transferred or assigned to a SPAR Party without the payment of any consideration therefor, as evidenced by the certificate of the SPAR Parties and copies of all such assignments (if any).

        (i) Termination of Phantom Stock Plan. PIA Delaware shall have received evidence reasonably satisfactory to it that the SPAR Phantom Stock Plan (the "Phantom Plan") has been terminated and that all obligations of any SPAR Party thereunder have been satisfied in full by the SPAR Parties, without any further recourse to or liability any SPAR Party or the Surviving Corporation thereunder.

        (j) Termination or Separation of SPAR Benefit Plans. PIA Delaware shall have received evidence reasonably satisfactory to it that either (at the option of the SPAR Parties) (i) each SPAR Benefit Plan (A) has been terminated, or (B) has been modified to exclude any employer other than a SPAR Party, or (ii) each non- SPAR Party to a SPAR Benefit Plan shall have entered into a separation, reimbursement and indemnity agreement with such SPAR Party on terms and provisions reasonably acceptable to PIA Delaware providing for the eventual exclusion of such person from the applicable SPAR Benefit Plan.

        (k) Termination of Buy-Sell Agreement. The SPAR Principals shall have amended the Buy-Sell Agreement to terminate its applicability to the stock of any SPAR Party.

                                   ARTICLE VII

                CLOSING NET WORTH; NONSURVIVAL OF REPRESENTATIONS

        Section 7.01. SPAR Closing Net Worth.

        (a) As soon as practicable, but in any event within thirty (30) days following, the Closing Date, PIA Delaware shall cause Ernst & Young LLP to audit the books of SAI and its subsidiaries to determine the SPAR Net Worth (as hereinafter defined) immediately prior to the Merger (the "Closing Net Worth"). "SPAR Net Worth" shall mean the consolidated net worth of SAI and its subsidiaries, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, excluding (i.e., without taking into account) (i) up to $300,000 of non-capitalizable merger transaction charges and other one time expenses, reserves or accruals related to the SPAR Reorganization Transactions or the Merger, and (ii) any tax accruals and similar adjustments necessitated by the SPAR Premerger Transaction.

        (b) Promptly after such calculation of the Closing Net Worth, the Surviving Corporation shall deliver to the SPAR Principals written notice of the Closing Net Worth as so calculated (the "Closing Net Worth Notice"). Following the delivery of the Closing Net Worth Notice, the SPAR Principals shall have the right to review the calculation thereof for a period of thirty (30) days after the delivery of the Closing Net Worth Notice to the SPAR Principals (the "Review Period"). If, the SPAR Principals do not provide PIA Delaware with written objection to the calculation of the Closing Net Worth prior to the expiration of the Review Period, then, (i) to the extent that the Closing Net Worth, as set forth in the Closing Net Worth Notice, is greater than five hundred thousand dollars ($500,000) (the "Target Amount"), no adjustment will be made, and the SPAR Principals will have no further obligations hereunder; and (ii) to the extent the Closing Net Worth, as set forth in the Closing Net Worth Notice, is less than the Target Amount, the SPAR Principals shall pay to PIA Delaware, within five (5) business days after the last day of the Review Period, the amount of such shortfall, such payment obligation to be borne by the SPAR Principals pro rata (44/72 by Mr. Brown and 28/72 by Mr. Bartels), and to be satisfied either (at the election of the SPAR Principals) (A) by wire transfer of immediately available funds to such account as PIA Delaware may designate or
(B) by corresponding reductions in the loans owed to the SPAR Principals from SMCI.

        (c) If the SPAR Principals provide PIA Delaware with written objection (which objection shall specify the basis for such objection in reasonable detail) to the calculation of the Closing Net Worth prior to the expiration of the Review Period, PIA Delaware and the SPAR Principals shall attempt to resolve such dispute through good faith negotiations for a period of at least thirty
(30) days (or such longer period as PIA Delaware and the SPAR Principals may agree). If PIA Delaware and the SPAR Principals cannot resolve such dispute in such period, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to PIA Delaware and the SPAR Principals (the "Independent Accounting Firm"). The Independent Accounting Firm shall make its determination of the Closing Date Net Worth within thirty (30) days of its selection. The determination made by the Independent Accounting Firm shall be final and binding on the parties hereto. The costs of the Independent Accounting Firm shall be borne by PIA Delaware.

        Section 7.02. Survival of Representations and Warranties. If the Merger occurs, the representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall not survive the Merger, but rather shall terminate at the Effective Time.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

        Section 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

        (a) by the mutual written agreement of PIA Delaware and SAI;

        (b) by PIA Delaware, on forty eight (48) hours' written notice to SAI, if there is a breach of any of the representations and warranties of any SPAR Party (other than as a result of (i) the conduct of their businesses as permitted and required hereunder, (ii) the culmination of any proposed or pending transactions described in the SPAR Disclosure Letter, this Agreement and the SPAR Premerger Agreements, or (iii) any adverse change(s) in the overall economy or in the market segments in which such parties do business), or if any SPAR Party fails to comply after notice with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement and cannot reasonably be anticipated to be cured within thirty (30) days of the date of such notice;

        (c) by SAI, on forty eight (48) hours' written notice to PIA Delaware, if there is a breach of any of the representations and warranties of any PIA Party (other than as a result of (i) the conduct of their businesses as permitted and required hereunder, (ii) the culmination of any proposed or pending transactions described in the PIA Disclosure Letter and this Agreement, or (iii) any adverse change(s) in the overall economy or in the market segments in which such parties do business), or if any PIA Party fails to comply after notice with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement and cannot reasonably be anticipated to be cured within thirty (30) days of the date of such notice;

        (d) by PIA Delaware on written notice to SAI, if (i) an Acquisition Proposal has been made and not withdrawn, (ii) a majority of disinterested members of the PIA Delaware Board determines in good faith (with the advice of independent financial advisors and legal counsel) that such Acquisition Proposal is superior for PIA Delaware's stockholders to the transaction contemplated by this Agreement, (iii) PIA Delaware has notified SAI in writing of the determination described in clause (ii) above, (iv) at least five (5) business days have elapsed following receipt by SAI of such written notice and (taking into account any revised proposal made by SAI since receipt of such written notice) such Acquisition Proposal remains an Acquisition Proposal and a majority of the disinterested directors of the PIA Delaware Board has again made the determination referred to in clause (ii) above, (v) the PIA Delaware Board concurrently approves, and (vii) PIA Delaware concurrently enters into a definitive agreement providing for the implementation of such Acquisition Proposal, subject to the payment by the PIA Parties of the breakup fee and expense reimbursement as provided below in Section 8.03;

        (e) by either PIA Delaware or SAI, on written notice to the other, if the Merger shall not have been consummated on or before June 30, 1999; provided, however, that (i) PIA Delaware may not terminate this Agreement pursuant to this clause (e) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to the obligation of the SPAR Parties to effect the Merger set forth in Section 6.02 and (ii) SAI may not terminate this Agreement pursuant to this clause (e) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to PIA Delaware's obligation to effect the Merger set forth in Section 6.03;

        (f) by either PIA Delaware or SAI, on written notice to the other, if a Governmental Entity shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and

        (g) by SAI or PIA Delaware, if upon a vote at the PIA Stockholders Meeting, PIA Delaware's stockholders do not approve, (i) the Share Issuance as required under the Nasdaq Rules or (ii) the Proposed PIA Certificate of Amendment as required under the DGCL.

        Section 8.02. Effect of Termination. Except as otherwise provided in
Section 8.03 with respect to any termination by PIA Delaware pursuant to subsection (d) of Section 8.01, in the event of any termination of this Agreement pursuant to subsection (a), (d), (e), (f) or (g) or of Section 8.01, no Party hereto (or any of its directors or officers) shall have any liability or further obligation to any other Party to this Agreement. In the event of any termination of this Agreement pursuant to clauses (b) or (c) of Section 8.01, such termination shall not limit or affect in any way the ability of the non-breaching Parties to seek damages from the breaching Parties for any breach of this Agreement.

        Section 8.03. Breakup Fee. In the event of any termination of this Agreement pursuant to Section 8.01(d) by PIA Delaware, PIA Delaware shall within five Business Days pay (or cause to be paid) to the SPAR Parties (a) a breakup fee equal to the product of (i) 0.035 times (ii) the Value Per Share (as defined below) times the number of shares of PIA Delaware Stock then outstanding (without giving effect to any shares of PIA Delaware Stock to be issued in such transaction), and (b) the amount of the reasonable costs and expenses of the SPAR Parties and the SPAR Principals incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all related instruments and documents and all securities, anti-trust and other governmental filings, including (without limitation) the reasonable fees, disbursements and expenses of attorneys, accountants and other professionals, subject to receipt of appropriate invoices and other documentation therefor. "Value Per Share" shall mean (A) the cash purchase price per share of PIA Delaware Stock where all or a majority of the outstanding shares of PIA Delaware Stock are to be purchased for cash, or (B) in all other cases, the value of each share of PIA Delaware Stock, as valued in good faith by the Board of Directors of PIA Delaware (based on the fairness opinion or other valuation furnished to them by the investment bankers or others providing comfort to the PIA Delaware Board in connection with the alternative Acquisition Proposal), but in any event not less than the average of the last sale price for PIA Delaware Stock on the Nasdaq Stock Market for the five trading days preceding the effective date of the termination of this Agreement.


                                   ARTICLE IX

                                     GENERAL

        Section 9.01. Successors and Assigns; Assignment. Whenever in this Agreement or any other Merger Document reference is made to any Party or other person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights of a Party hereunder may not be assigned without the consent of the other parties hereto.

        Section 9.02. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement and the other Merger Documents are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein or therein, no other person, including creditors of any Party hereto, shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

        Section 9.03. Counterparts. This Agreement may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

        Section 9.04. Expenses. Except as otherwise expressly provided herein, whether or not the transactions herein contemplated shall be consummated, (i) the PIA Parties shall pay the fees, expenses and disbursements of the PIA Parties and their respective agents, representatives, accountants and counsel incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby and (ii) the SPAR Parties shall pay the fees, expenses and disbursements of the SPAR Parties and the SPAR Principals and their respective agents, representatives, accountants and counsel incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. The PIA Parties and the SPAR Parties shall each pay one-half of the filing fee required to be paid in connection with any filings required to be made by any Party under the HSR Act with respect to the Merger.

        Section 9.05. Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed as follows:

        (a)   If to any PIA Party:
              Terry R. Peets, President and Chief Executive Officer PIA Merchandising Services, Inc.
              19900 MacArthur Blvd., Suite 900
              Irvine, California 92612
              Telephone:              (949) 474-3506
              Telecopier:             (949) 474-3570
              E-Mail:                 Terry.Peets@PIAmerch.com

              with a copy to:
              James W. Loss, Esq.
              Riordan & McKinzie
              695 Town Center Drive, Suite 1500
              Costa Mesa, CA  92626
              Telephone:              (714) 433-2900
              Telecopier:             (714) 549-3244
              E-Mail:                 jwl@riordan.com

              And a copy to:
              Lawrence David Swift, Esq.
              Parker Chapin Flattau & Klimpl, LLP
              1211 Avenue of the Americas
              New York, NY 10036-8735
              Telephone:              (212) 704-6147
              Telecopier:             (212) 704-6159
              E-Mail:                 LDSwift@PCFK.com

        (b)   If to any SPAR Party:
              Robert G. Brown, Chairman and Chief Executive Officer SPAR Marketing Force, Inc.
              303 South Broadway, Suite 140
              Tarrytown, New York 10591
              Telephone:              (914) 332-4100
              Telefax:                (914) 332-0741
              E-Mail:                 RBrown@MSN.com

              With a copy to:
              William H. Bartels, Vice Chairman and Senior Vice President SPAR Marketing Force, Inc.
              303 South Broadway, Suite 140
              Tarrytown, New York 10591
              Telephone:              (914) 332-4100
              Telefax:                (914) 332-0741
              E-Mail:                 BBartels@SPARinc.com

              with a copy, in either case, to:
              Lawrence David Swift, Esq.
              Parker Chapin Flattau & Klimpl, LLP
              121 1 Avenue of the Americas
              New York, NY 10036-8735
              Telephone:              (212) 704-6147
              Telecopier:             (212) 704-6159
              E-Mail:                 LDSwift@PCFK.com

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telecopier, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from such Party) and (ii) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section (or in accordance with the latest unrevoked written direction from such Party), and the appropriate confirmation is received.

        Section 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of New York (other than those laws that would defer to the substantive laws of another jurisdiction); provided, however, that the approval by the Constituent Corporations, the Articles of Merger and filing, the effects of the Merger, and other corporate organization and governance matters pertaining to the Constituent Corporations shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of Nevada. Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

        Section 9.07. Consent to Jurisdiction, Etc. The Parties each hereby consent and agree that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for Westchester County, New York, and the Superior Court of the County of Orange, California, and the United States District Court for the Central District of California, each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the other Parties. In any dispute with the SPAR Parties, the PIA Parties will not raise, and each hereby expressly waives, any objection or defense to any such New York jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York.

        Section 9.08. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction, the Parties each hereby expressly waive trial by jury.

        Section 9.09. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after such waiver.

        Section 9.10. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 9.11. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        Section 9.12. Captions. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

        Section 9.13. Amendments. This Agreement may be modified or amended only by a written instrument executed by the SPAR Parties and the PIA Parties.

        Section 9.14. Entire Agreement. This Agreement, the SPAR Disclosure Letter, the PIA Disclosure Letter, and the other Merger Documents constitute the entire agreement and understanding among the parties, and supersede any prior agreements and understandings, relating to the subject matter of this Agreement and the other Merger Documents.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PIA Merchandising Services, Inc.            SPAR Acquisition, Inc.


By: /s/ Terry R. Peets                      By: /s/ Robert G. Brown
    ------------------------------------        --------------------------------
    Name: Terry R. Peets                        Name: Robert G. Brown
    Title: President and Chief Executive        Title: Chairman, Chief Executive
           Officer                                     Officer and President

SG Acquisition, Inc.                        SPAR Marketing Force, Inc.


By: /s/ Terry R. Peets                      By: /s/ Robert G. Brown
    ------------------------------------        --------------------------------
    Name: Terry R. Peets                        Name: Robert G. Brown
    Title: President and Chief Executive        Title: Chairman, Chief Executive
           Officer                                     Officer and President

PIA Merchandising Co., Inc.                 SPAR, Inc., a Delaware corporation


By: /s/ Terry R. Peets                      By: /s/ Robert G. Brown
    ------------------------------------        --------------------------------
    Name: Terry R. Peets                        Name: Robert G. Brown
    Title: President and Chief Executive        Title: Chairman, Chief Executive
           Officer                                     Officer and President

SPAR/Burgoyne Retail Services, Inc.         SPAR Marketing, Inc.


By: /s/ Robert G. Brown                     By: /s/ Robert G. Brown
    ------------------------------------        --------------------------------
    Name: Robert G. Brown                   Name: Robert G. Brown
    Title: Chairman, Chief Executive        Title: Chairman, Chief Executive
           Officer and President                   Officer and President

SPAR Incentive Marketing, Inc.             SPAR MCI Performance Group, Inc.


By: /s/ Robert G. Brown                    By: /s/ Robert G. Brown
    -----------------------------------        --------------------------------
    Name: Robert G. Brown                      Name: Robert G. Brown
    Title: Chairman, Chief Executive           Title: Chairman and Chief
           Officer and President                      Executive Officer

SPAR Trademarks, Inc.                      SPAR Marketing, Inc., a Nevada
                                           corporation

By: /s/ Robert G. Brown                    By:  /s/ Robert G. Brown
    -----------------------------------         --------------------------------
    Name: Robert G. Brown                       Name: Robert G. Brown
    Title: Chairman, Chief Executive            Title: Chairman, Chief Executive
           Officer and President                       Officer and President

                                                                       EXHIBIT A


                               ARTICLES OF MERGER

                                       OF

                              SG ACQUISITION, INC.

                                       AND

                             SPAR ACQUISITION, INC.



To the Secretary of State, State of Nevada

        Pursuant to the provisions of Chapters 78 and 92A, Nevada Revised Statutes, the domestic corporations herein named do hereby adopt the following Articles of Merger.

        FIRST: Effective upon the filing of these Articles of Merger, SG Acquisition, Inc. ("SG Acquisition"), a corporation for profit organized under the laws of the State of Nevada, shall merge into SPAR Acquisition, Inc. ("SPAR Acquisition"), a corporation for profit organized under the laws of the State of Nevada, pursuant to and in accordance with the Agreement and Plan of Merger, dated as of February 28, 1999 (the "Agreement and Plan of Merger"), made by and among SPAR Acquisition, SG Acquisition, PIA Merchandising Services, Inc., a Delaware corporation ("PIA Delaware"), PIA Merchandising Co., Inc., a California corporation ("PIA California"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), and SPAR Trademarks, Inc., a Nevada corporation ("STM").

        SECOND: SPAR Acquisition is the surviving corporation.

        THIRD: The complete, executed Agreement and Plan of Merger is on file at the office of the registered agent of SPAR Acquisition located at Capitol Document Services, Inc., 202 South Minnesota Street, Carson City, Nevada 89703 and at 303 South Broadway, Suite 140, Tarrytown, NY 10591.

        FOURTH: The said Agreement and Plan of Merger has been adopted by the unanimous consent of the Board of Directors of each of SG Acquisition and SPAR Acquisition.

        FIFTH: The said Agreement and Plan of Merger was approved by the unanimous consents of the stockholders of each of SG Acquisition and SPAR Acquisition, pursuant to the provisions of Chapter 78, Nevada Revised Statutes.

        SIXTH: The Articles of Incorporation and By-laws of SPAR Acquisition shall be the Articles of Incorporation and By-laws of the surviving corporation upon the effectiveness of the merger herein provided for.

        SEVENTH: Each of the issued and outstanding shares of common stock of SG Acquisition shall be converted into one share of common stock of the surviving corporation upon the effectiveness of the merger herein provided for.


Executed on this __ day of _________, 1999.


SG Acquisition, Inc.                          SPAR Acquisition, Inc.


By:                                           By:
   ------------------------------------          -------------------------------
   Terry R. Peets, President                     Robert G. Brown, President


By:                                           By:
   ------------------------------------          -------------------------------
   Cathy L. Wood, Secretary                      William H. Bartels, Secretary

STATE OF             )
                     )SS.:
COUNTY OF            )

        On the _____ day of _________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Terry R. Peets, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as President), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SG Acquisition, Inc.), executed the instrument.

                     -----------------------------------------------------------
                     (Signature and office of individual taking acknowledgment.)

STATE OF             )
                     )SS.:
COUNTY OF            )

        On the _____ day of _________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Cathy L. Wood, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Secretary), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SG Acquisition, Inc.), executed the instrument.

                     -----------------------------------------------------------
                     (Signature and office of individual taking acknowledgment.)


STATE OF             )
                     )SS.:
COUNTY OF            )

        On the _____ day of _________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Robert
G. Brown, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as President), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SPAR Acquisition, Inc.), executed the instrument.

                     -----------------------------------------------------------
                     (Signature and office of individual taking acknowledgment.)


STATE OF             )
                     )SS.:
COUNTY OF            )

        On the _____ day of _________ in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared William
H. Bartels, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Secretary), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SPAR Acquisition, Inc.), executed the instrument.

                     -----------------------------------------------------------
                     (Signature and office of individual taking acknowledgment.)

                                                                       EXHIBIT B


                        PIA MERCHANDISING SERVICES, INC.

                        SPECIAL PURPOSE STOCK OPTION PLAN

        Section 1. Description and Purpose of this Plan. This is the Special Purpose Stock Option Plan of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"). This Plan has been created to provide for the issuance of substitute options ("Substitute Options") to the holders of outstanding stock options ("SAI Options") granted by SPAR Acquisition, Inc., a Nevada corporation ("SAI"), as required by the terms of that certain Agreement and Plan of Merger dated as of February 28, 1999 by and among the Company, SAI and certain other parties named therein (the "Merger Agreement"). Substitute Options granted under this Plan will not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        Section 2. Issuance of Substitute Options. As required by Section 2.04 of the Merger Agreement, the Company shall, promptly following the Effective Time (as such term is defined in the Merger Agreement) execute and deliver to each holder of an SAI Option, against delivery and cancellation of such SAI Option, a Substitute Option containing substantially the same provisions as the SAI Option being canceled, including, without limitation, (i) the same per share exercise price and (ii) providing for the right to purchase such number of shares of the Company's common stock ("Common Stock") as shall be equal to the number of shares of SAI's common stock that such holder was entitled to purchase pursuant to the SAI Option being surrendered (a "Substitute Option Agreement"). The persons receiving Substitute Options under this Plan are hereinafter referred to as the "Participants.") The Company shall have no obligations to issue any Substitute Options to any Participant prior to the Effective Time. This Plan shall terminate immediately upon the termination of the Merger Agreement in accordance with its terms.

        Section 3. Shares Subject to this Plan. The number of shares of Common Stock in respect of which Substitute Options may be granted under this Plan is ___________, subject to adjustment as provided in Section 6 hereof. After the initial grant of Substitute Options as provided in the Merger Agreement, no further Substitute Options may be granted under this Plan.

        Section 4. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the exclusive and binding right to (i) interpret this Plan, (ii) prescribe, amend and rescind rules relating to this Plan; (iii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Substitute Option; (iv) determine the rights and obligations of Participants under this Plan; and (v) make all other determinations deemed necessary or advisable for the administration of this Plan. The good faith interpretation and construction by the Board of any provision of this Plan or of any Substitute Option shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Substitute Option.

        Section 5. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of a Substitute Option by any Participant is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by such Participant (or such Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or such Participant's legal representative, heir or legatee) (i) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares and (ii) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (A) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (B) that, prior to effecting any sale or other disposition of any such shares, such Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of this Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

        Section 6. Adjustments Upon Capitalization and Corporate Changes. If the outstanding shares of the Common Stock are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Board in the number, kind or exercise price of shares with respect to which unexercised Substitute Options have been granted; provided, however, that in no event shall the exercise price be less than the par value of the Common Stock at such time. In making such adjustments, or in determining that no such adjustments are necessary, the Board may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Board shall be final, conclusive and binding.

        Section 7. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by a Substitute Option until the date of an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). Except as otherwise provided in
Section 6, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date. Upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger or consolidation in which the Company does not survive, (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13(d) of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), this Plan and each outstanding Substitute Option shall terminate. In such event each Participant shall have the right until 10 days before the effective date of the Extraordinary Event to exercise, in whole or in part, any unexpired Substitute Option held by such Participant to the extent that such Substitute Option is then vested and exercisable pursuant to the provisions thereof.

        Section 8. Withholding of Taxes. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to any Participant the requisite tax upon the amount of taxable income, if any, recognized by such Participant in connection with the exercise in whole or in part of any Substitute Option, or the sale of Common Stock issued to any Participant upon the exercise of any Substitute Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to such Participant or by payment to the Company (or such Subsidiary) by such Participant of the required withholding tax, as the Board may determine.

        Section 9. Amendment of this Plan. The Board may (a) make such changes in the terms and conditions of outstanding Substitute Options as it deems advisable, provided each Participant adversely affected by such change consents thereto, and (b) make such amendments to this Plan as it deems advisable. The Board may obtain shareholder approval of any amendment to this Plan for any reason (including in order to take advantage of certain exemptions under Code Section 162(m)), but shall not be required to do so unless required by law or by the rules of the Nasdaq National Market or any stock exchange on which the Common Stock may then be listed.

        Section 10. Governing Law. This Plan and any Substitute Option granted pursuant to this Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

        Section 11. Not an Employment or Other Agreement. Nothing contained in this Plan or in any Substitute Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to any other relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant, subject to the terms of any written employment or other agreement to which such Participant is a party.

        Section 12. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including reasonable attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Substitute Option granted hereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is not entitled to indemnification under applicable law.

                                                                       EXHIBIT C


                           TRADEMARK LICENSE AGREEMENT

                                  Introduction

        This Trademark License Agreement, dated as of ________ __, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and between SPAR Infotech, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591(the "Licensee"), and SPAR Trademarks, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 (the "Licensor"). The Licensor and the Licensee are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    Recitals

        The Licensor is the owner of the Trademarks (as these and the other capitalized terms used in these Recitals are defined in Section 1, below) with respect to the Products and Services, amd the Licensee desire to use the Trademarks in the Territory in connection with the Products and Services. The Licensor is willing to grant to the Licensee the nonexclusive right and license to use the Trademarks on and in connection with the Products and Services in the Territory, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

                                    Agreement

        In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

        Section 1. Definitions. Each use in this Agreement of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

        (a) "Business Competitive With the Licensee" shall mean any substantial business activity in collecting, analyzing and/or disseminating scanner data, ex-factory shipment data and/or other similar information.

        (b) "Business Competitive With Marketing Force" shall mean any substantial business activity conducted by any person that is competitive with any substantial business activity conducted by any SPAR Company or PIA Company at the Merger Effective Time (whether or not such person's activity is actually conducted in competition with any SPAR Company or PIA Company), excluding, however, any Business Competitive With the Licensee (whether or not so conducted by any SPAR Company or PIA Company).

        (c) "Merger Effective Time" shall mean the "Effective Time" under (and as defined in) the Agreement and Plan of Merger dated as of February 28, 1999, among the SPAR Companies and the PIA Companies (which is the time the merger thereunder takes effect and the SPAR Companies and PIA Companies come under common control), as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

        (d) "PIA Company" and "PIA Companies" shall respectively mean any one or more of PIA Merchandising Services, Inc., a Delaware corporation, SG Acquisition, Inc., a Nevada corporation (which is merging into SPAR Acquisition, Inc.), PIA Merchandising Co., Inc., a California corporation, and their respective subsidiaries as of the Merger Effective Time.

        (e) "Products" shall mean the products claimed in the registrations for the Trademarks listed in Exhibit A hereto and any other products for which the Licensor has such Trademark rights.

        (f) "Representative" of any Party shall mean any of its directors, officers, employees, attorneys, heirs, executors, administrators, or agents, any of such Party's sublicensees, affiliates, successors and assigns, or any of their respective directors, officers, employees, attorneys, heirs, executors, administrators, or agents.

        (g) "Services" shall mean the services claimed in the registrations for the Trademarks listed in Exhibit A hereto and any other services for which the Licensor has such Trademark rights.

        (h) "SPAR Company" and "SPAR Companies" shall respectively mean any one or more of SPAR Acquisition, Inc., a Nevada corporation, SPAR Marketing, Inc., a Delaware corporation, SPAR Marketing, Inc., a Nevada corporation, SPAR Marketing Force, Inc., a Nevada corporation, SPAR, Inc., a Nevada corporation, SPAR/Burgoyne Retail Services, Inc., an Ohio corporation, SPAR Incentive Marketing, Inc., a Delaware corporation, SPAR MCI Performance Group, Inc., a Delaware corporation, and SPAR Trademarks, Inc., a Nevada corporation.

        (i) "Territory" shall mean the United States and Canada.

        (j) "Trademark" and "Trademarks" shall respectively mean any and all of the registered trademarks of the Licensor registered in the United States and Canada listed in Exhibit A hereto, any additional registered trademarks of the Licensor deriving or containing any Trademark, and any and all renewals thereof.

        Section 2. Grant of License and Affiliate Sublicenses; Limits on Use.

        (a) License. Subject to the terms and conditions herein contained, the Licensor hereby grants to the Licensee a royalty-free, nonexclusive license to use: (i) the Trademarks (alone or as part of other words or phrases) on and in connection the Products and Services in the Territory; and (ii) to the extent the Licensor has any right, title or interest therein, the name "SPAR" (alone or as part of other words or phrases) in its legal and/or trade name and on or in connection with any products or services other than the Products and Services.

        (b) Sublicenses. The Licensee from time to time may add one or more subsidiaries or affiliates (but only those under common ownership and control with the Licensee) as a sublicensee under this Agreement (each a "Sublicensee" and collectively "Sublicensees"). Each Sublicensee hereby assumes and agrees to be bound by the terms, provisions and conditions as set forth in this Agreement as if it were the "Licensee" and a "Party" hereunder. In the event the control or ownership of any Sublicensee, its business or substantially all of its assets are sold or transferred so that such Sublicensee, business or assets cease to be under common ownership and control with the Licensee, such subsidiary or affiliate shall automatically cease to be a Sublicensee hereunder from and after such sale or transfer, without, however, relieving or otherwise affecting any of the obligations of such former Sublicensees with respect to its obligations with respect to actions or events arising prior to such sale or transfer.

        (c) License May Follow Group Sale. In the event that the control or ownership of all or substantially all of the Licensee and Sublicensees or all or substantially all of their businesses or assets are sold or transferred (a "Group Sale"), this Agreement may be transferred (in whole) as part of such Group Sale by written notice to the Licensor and (if an asset sale) the assumption of this Agreement by the purchasers by the delivery to the Licensor of an assumption agreement in form and substance reasonably acceptable to the Licensor, duly executed by the new Licensee; provided, however, that this Agreement may not be so transferred to anyone whose business is in any material respect a Business Competitive With Marketing Force. Any entity not included in the Group Sale shall automatically cease to be a Licensee or Sublicensee hereunder from and after such sale or transfer, without, however, relieving or otherwise affecting any of its obligations with respect to actions or events arising prior to such sale or transfer.

        (d) Limits on the Licensee's Use of Trademarks. Neither the Licensee nor any of its Sublicensees shall use any Trademark in any material respect in any Business Competitive With Marketing Force.

        (e) No Unpermitted Users. No Party shall cause, suffer, or permit any of its affiliates or cause any other person to use any Trademark in any material respect unless such person is a permitted Licensee or Sublicensee hereunder.

        Section 3. Term. The term of this Agreement shall commence on the date of this Agreement and continue through December 31, 2098 (as and if extended pursuant to this Section, the "Term"). The Term of this Agreement is automatically renewable for additional consecutive ninety-nine year terms. If the Licensee (in the Licensee's sole and absolute discretion) chooses not to renew, a written request from the Licensee seeking termination must be received by the Licensor at least 90 days prior to the scheduled end of the then current Term. The Term is also subject to earlier termination as provided in this Agreement. Upon the termination of this Agreement by the Licensee, (i) the right and license to use the Trademarks granted to the Licensee hereunder shall forthwith terminate, (ii) the Licensee shall promptly thereafter shall cease and desist from using the marks on or in connection with the Products or Services, and (iii) the Licensee shall, promptly upon receipt of the written request of the Licensor, without charge, execute any and all documents, and record them with any and all appropriate governmental agencies within the Territory, as may be necessary to remove the Trademarks from its company name and to otherwise reasonably evidence that the Licensee no longer has the right and license to use the Trademarks; provided, however, that upon such termination of this Agreement, the Licensee shall have the right to continue to sell any existing inventory of the Products and to use the Trademarks in connection with such sale for a period of up to three months after the effective date of termination of this Agreement.

        Section 4. Non-Exclusivity of License; Limits on Licensor's Use and Licensing Rights: Validity of Trademarks.

        (a) Retained Rights and Limits on Use. The Licensee acknowledges and agrees that, all rights in the Trademarks, other than those specifically granted in this Agreement, are reserved by the Licensor, and the Licensor may (during the Term or thereafter) specifically grant other licenses to use the Trademarks on or in connection with (i) any one or more of the Products and Services within or outside the Territory or (ii) any other products or services within or outside the Territory to the extent it has rights therein; provided, however, that the Licensor covenants and agrees that neither the Licensor nor any of its affiliates (as sublicensees or otherwise) shall (A) use any Trademark in any material respect in any Business Competitive With the Licensee, or (B) license or otherwise grant any rights in or to any Trademark to any person whose business is in any material respect a Business Competitive With the Licensee.

        (b) Ownership and Validity of Trademarks. The Licensee acknowledges and agrees that the Licensor is the legal, valid and exclusive owner of the Trademarks. The Licensee covenants and agrees that it will not, individually or with any other licensee or person, at any time during the term of this Agreement or thereafter, directly or indirectly, challenge, contest or aid in challenging or contesting (i) the legality or validity of any of the Trademarks, (ii) the ownership by the Licensor of any of the Trademarks, or (iii) the title of or registration by the Licensor of any of the Trademarks, in each case whether such Trademarks are now existing or hereafter acquired, created or obtained and all renewals thereof.

        Section 5. Compliance with Applicable Law. The Licensee covenants and agrees with the Licensor that, during the Term of this Agreement, unless the Licensor (in its sole and absolute discretion) consents otherwise in writing, the Licensee shall comply with all applicable laws, rules, regulations and ordinances in effect at any time and from time to time in the Territory in connection with the Products and Services utilizing any of the Trademarks if the non-compliance therewith would materially impair the prestige and goodwill of the Trademarks.

        Section 6. Standards of Quality. The Licensee acknowledges to and covenants and agrees with the Licensor that, during the Term of this Agreement, unless the Licensor (in its sole and absolute discretion) consents otherwise in writing: (a) none of the Products or Services shall fail in any material respect to meet the standards of quality with respect to the Trademarks in place at the time of commencement of this Agreement ("Standards of Quality") if such failure would materially impair the prestige and goodwill of the Trademarks; and (b) none of the Products or Services of the Licensee shall otherwise materially impair the prestige and goodwill of the Trademarks.

        Section 7. Registration for the Trademarks in the Territory.

        (a) Registration Maintainence. During the term of this Agreement, the Licensor shall undertake, in its own name, to renew and maintain registration for the Trademarks in the Territory. The Licensee shall cooperate with the Licensor in the execution, filing and prosecution of any such instrument(s) or document(s) as the Licensor from time to time may reasonably request (i) to obtain renewal and/or maintain registration for the Trademarks in the Territory and (ii) to confirm the Licensor's ownership rights therein. The Licensor makes no representation or warranty hereby that the registrations for the Trademarks will be renewable or maintainable in the Territory, and the failure to renew or maintain the registrations thereof shall not be deemed a breach hereof by the Licensor.

        (b) Costs and Expenses. Any and all costs and expenses (including, without limitation, the fees and expenses of attorneys and other professionals) incurred by the Licensor in the renewal or maintenance of any of the Trademarks in the Territory shall be borne by the Licensor.

        Section 8. Royalties. The license granted under this Agreement is royalty-free. The Licensee shall not be required to account to the Licensor with respect to its use of the Trademarks.

        Section 9. Representations and Warranties Respecting the Licensee. The Licensee represents and warrants to the Licensor that, as of the date hereof and as of the date of each amendment, renewal or extension hereof or assumption hereof, except as otherwise disclosed to the Licensor in writing: (a) the Licensee is a corporation duly incorporated, validly existing and in good standing under the laws its state of incorporation; (b) the Licensee has the legal capacity, power, authority and unrestricted right to execute and deliver this Agreement and to perform all of its obligations hereunder; (c) the execution and delivery by the Licensee of this Agreement and the performance by the Licensee of all of its obligations hereunder will not violate or be in conflict with any term or provision of (i) any applicable law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Licensee or any material part of the Licensee's assets and properties, (iii) any of its organizational documents, or
(iv) any material agreement or document to which it is a party or subject or that applies to any material part of the Licensee's assets and properties; (d) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Licensee of this Agreement or the legality, validity, binding effect or enforceability of any of the terms and provisions of this Agreement; and (e) this Agreement is a legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms and provisions.

        Section 10. Representations and Warranties Respecting the Licensor. The Licensor represents and warrants to the Licensee that, as of the date hereof and as of the date of each amendment, renewal or extension hereof or assumption hereof, except as otherwise disclosed to the Licensee in writing: (a) the Licensor is a corporation duly incorporated, validly existing and in good standing under the laws its state of incorporation; (b) the Licensor has the legal capacity, power, authority and unrestricted right to execute and deliver this Agreement and to perform all of its obligations hereunder; (c) the execution and delivery by the Licensor of this Agreement and the performance by the Licensor of all of its obligations hereunder will not violate or be in conflict with any term or provision of (i) any applicable law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Licensor or any material part of the Licensor's assets and properties, (iii) any of its organizational documents, or
(iv) any material agreement or document to which it is a party or subject or that applies to any material part of the Licensor's assets and properties; (d) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Licensor of this Agreement or the legality, validity, binding effect or enforceability of any of the terms and provisions of this Agreement; (e) this Agreement is a legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with its terms and provisions; (f) the Licensor is the registered, legal and beneficial owner of the Trademarks; (g) the Licensor has full power and authority and the unristricted right to grant the licenses contemplated hereunder; (h) the license of the Tradmarks hereunder is made free and clear of any and all liens or encumbrances; (i) the Trademark registrations are in full force and effect; and (j) the Licensor has no knowledge of any infringements or competing claims with respect to any Trademark.

        Section 11. Termination.

        (a) Termination for Cause. The Licensor shall have the right to terminate this Agreement (and the licenses and other rights, remedies and interests granted to the Licensee hereunder), and end the Term, by written notice to the Licensee in the event the Licensee shall default in the performance or satisfaction of any of the terms and provisions of this Agreement, which violation or failure shall have continued for more than thirty
(30) days after notice thereof by the Licensor to the Licensee and which violation or failure has materially impaired the prestige and goodwill of the Trademarks, provided, however, that if such default is capable of being cured and if the Licensee shall have commenced to cure such default within such period and shall proceed continuously in good faith and with due diligence to cure such default, then such thirty day period shall instead be such longer period as may be reasonably necessary to effect such cure (not to exceed 180 days).

        (b) Termination Without Prejudice; Certain Continuing Provisions. The termination of this Agreement (and the licenses and other rights, remedies and interests granted to the Licensee hereunder), for any reason, shall be without prejudice to any other right or remedy the Licensor may have, including (without limitation) the right of the Licensor to recover from the Licensee any and all
(i) damages to which it may be entitled by reason of the happening of the event giving rise to such termination or any other event and (ii) reimbursements, indemnifications and other amounts that remain unsatisfied by the Licensors hereunder, which rights and remedies all shall survive any such termination hereunder. In addition, the terms and provisions of this subsection and Sections 12 through 21 hereof shall survive any such termination hereunder.

        Section 12. Infringement.

        (a) Defense of Infringements. In the event that legal proceeding shall be instituted by any third party with respect to the alleged infringement by the Trademarks on the rights of any third party, the Licensor shall have the right, at its option and expense and either in its name, in the name of the Licensee, or in the name of both the Licensor and the Licensee, to be represented by counsel selected by the Licensor, and to defend against, negotiate, settle or otherwise deal with such proceeding. The Licensee may participate in or (if the Licensor elects not to do so) defend any such proceeding at its own cost and expense (subject to reimbursement by the Licensor of reasonable costs and expenses if the Licensee prevails in such proceeding) and with counsel of its choice; provided, however, that if the Licensor defends the proceeding, the Licensor shall control such proceeding. The Licensee shall not settle such proceeding, or any claim or demand, admit liability or take any action with respect thereto without the prior written consent of the Licensor, which shall not be unreasonably withheld.

        (b) No Liability for Continuing Unauthorized Use. If any of the Trademarks shall be declared by a court of competent jurisdiction to be an infringement on the rights of any third party so that the Licensee may not thereafter continue in the use thereof, or if the Licensee shall unlawfully use any of the Trademarks after the Term, the Licensor shall not be liable to the Licensee or any other person or entity for any damages or otherwise as a result of continuing use by the Licensee after such declaration or the end of the Term.

        (c) Notice and Prosecution of Infringement. The Licensee shall promptly notify the Licensor of any infringement, counterfeiting or passing-off of any of the Trademarks of which it has actual knowledge, whether by the use of any of the Trademarks or otherwise, but shall not take any action, legal or otherwise, with respect to such infringement, counterfeiting or passing-off without prior notice to the Licensor. In the event that the Licensee deems legal proceedings to be reasonably necessary to enjoin any third party with respect to the alleged infringement, counterfeiting or passing-off of any of the Trademarks, the Licensor shall have the right, at its option and expense and either in its name, in the name of the Licensee, or in the name of both the Licensor and the Licensee, to be represented by counsel selected by the Licensor, and to prosecute, negotiate, settle or otherwise deal with such proceeding. The Licensee may participate in or (if the Licensor elects not to do so) prosecute any such proceeding at its own cost and expense (subject to reimbursement by the Licensor of reasonable costs and expenses if the Licensee prevails in such proceeding) and with counsel of its choice; provided, however, that if the Licensor prosecutes the proceeding, the Licensor shall control such proceeding. The Licensee shall not settle such proceeding, or any claim or demand, release any liability or take any action with respect thereto without the prior written consent of the Licensor, which shall not be unreasonably withheld.

        (d) Licensee and Licensor Cooperation. The Licensee will cooperate fully with the Licensor at the Licensor's expense in any such action the Licensor may decide to take, and, if requested by the Licensor, shall join with the Licensor in such actions as the Licensor may deem advisable for the protection of the Trademarks or the Licensor's rights. The Licensor will cooperate fully with the Licensor at the Licensee's expense (subject to reimbursement as provided above) in any such permitted action the Licensee may decide to take, and, if requested by the Licensee, shall join with the Licensee in such actions as the Licensor may deem advisable for the protection of the Trademarks or the Licensee's rights.

        (e) Costs and Expenses. Except as otherwise provided above, any and all costs and expenses (including, without limitation, the fees and expenses of attorneys and other professionals) incurred in the protection or defense of any of the Trademarks in the Territory, or the defense of any use or application of the Trademarks, shall be borne by the Licensor.

        Section 13. Expenses of and Indemnity by the Licensee.

        (a) The Licensee will pay and discharge, at its own expense, any and all expenses, charges, fees and taxes (other than as provided in subsection (b) of this Section and Section 6 hereof) arising out of or incidental to the carrying on of the Licensee's business, and the Licensee will indemnify and hold the Licensor harmless from any and all claims that may be imposed on the Licensor for such expenses, charges, fees and taxes.

        (b) Except as otherwise provided in Section 10 hereof, the Licensee shall indemnify, defend (with counsel selected by the Licensee and reasonably acceptable to the Licensor) and hold the Licensor and its representatives and agents harmless from, against and with respect to any claim, suit, loss, damage, demands, injuries or expense (including the reasonable fees and expenses of attorneys and other professionals) arising out of or related directly or indirectly to any Product, Service, or other Trademark bearing item sold or provided by the Licensee or any other act or omission of the Licensee, except to the extent attributable to the bad faith, negligence or willful misconduct of the Licensor or its representatives.

        Section 14. Relationship between the Parties. The rights, powers, privileges, remedies and interests accorded to the Licensor under this Agreement and applicable law are for the protection of the Licensor, not the Licensee, and no term or provision of this Agreement is intended (or shall be deemed or construed) to impose on the Licensor any duty or obligation to the Licensee to monitor or police any of the activities of the Licensee. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed or construed to have created, any employment, joint venture, partnership, trust, agency or other fiduciary relationship between the Licensee and the Licensor or constitute the Licensee as an employee, joint venturer, partner, trustee, agent or other representative for or of the Licensor. The Licensee shall not be entitled or have any power or authority to bind or obligate the Licensor in any manner whatsoever or to hold itself out as an employee, joint venturer, partner, trustee, agent or other representative for or of the Licensor.

        Section 15. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought against any Party by any other Party, each Party hereby irrevocably waives trial by jury.

        Section 16. Consent to New York Jurisdiction and Venue, Etc. Each Party hereby consents and agrees that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right in its discretion to voluntarily commence or participate in any other forum having jurisdiction and venue. In any dispute, no Party will raise, and each Party hereby expressly and irrevocably waives, any objection or defense to any such jurisdiction as an inconvenient forum.

        Section 17. Notices. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed con clusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a Business Day (or on the next Business Day if received after the close of normal business hours or on any non-business day).

        Section 18. Further Assurances. Each Party agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the other Party from time to time reasonably may request in order to (a) evidence or confirm the transfer or issuance of any stock or Asset or (b) effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Parties.

        Section 19. Interpretation, Headings, Severability, Etc. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In the event that any term or provision of this Agreement (other than Section 1 hereof) shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted or reduced pursuant to the next sentence, as applicable, or (b) by or before any other authority of any of the terms and provisions of this Agreement. If any term or provision of this Agreement is held to be unenforceable because of the scope or duration of any such provision, the parties agree that any court making such determination shall have the power, and is hereby requested, to reduce the scope or duration of such term or provision to the maximum permissible under applicable law so that said term or provision shall be enforceable in such reduced form.

        Section 20. Successors and Assigns; Assignment; Intended Beneficiaries. Whenever in this Agreement reference is made to any person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of any Party in this Agreement shall inure to the benefit of the successors, assigns, heirs and legal representatives of each other Party; provided, however, that nothing herein shall be deemed to authorize or permit the Licensee to assign any of its rights or obligations under this Agreement to any other person, and the Licensee covenants and agrees that it shall not make any such assignment, except as otherwise provided in Section 1 hereof or with the prior written consent of the Licensor. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein, no other person (including creditors of any party hereto) shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

        Section 21. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and other interests of each Party hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as other wise expressly provided herein) any other right, power, privilege, remedy or other interest of such Party under this Agreement or applicable law.

        Section 22. Counterparts; New York Governing Law; Amendments; Entire Agreement. This Agreement shall be effective as of the date first written above when executed by Parties and delivered to the Licensor. This Agreement may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the Parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the Parties hereto. This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by all of the Parties, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected Party. This Agreement contains the entire agreement of the parties and supersedes all prior and other representations, agreements and understandings (oral or otherwise) between the parties with respect to the matters contained herein.

        IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

                                          SPAR Infotech, Inc.


                                          By: __________________________________
                                              Title:



                                          SPAR Trademarks, Inc.


                                          By: __________________________________
                                              Title:

                                   SCHEDULE A


United States

Mark                          Reg. No.                      Reg. Date
----                          --------                      ---------

SPAR                         1,357,128                      August 27, 1985
SPAR & design                1,357,132                      August 27, 1985
SPAR & design                1,387,743                      March 25, 1986
SPAR                         1,441,909                      June 9, 1987
SPAR                         1,597,275                      May 22, 1990


Canada

Mark                          Reg. No.                      Reg. Date
----                          --------                      ---------
SPAR                          337,986                       March 11, 1988
SPAR & design                 337,987                       March 11, 1988
SPAR & design                 341,996                       June 23, 1988
SPAR                          349,073                       December 16, 1988
SPAR & design                 390,182                       November 15, 1991

                                                                       EXHIBIT D


                           BUSINESS MANAGER AGREEMENT

                                  Introduction

        This Business Manager Agreement, dated as of ________ __, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and between SPAR Infotech, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 ("Infotech"), SPAR Marketing Force, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 ("Marketing Force"), and SPAR Marketing Services, Inc.,a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 ("SMS"). The above entities are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    Recitals

        The efforts of the Parties prior to the date of this Agreement resulted in the creation of certain Confidential Information, Software and Program Documentation (collectively referred to herein as the "Joint Works"). The Parties have determined that it is in their best interests to resolve any existing or potential disputes concerning their respective rights in the Joint Works, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

                                    Agreement

        In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

        Section 1. Definitions. Each use in this Agreement of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

        (a) "Business Competitive With Infotech" shall mean any substantial business activity in collecting, analyzing and/or disseminating scanner data, ex-factory shipment data and/or other similar information.

        (b) "Business Competitive With Marketing Force" shall mean any substantial business activity conducted by any person that is competitive with any substantial business activity conducted by any SPAR Company or PIA Company at the Merger Effective Time (whether or not such person's activity is actually conducted in competition with any SPAR Company or PIA Company), excluding, however, any Business Competitive With Infotech (whether or not so conducted by any SPAR Company or PIA Company).

        (c) "Confidential Information" includes all field and file definitions and source code relating to the Software and the Program Documentation (as each are hereinafter defined), including (without limitation) the designs, methods, layouts, processing procedures, programming techniques used or employed by the Parties, including combinations thereof, in conjunction therewith, and encompass interactive data entry, file handling, report generation and all other aspects of operation.

        (d) "Merger Effective Time" shall mean the "Effective Time" under (and as defined in) the Agreement and Plan of Merger dated as of February 28, 1999, among the SPAR Companies and the PIA Companies (which is the time the merger thereunder takes effect and the SPAR Companies and PIA Companies come under common control), as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

        (e) "PIA Company" and "PIA Companies" shall respectively mean any one or more of PIA Merchandising Services, Inc., a Delaware corporation, SG Acquisition, Inc., a Nevada corporation (which is merging into SPAR Acquisition, Inc.), PIA Merchandising Co., Inc., a California corporation, and their respective subsidiaries as of the Merger Effective Time.

        (f) "Program Documentation" means the user manuals, handbooks and other written materials relating to the Software, and any subsequent updates or revisions to such scheduling software.

        (g) "Representative" of any Party shall mean any of its directors, officers, employees, attorneys, heirs, executors, administrators, or agents, any of such Party's sublicensees, affiliates, successors and assigns, or any of their respective directors, officers, employees, attorneys, heirs, executors, administrators, or agents.

        (h) "Software" means the application software program(s) respecting the "Business Manager" Internet scheduling software consisting of executable object code programs for such scheduling software and related screen formats programmed to operate on the systems of the Parties, and any subsequent updates or revisions to such scheduling software.

        (i) "SPAR Company" and "SPAR Companies" shall respectively mean any one or more of SPAR Acquisition, Inc., a Nevada corporation, SPAR Marketing, Inc., a Delaware corporation, SPAR Marketing, Inc., a Nevada corporation, SPAR Marketing Force, Inc., a Nevada corporation, SPAR, Inc., a Nevada corporation, SPAR/Burgoyne Retail Services, Inc., an Ohio corporation, SPAR Incentive Marketing, Inc., a Delaware corporation, SPAR MCI Performance Group, Inc., a Delaware corporation, and SPAR Trademarks, Inc., a Nevada corporation.

        Section 2. The Joint Works; Future Development; Sublicenses; Limits on Use.

        (a) The Parties as Co-Owners of the Joint Works. In consideration for the promises made to it under this Agreement, each Party hereby grants and conveys to the other any and all right, title and interest in and to the Joint Works that it may have as may be required to render any other Party a co-owner of the Joint Works. Each party hereby acknowledges and agrees that each party is now and at all times has been a co-owner of all right, title and interest in and to the Joint Works, including (without limitation), the United States and international copyright interests therein, and any and all moral rights in the Joint Works recognized by applicable law, such that the Parties each has and shall each continue to have, for any and all purposes, the right to transfer, develop, license, control and otherwise exploit the Joint Works, in whole or in any part, as each of them may see fit, in any and all media subject to the terms and conditions set forth in this Agreement. Each party covenants and agrees that it shall in all future publications of the Joint Works, refer to its author as "SPAR Infotech, Inc., SPAR Marketing Force, Inc. and SPAR Marketing Services, Inc." and state its copyright as "(C) [Date of Publication] SPAR Infotech, Inc., SPAR Marketing Force, Inc. and SPAR Marketing Services, Inc." "All rights reserved."

        (b) Waiver of Claims and Rights of Participation and Accounting. Each of the Parties hereby knowingly and intentionally waives whatever claims it may now have or may ever have against the other Parties and their respective Representatives for any claim related to rights of exploitation of the Joint Works, including (without limitation) claims for authorship or copyright infringement. Each of the Parties knowingly and intentionally waives any and all claims or rights that it may have or may ever have against the other Parties and their respective Representatives for any right of participation in, or accounting for, the revenues that the other party may derive from its use or exploitation of the Joint Works, in whole or in part, without limitation.

        (c) Future Development. The Parties acknowledge and agree that any Party may engage any other Party from time to time to provide programming services, system work and other assistance in developing, revising and improving the Software and/or the Program Documentation, which shall be deemed and construed to be for the benefit of all of the Parties. The Parties agree that their respective contributions to all such improvements, revisions and developments shall be included within the scope of the term "Software" and the term "Program Documentation," respectively, as such terms are used in this Agreement and shall not be the sole property of any Party hereto.

        (d) Sublicenses. Each Party from time to time may add one or more subsidiaries or affiliates (but only those under common ownership and control with the Parties) as a sublicensee under this Agreement (each a "Sublicensee" and collectively "Sublicensees"). Each Sublicensee hereby assumes and agrees to be bound by the terms, provisions and conditions as set forth in this Agreement as if it were a "Party" hereunder. In the event the control or ownership of any Sublicensee, its business or substantially all of its assets are sold or transferred so that such Sublicensee, business or assets cease to be under common ownership and control with the sublicensing Party, such subsidiary or affiliate shall automatically cease to be a Sublicensee hereunder from and after such sale or transfer, without, however, relieving or otherwise affecting any of the obligations of such former Sublicensees with respect to its obligations with respect to actions or events arising prior to such sale or transfer.

        (e) Certain Limits on Use by Parties. Neither Infotech nor any of its Sublicensees shall use the Software or the Program Documentation in any material respect in any Business Competitive With Marketing Force; and neither Marketing Force nor SMS nor any of their respective Sublicensees shall use the Software or the Program Documentation in any material respect in any Business Competitive With Infotech. The Parties acknowledge and agree that such limitation shall not preclude any Party or its Sublicensees from using the Software and the Program Documentation for any other purpose whatsoever (subject to the licensing limitations of Section 5 hereof).

        (f) No Unpermitted Users. No Party shall cause, suffer or permit any of its affiliates or cause or enable any other person to use the Software or the Program Documentation in any material respect unless such person is a permitted Licensee or Sublicensee hereunder.

        Section 3. Term. The term of this Agreement shall be perpetual.

        Section 4. Mutual Exculpation and Release. No Party nor any of its Representatives shall incur any liability to any other Party or any of its Representatives for any acts or omissions arising out of or related directly or indirectly to any of the Software, Program Documentation or Confidential Information, any license, use or application thereof, or any claims or actions (including, without limitation, claims for malfunction or infringement) and any resulting losses or expenses with respect thereto of any Party or any of their respective Representatives of any kind or nature whatsoever, whether known or unknown, in law or equity or otherwise; and each Party (on behalf of itself and each of its Representatives) hereby expressly waives any and all such claims, actions, losses and expenses against each of the releasing Party and its Representatives ever had, now have or hereafter can, shall or may have, against the each other Party and its Representatives by reason of any matter, cause or thing whatsoever from the beginning to the end of the world; provided, however, that the foregoing release shall not apply to the Parties' respective obligations set forth in this Agreement.

        Section 5. Third Party Licensing.. Subject to the terms and conditions herein contained, each Party (but not its Sublicensees) may grant licenses to make, use or sell the Software and Program Documentation (a "License") to one or more third parties (each a "Licensee" and collectively "Licensees") on such terms and conditions as such Party may elect, provided, however, that (a) Infotech shall not grant any License to make, use or sell the Software or the Program Documentation to any Licensee whose business is a Business Competitive With Marketing Force; and (b) neither Marketing Force nor SMS shall grant any License to make, use or sell the Software or the Program Documentation to any Licensee whose business is a Business Competitive With Infotech.

        Section 6. Representations and Warranties Respecting the Parties. Each Party represents and warrants to the each of the other Parties that, as of the date hereof that: (a) such Party is a corporation duly incorporated, validly existing and in good standing under the laws its state of incorporation; (b) such Party has the legal capacity, power, authority and unrestricted right to execute and deliver this Agreement and to perform all of its obligations hereunder; (c) the execution and delivery by such Party of this Agreement and the performance by such Party of all of its obligations hereunder will not violate or be in conflict with any term or provision of (i) any applicable law,
(ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to such Party or any material part of such Party's assets and properties, (iii) any of its organizational documents, or
(iv) any material agreement or document to which such Party is a party or subject or that applies to any material part of such Party's assets and properties; (d) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by such Party of this Agreement or the legality, validity, binding effect or enforceability of any of the terms and provisions of this Agreement; and (e) this Agreement is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms and provisions.

        Section 7. Relationship Among the Parties. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed or construed to have created, any employment, joint venture, partnership, trust, agency or other fiduciary relationship between the Parties and no Party shall be considered as an employee, joint venturer, partner, trustee, agent or other representative for or of any other Party. No Party shall not be entitled or have any power or authority to bind or obligate any other Party in any manner whatsoever or to hold itself out as an employee, joint venturer, partner, trustee, agent or other representative of any other Party.

        Section 8. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought against any Party by any other Party, each Party hereby irrevocably waives trial by jury.

        Section 9. Consent to New York Jurisdiction and Venue, Etc. Each Party hereby consents and agrees that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right in its discretion to voluntarily commence or participate in any other forum having jurisdiction and venue. In any dispute, no Party will raise, and each Party hereby expressly and irrevocably waives, any objection or defense to any such jurisdiction as an inconvenient forum.

        Section 10. Notices. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

        Section 11. Further Assurances. Each Party agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the other Party from time to time reasonably may request in order to effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Parties. Without limiting the generality of the foregoing, each Party hereto will provide each other Party hereto, at such other Party's request and expense, with copies of the source or object code version of the Software and any and all related documentation to enable such requesting Party to develop and enhance the Software and the Program Documentation.

        Section 12. Interpretation, Headings, Severability, Etc. The Parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In the event that any term or provision of this Agreement (other than Section 1 hereof) shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted or reduced pursuant to the next sentence, as applicable, or (b) by or before any other authority of any of the terms and provisions of this Agreement. If any term or provision of this Agreement is held to be unenforceable because of the scope or duration of any such provision, the Parties agree that any court making such determination shall have the power, and is hereby requested, to reduce the scope or duration of such term or provision to the maximum permissible under applicable law so that said term or provision shall be enforceable in such reduced form.

        Section 13. Successors and Assigns; Assignment; Intended Beneficiaries. Whenever in this Agreement reference is made to any person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of any Party in this Agreement shall inure to the benefit of the successors, assigns, heirs and legal representatives of each other Party; provided, however, that nothing herein shall be deemed to authorize or permit any Party to assign any of its rights or obliga tions under this Agreement to any other person, and each Party covenants and agrees that it shall not make any such assignment, except as otherwise provided in Section 5 hereof or with the prior written consent of the other Parties. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein, no other person (including creditors of any party hereto) shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

        Section 14. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and other interests of each Party hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of such Party under this Agreement or applicable law.

        Section 15. Counterparts; New York Governing Law; Amendments; Entire Agreement. This Agreement shall be effective as of the date first written above when executed by all of the Parties. This Agreement may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the Parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the Parties hereto. This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by all of the Parties, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected Party. This Agreement contains the entire agreement of the parties and supersedes all prior and other representations, agreements and understandings (oral or otherwise) between the parties with respect to the matters contained herein.

                 [Signature Page to Business Manager Agreement]


        IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.


                                        SPAR Infotech, Inc.


                                        By:____________________________________
                                           Title:



                                        SPAR Marketing Force, Inc.


                                        By:___________________________________
                                           Title:



                                        SPAR Marketing Services, Inc.


                                        By:___________________________________
                                           Title:

                                                                       EXHIBIT E


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PIA MERCHANDISING SERVICES, INC.


        The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify as follows:

        1. That Cathy L. Wood is the duly elected and acting Secretary and Chief Financial Officer of PIA Merchandising Services, Inc., a Delaware corporation (the "Corporation").

        2. That Article FIRST of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

        "FIRST: The name of the Corporation is SPAR Group, Inc."

        3. That Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

        "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 50,000,000, consisting of 47,000,00 shares of common stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share. The preferred stock may be issued at any time, and from time to time, in one or more series pursuant hereto or to a resolution or resolutions providing for such issue duly adopted by the board of directors (the "Board") of the Corporation (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited, or none, of each such series of preferred stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of preferred stock."

        4. That Article TENTH of the Certificate of Incorporation of the Corporation is hereby deleted and Article ELEVENTH is hereby renumbered as Article TENTH.

        5. That this Certificate of Amendment of Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

        6. That this Certificate of Amendment of Certificate of Incorporation has been duly approved by the holders of a majority of the outstanding shares of common stock, $.01 par value per share, of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Cathy L. Wood this __ day of _____________ 1999.


                                       PIA MERCHANDISING SERVICES, INC.


                                       By:
                                           -------------------------------------
                                           Cathy L. Wood,
                                           Secretary and Chief Financial Officer

                                                                       EXHIBIT F


                        PIA MERCHANDISING SERVICES, INC.

                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN

        Section 1. Description of this Plan. This is the 1995 Stock Option Plan, dated December 5, 1995, as amended and restated effective as of February 28, 1999 (this "Plan"), of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"). Under this Plan, officers, directors, key employees and consultants of the Company or its wholly-owned Subsidiaries (as defined below), and other persons directly or indirectly providing valuable services to the Company and the Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"). This Plan permits the granting of both Options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). For purposes of this Plan, the term "Subsidiary" shall mean any corporation or other entity of which 50% or more of the voting stock (or equivalent thereof) is owned by the Company or by another Subsidiary (as so defined) of the Company.

        Section 2. Purpose of this Plan. The purpose of this Plan and of granting Options to specified persons is to further the growth, development and financial success of the Company and the Subsidiaries by providing additional incentives to certain officers, directors, key employees and consultants of, and other persons directly or indirectly providing valuable services to, the Company and the Subsidiaries. By assisting such persons in acquiring shares of Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

        Section 3. Eligibility. The persons who shall be eligible to receive grants of Options under this Plan shall be, at the time of the grant, the officers, directors, key employees and consultants of, and other persons directly or indirectly providing valuable services to, the Company and the Subsidiaries. Notwithstanding the preceding sentence, only persons who are employees of the Company and the Subsidiaries shall be eligible to receive grants of Incentive Stock Options under this Plan. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any Participant, grants of Options may be made on more than one occasion to any Participant and any individual Participant may receive grants of Options on up to 1,000,000 shares of Common Stock. Such grants of Options under this Plan may include an Incentive Stock Option, Nonqualified Stock Option, or any combination thereof.

        Section 4. Administration. This Plan shall be administered by the Board of Directors (the "Board") or by the Compensation Committee established by the Board. (The entity actually administering this Plan at any time, whether the Board or the Compensation Committee, is referred to herein as the "Committee.") If the Compensation Committee is authorized to administer this Plan at any time, it shall, if possible, be composed solely of two or more Non-Employee Directors, as such term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the "Exchange Act") and of persons who are "outside directors" within the meaning of Code Section 162(m). The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all the members of the Committee shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting. The Committee is authorized and empowered to administer this Plan and, subject to this Plan (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options and whether such Options shall be Incentive Stock Options or Nonqualified Stock Options, and in general to grant Options; (b) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (c) to interpret this Plan;
(d) to prescribe, amend and rescind rules relating to this Plan; (e) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (f) to determine the rights and obligations of Participants under this Plan; (g) to specify the Option Price (as hereinafter defined); (h) to accelerate the time during which an Option may be exercised, including, but not limited to, upon a change of control of the Company, and to otherwise accelerate the time or extend the post-termination exercise period during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13) stating the time during which it may be exercised; and (i) to make all other determinations deemed necessary or advisable for the administration of this Plan. The good faith interpretation and construction by the Committee of any provision of this Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted under it.

        Section 5. Shares Subject to this Plan. The number of shares of Common Stock in respect of which Options may be granted under this Plan is 3,500,000, subject to adjustment as provided in Section 12 hereof. Upon the expiration, termination or cancellation, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under this Plan. Notwithstanding the foregoing, shares subject to a terminated Option shall continue to be considered to be outstanding for purposes of determining the maximum number of shares that may be issued to a Participant. Similarly, the repricing of an Option will be considered the grant of a new Option for this purpose.

        Section 6. Option Price. Except as provided in Section 12 hereof, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Incentive Stock Option shall be not less than the fair market value of such shares on the date of granting of the Incentive Stock Option; provided, however, that if the Participant is a ten percent (10%) stockholder of the Company as detailed in Code Section 422(b)(6) at the time such Option is granted (determined after taking into account the constructive ownership rules of Section 424(d) of the Code), the Option Price shall be not less than 110 percent (110%) of said fair market value. The Option Price of the shares of Common Stock underlying each Nonqualified Stock Option shall be not less than eighty-five percent (85%) of the fair market value of such shares on the date of granting of the Nonqualified Stock Option; provided, however, that with respect to any Nonqualified Stock Option granted to a "covered employee" (as such term is defined in Section 162(m) of the Code), the Option Price of the shares of Common Stock underlying such Nonqualified Stock Option shall be not less than the fair market value of such shares on the date of granting of such Nonqualified Stock Option. The fair market value of such shares shall, unless otherwise expressly determined by the Committee for good reason, shall be (i) the last reported sale price of the Common Stock on the Nasdaq National Market, if the Common Stock is quoted on the Nasdaq National Market, (ii) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock is listed on a national securities exchange, or (iii) if the Common Stock is not so reported or listed, the average of the last reported bid and asked price of the Common Stock in such market as the Common Stock may be traded.

        Section 7. Restrictions on Grants; Vesting of Options. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under this Plan subsequent to December 5, 2005. All Options granted pursuant to this Plan shall be granted pursuant to Option Agreements, as described in Section 13 hereof. The vesting of all Options may be based on the Company's attaining of performance criteria as specified at the time of the granting thereof and/or may also be based on the passage of time. The Committee shall determine the performance criteria, the performance measurement period and the vesting schedule applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies. The performance criteria, the performance measurement period and the vesting schedule and period of exercisability need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Committee shall determine, in its sole good faith judgment, the extent, if at all, that each Option subject thereto shall have vested based upon the applicable performance criteria and vesting schedule. To the extent any Option shall not have vested, because the applicable performance criteria has not been met, and does not also vest based on the passage of time, it shall, to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it may be exercised. The Committee shall promptly notify each affected Participant of such determination. The Committee may periodically review the performance criteria applicable to any Option or Options and, in its sole good faith judgment, may adjust the same to reflect unanticipated major events, such as catastrophic occurrences, mergers, acquisitions and the like.

        Section 8. Special Limitations on Incentive Stock Options. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company and the Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

        Section 9. Exercise of Options. Subject to all other provisions of this Plan, once vested, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Committee may determine in granting such Option, provided that no option may be exercisable subsequent to its termination date. Once vested, and prior to its termination date, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant. In connection with such assignment and transfer, the Company shall have the right to deduct any fractional share to be paid to the Participant. Once vested, and prior to its termination date, an Option may only be exercised by the Participant or, in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee, or if the Participant has no designee, the legal representative, of such Participant may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant's particular Option Agreement.

        Section 10. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by the Participant (or the Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of this Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

        Section 11. Non-transferability. Except as otherwise provided below, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Option granted to a Participant to be on terms which permit transfer by such Participant to (a) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, and (ii) the Option Agreement (defined below) pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 11. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 9 and 10 hereof the term "Participants" shall be deemed to refer to the transferee. The events of termination of employment of Section 25 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Option Agreement. Any permitted transferee shall be required prior to any transfer of an Option or shares of Common Stock acquired pursuant to the exercise of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

        Section 12. Adjustments Upon Capitalization and Corporate Changes; Substitute Options. Subject to Section 15(b) hereof, if the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Committee in the number, kind or Option Price of shares as to which Options may be granted. A corresponding adjustment shall likewise be made in the number, kind or Option Price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

        If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation or its subsidiaries, Options may be granted under this Plan to option holders of such corporation or its subsidiaries, in substitution for options to purchase stock of such corporation held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6 hereof) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option which is an Incentive Stock Option shall be an amount such that, in the sole and absolute judgment of the Committee (and in compliance with Section 424(a) of the Code in the case of an Incentive Stock Option), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation.

        Section 13. Option Agreement. Each Option granted under this Plan shall be evidenced by a written stock option agreement (an "Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein,
(b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code, and (c) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with this Plan.

        Section 14. Rights as a Stockholder. A Participant or permitted transferee of a Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date of an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

        Section 15. Termination of Options, Acceleration of Options.

        (a) Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Committee may determine in granting such Option, and each Option granted under this Plan shall set forth a termination date thereof, which, subject to earlier termination as set forth in Section 7 hereof or this
Section 15, or as otherwise set forth in any particular Option Agreement, with respect to Nonqualified Stock Options, shall be no later than ten years from the date such Option is granted, and with respect to Incentive Stock Options, shall also be no later than ten years from the date such Option is granted unless the Participant is a ten percent (10%) stockholder of the Company (as described in Section 422(b)(6) of the Code, and determined after taking into account the constructive ownership rules of Section 424(d) of the Code) at the time such Option is granted, in which case the Option shall terminate and expire no later than five years from the date of the grant thereof. An Incentive Stock Option shall contain any additional termination events required by Section 422 of the Code.

        (b) Subject to Section 15(c) hereof, unless the Committee shall, in its sole discretion, determine otherwise, upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger or consolidation in which the Company does not survive, (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13(d) of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), this Plan and each outstanding Option shall terminate. In such event each Participant shall have the right until 10 days before the effective date of the Extraordinary Event to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of Section 7 hereof. The termination of employment of, or the termination of a consulting or other relationship with, a Participant for any reason shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

        (c) Notwithstanding the provisions of Section 7 or paragraphs (a) or (b) of this Section 15, or any provision to the contrary contained in a particular Option Agreement, the Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final, conclusive and binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this

Section 15(c), each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion; provided, however, that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such stated period shall terminate automatically and become null and void.

        Section 16. Withholding of Taxes. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiaries') concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiaries) by the Participant of the required withholding tax, as the Committee may determine. The Company may permit the Participant to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, however, no fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid, by the Company. The Company shall have the right to deduct fractional shares to be paid to the Participant as a result of such surrender or withholding of shares.

        Section 17. Effectiveness and Termination of this Plan. This Plan became effective on the date on which it was adopted by the Board and was approved by approved by the stockholders of the Company within 12 months of December 5, 1995. This Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued, or at such time as set forth in Section 15(b) hereof; provided, however, that the Board may in its sole discretion terminate this Plan at any other time. Unless earlier terminated by the Board, this Plan shall terminate on December 5, 2005. Subject to Section 15(b) hereof, no such termination shall in any way affect any Option then outstanding.

        Section 18. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

        Section 19. Amendment of this Plan. The Board may (a) make such changes in the terms and conditions of granted Options as it deems advisable, provided each Participant adversely affected by such change consents thereto, and (b) make such amendments to this Plan as it deems advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised. The Board may obtain stockholder approval of any amendment to this Plan for any reason (including in order to take advantage of certain exemptions under Code Section 162(m) or Code Section 422), but shall not be required to do so unless required by law or by the rules of the Nasdaq National Market or any stock exchange on which the Common Stock may then be listed.

        Section 20. Transfers and Leaves of Absence. For purposes of this Plan,
(a) a transfer of a Participant's employment or consulting relationship, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of employment or a termination of a consulting relationship, and
(b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a Subsidiary, whichever is applicable) during such leave of absence. Notwithstanding the foregoing, for purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds 90 days will be considered to have terminated his or her employment on the 91st day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract.

        Section 21. No Obligation to Exercise Option. The granting of an Option shall impose no obligation on the Participant to exercise such Option.

        Section 22. Governing Law. This Plan and any Option granted pursuant to this Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

        Section 23. Not an Employment or Other Agreement. Nothing contained in this Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to any other relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiaries in favor of any Participant or limit the ability of the Company or any Subsidiaries to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant, subject to the terms of any written employment or other agreement to which a Participant is a party.

        Section 24. Termination of Employment. The terms and conditions under which an Option may be exercised after a Participant's termination of employment shall be determined by the Committee and shall be specified in the Option Agreement. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code.

        Section 25. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including reasonable attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

                                                                       EXHIBIT G


                        LIMITED INDEMNIFICATION AGREEMENT

                                  Introduction

        This Limited Indemnification Agreement, dated as of ______ __, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and among PIA Merchandising Services, Inc., a Delaware corporation ("PIA Delaware"), SG Acquisition, Inc., a Nevada corporation ("PIA Acquisition"), PIA Merchandising Co., Inc., a California corporation ("PIA California") (PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties"), SPAR Acquisition, Inc., a Nevada corporation ("SAI"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR Marketing, Inc., a Nevada Corporation ("SMNEV"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR Trademarks, Inc. ("STM") and SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI") (SAI, SMI, SMNEV, SMF, SINC, SBRS, SIM, STM and SMCI are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties"), and Robert G. Brown and William H. Bartels (each a "SPAR Principal,"and collectively the "SPAR Principals"). SMNEV, SMF, SINC and SBRS are sometimes referred to herein individually as a "SPAR Marketing Company" and collectively as the "SPAR Marketing Companies". The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Merger Party" and collectively as the "Merger Parties". The Merger Parties and the SPAR Principals are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    Recitals

        A. The PIA Parties have entered into the Merger Agreement with the SPAR Parties (as "Merger Agreement" and the other capitalized terms used and not otherwise defined in these Recitals are defined in Article I, below).

        B. The SPAR Principals collectively own a majority of the issued and outstanding shares of capital stock of the SPAR Parties.

        C. The SPAR Principals also own all of the issued and outstanding shares of capital stock, and are officers and directors, of SPAR Marketing Services, Inc. ("SMS"), which provides certain field services to the SPAR Marketing Companies pursuant to the Field Service Agreement. SMS is not a party to the Merger Agreement, will remain an independent company, and will continue to provide certain field services to the SPAR Marketing Companies pursuant to the Field Services Agreement.

        D. SMS has historically provided certain field services to the SPAR Marketing Companies though persons classified by SMS as independent contractors. The IRS has sought to reclassify certain independent contractors of SMS to employees, which SMS believes inconsistent with law and fact and is vigorously contesting.

        E. SMF is the issuer of the ADVO Note, which is "payable in an amount equal to ten percent (10.00%) of, and solely out of, any Equity Proceeds raised through December 31, 1999, up to a maximum contingent payment of $3,000,000.00...", with "Equity Proceeds" defined as "the net proceeds raised in any public offerings or private placements of equity securities issued by..." SMF.

        F. In order to induce the Merger Parties to enter into the Merger Agreement, to permit the SPAR Principals to continue to contest the reclassification of certain independent contractors of SMS sought by the IRS, and to permit the SPAR Principals to contest any claim for payment under the ADVO Note, the SPAR Principals have agreed to indemnify the Merger Parties under certain circumstances, all upon the terms and provisions and subject to the conditions set forth herein.

                                    Agreement

        In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Merger Agreement. Each use in this Agreement of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

        "ADVO Claim" shall have the meaning assigned to it in Section 3.03 hereof.

        "ADVO Defense Expense" shall mean any cost or expense of any SPAR Principal or any other person authorized by any SPAR Principal incurred in any ADVO Defense Proceeding, including (without limitation) any and all reasonable fees, disbursements and expenses of attorneys, accountants and other professionals and expenses of investigation.

        "ADVO Note" shall mean the Amended and Restated Contingent Subordinated Promissory Note in the maximum principal amount of $3,000,000.00 dated as of June 30, 1997, issued by SMF to the MF Sellers to evidence the remaining deferred portion of the "Cash Purchase Price" payable under (and as defined in)
Section 1(C) and 1 (D) of the ADVO Purchase Amendment, as the same may be modified, amended or restated from time to time in the manner provided therein.

        "ADVO Note Claim" shall have the meaning assigned to it in Section 3.02 hereof.

        "ADVO Defense Proceeding" shall mean any effort by any SPAR Principal or any other person authorized by any SPAR Principal (i) to oppose or otherwise contest any legal proceeding by any MF Seller to enforce any claim for payment under the ADVO Note or (ii) to seek a declaratory judgment that no amount is due or owing under the ADVO Note, including (without limitation) proceedings declaratory judgments and similar relief.

        "ADVO Purchase Agreement" shall mean the Asset Purchase and Sale Agreement dated as of March 1, 1996, among Stighen, Inc., a Delaware corporation, ADVO Investment Company, Inc., a Delaware corporation, and ADVO, Inc., a Delaware corporation (each a "MF Seller" and collectively the "MF Sellers"), and SMF as purchaser, as amended by the ADVO Purchase Amendment, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

        "ADVO Purchase Amendment" shall mean the First Amendment to Asset Purchase and Sale Agreement among the MF Sellers and SMF dated as of June 30, 1997.

        "Applicable Law" shall mean any applicable law, ordinance, or governmental rule or regulation.

        "Authority" shall mean the Internal Revenue Service, any state tax authority, the Pension Benefit Guaranty Corporation, any federal or state court, or any other governmental authority having jurisdiction over any SMS Employment Tax or SMS Benefit Claim.

        "Benefit Plan" of a referenced party shall mean each Pension Plan, Welfare Plan and Other ERISA Benefit of the referenced party.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, , and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time.

        "Field Service Agreement" shall mean the Service Agreement between SMF and SMS dated as of January 4, 1999, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

        "Losses" shall mean any and all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, including (without limitation) reasonable fees, disbursements and expenses of attorneys, accountants and other professionals and expenses of investigation (including, without limitation, all reasonable fees, disbursements and expenses incurred in seeking to enforce any provision of this Agreement), but excluding any consequential, special and punitive damages.

        "Merger Agreement" shall mean the Agreement and Plan of Merger among the PIA Parties and the SPAR Parties dated as of February [date], 1999, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

        "Merger Party" and "Merger Parties" shall have the meanings respectively assigned to them in the Introduction, above.

        "Merger Party Benefit Claim" shall have the meaning assigned to it in
Section 2.03(b) hereof.

        "Merger Party Claim" shall have the meaning assigned to it in Section 2.05(b) hereof.

        "Merger Party Expense Claim" shall have the meaning assigned to it in
Section 2.04(b) hereof.

        "Merger Party Plan" shall mean any Benefit Plan or the assets of any Benefit Plan sponsored or maintained after the Closing by any of the Merger Parties or their affiliates.

        "Merger Party Tax Claim" shall have the meaning assigned to it in
Section 2.02(b) hereof.

        "Other ERISA Benefit" of a referenced party shall mean any material plan or agreement governed by ERISA or the Code of the referenced party relating to deferred compensation, bonus and performance compensation (other than salesmen commissions), stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday fringe benefits, personnel policy, reimbursement program, insurance, welfare or similar plan, program, policy or arrangement.

        "Pension Plan" of a referenced party shall mean each material "employee pension benefit plan" (as defined in Section 3(2) of ERISA) of the referenced party.

        "PIA Acquisition" shall have the meaning assigned to it in the Introduction, above.

        "PIA Delaware" shall have the meaning assigned to it in the Introduction, above.

        "PIA California" shall have the meaning assigned to it in the Introduction, above.

        "PIA Party" and "PIA Parties" shall have the meanings respectively assigned to them in the Introduction, above.

        "Representatives" shall mean any and all of a referenced person's officers, directors, employees, stockholders, subsidiaries, affiliates, attorneys, agents, successors and assigns.

        "SAI" shall have the meaning assigned to it in the Introduction, above.

        "SBRS" shall have the meaning assigned to it in the Introduction, above.

        "SIM" shall have the meaning assigned to it in the Introduction, above.

        "SINC" shall have the meaning assigned to it in the Introduction, above.

        "SMF" shall have the meaning assigned to it in the Introduction, above.

        "SMI" shall have the meaning assigned to it in the Introduction, above.

        "SMNEV" shall have the meaning assigned to it in the Introduction, above.

        "SMS" shall have the meaning assigned to it in the Recitals, above.

        "SMS Benefit Claim" shall have the meaning assigned to it in Section 2.03(a) hereof.

        "SMS Benefit Liability" shall mean any liability with respect to any SMS Benefit Plan imposed under the Code, ERISA or any other Applicable Law on SMS, the SPAR Marketing Companies, any pre-merger affiliate of any of the SPAR Parties, or the SPAR Principals (as stockholders of SMS) with respect to any period (or partial period) ending on or prior to the Closing Date as a result of any SMS Field Reclassification.

        "SMS Benefit Plan" shall mean any Benefit Plan of SMS, the SPAR Marketing Companies, any pre- merger affiliate of any of the SPAR Parties; excluding, however, any and all employee stock options disclosed or issued pursuant to the Merger Agreement.

        "SMS Claim" shall have the meaning assigned to it in Section 2.05(a) hereof.

        "SMS Defense Expense" shall mean any cost or expense of SMS, any SPAR Principal or any other person authorized by SMS or any SPAR Principal incurred in any SMS Tax Proceeding, including (without limitation) any and all reasonable fees, disbursements and expenses of attorneys, accountants and other professionals and expenses of investigation.

        "SMS Employment Tax" shall mean any Tax imposed under the Code or any other Applicable Law (including, without limitation, any social security (FICA), federal or state unemployment (FUTA), federal or state withholding or payroll, or any similar tax) on SMS, the SPAR Marketing Companies, any pre-merger affiliate of any of the SPAR Parties, or the SPAR Principals (as stockholders of SMS) with respect to any Tax period (or partial period) ending on or prior to the Closing Date.

        "SMS Expense Claim" shall have the meaning assigned to it in Section 2.04(a) hereof.

        "SMS Field Reclassification" shall mean any reclassification of the independent contractors engaged as field representatives by SMS from independent contractors to employees of SMS, whether such change was to apply either prospectively or retroactively, and whether such change in status would affect periods before or after the Closing Date.

        "SMS Tax Claim" shall have the meaning assigned to it in Section 2.02(a) hereof.

        "SMS Tax Proceeding" shall mean any efforts by SMS, any SPAR Principal or any other person authorized by SMS or any SPAR Principal to oppose or otherwise contest any efforts by the IRS or any other Authority (i) to effect an SMS Field Reclassification or (ii) to impose any SMS Employment Tax or SMS Benefit Liability that would result from an SMS Field Reclassification, including (without limitation) proceedings seeking refunds, declaratory judgments and similar relief.

        "SMCI" shall have the meaning assigned to it in the Introduction, above.

        "SPAR Marketing Company" and "SPAR Marketing Companies" shall have the meanings respectively assigned to them in the Introduction, above.

        "SPAR Party" and "SPAR Parties" shall have the meanings respectively assigned to them in the Introduction, above.

        "STM" shall have the meaning assigned to it in the Introduction, above.

        "Tax" and "Taxes" shall respectively mean any and all federal, state, local or foreign taxes, assessments, interest, fines, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, withholding, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition), and interest and penalties therein, under the Applicable Laws of the United States or any state or Municipal or political subdivision thereof or any foreign country or political subdivision thereon.

        "Tax Return" shall mean any federal, state, local or foreign tax return, report, statement or other similar filing required to be filed by any SPAR Party with respect to any Tax.

        "Welfare Plan" of a referenced party shall mean each material "employee welfare benefit plan" (as defined in Section 3(i) of ERISA) of the referenced party.


                                   ARTICLE II

                   SMS FIELD RECLASSIFICATION INDEMNIFICATION

        From and after the Closing Date (but if and only if the Merger shall have occurred under the Merger Agreement):

        Section 2.01. Indemnification by the SPAR Principals respecting a SMS Field Reclassification. The SPAR Principals, jointly and severally, shall indemnify, defend and hold harmless the Merger Parties and their respective Representatives from and against any and all Taxes and related Losses incurred by any of them with respect to any period (or partial period) ending on or before the Closing Date as a result of any SMS Employment Tax, SMS Benefit Liability or SMS Defense Expense not paid or otherwise satisfied by SMS or the SPAR Principals (as the case may be) to the extent finally determined to be due as a result of or related to any applicable SMS Field Reclassification or related SMS Tax Proceeding. The SPAR Principals' obligation to indemnify, defend or hold harmless the Merger Parties and their respective Representatives from any such liability shall terminate 30 days after the expiration of the applicable statute of limitations in respect of such liability (other than with respect to proceedings pending at the time of expiration, which shall continue with respect to such proceedings until such proceedings are finally resolved).

        Section 2.02. Notice of Indemnifiable Employment Tax Claims

        (a) If a claim by any taxing Authority should be made against SMS or any other entity that is or was under common control at any time with SMS or any of the SPAR Parties seeking, if and to the extent determined adversely to SMS, a SMS Field Reclassification and resulting payment of any SMS Employment Taxes (including any such claims existing on the Closing Date, a "SMS Tax Claim"), the SPAR Principals shall promptly (but in any event within ten Business Days) give written notice to PIA Delaware of such claim (except for the continuation of the SMS Tax Claim and related proceedings disclosed in the SPAR Disclosure Letter); provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Merger Parties have actually been prejudiced as a result of such failure.

        (b) If a claim should be made against any of the Merger Parties or their subsidiaries by any taxing Authority for payment by any Merger Party of any SMS Employment Taxes that, if and to the extent determined adversely to such Merger Party, would result in an indemnity payment to the Merger Parties or any of their affiliates pursuant to Section 2.01 hereof (a "Merger Party Tax Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

        Section 2.03. Notice of Indemnifiable Benefit Plan Claims.

        (a) If a claim by any taxing Authority or other person(s) should be made against SMS or any other any other entity that is or was under common control at any time with any of the SPAR Parties seeking, if and to the extent determined adversely to SMS, a SMS Field Reclassification with respect to any SMS Benefit Plan and resulting payment of any SMS Benefit Liability (a "SMS Benefit Claim"), the SPAR Principals shall promptly (but in any event within ten Business Days) give written notice to PIA Delaware of such claim; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Merger Parties have actually been prejudiced as a result of such failure.

        (b) If a claim should be made against any of the Merger Parties or their subsidiaries, or against any Merger Party Plan, by any taxing Authority or other person(s) for payment by any Merger Party or Merger Party Plan of any SMS Benefit Liability that, if and to the extent determined adversely to such Merger Party or Merger Party Plan, would result in an indemnity payment to the Merger Parties or any of their affiliates pursuant to Section 2.01 hereof (a "Merger Party Benefit Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

        Section 2.04. Notice of Indemnifiable SMS Defense Expense Claims

        (a) If a claim by any person should be made against SMS or the SPAR Principals seeking legal enforcement of any unpaid bona fide SMS Defense Expense amount contested by SMS or the SPAR Principals (including any such claims existing on the Closing Date, a "SMS Expense Claim"), the SPAR Principals shall promptly (but in any event within ten Business Days) give written notice to PIA Delaware of such claim; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Merger Parties have actually been prejudiced as a result of such failure.

        (b) If a claim should be made seeking collection or legal enforcement against any Merger Party of any unpaid bona fide SMS Defense Expense amount not paid by SMS or the SPAR Principals that, if and to the extent determined adversely to such Merger Party, would result in an indemnity payment to the Merger Parties or any of their affiliates pursuant to Section 2.01 hereof (a "Merger Party Expense Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

        Section 2.05. Procedures regarding SMS Tax and Benefit Claims

        (a) With respect to any SMS Tax Claim, SMS Benefit Claim or SMS Expense Claim (each an "SMS Claim") and each Merger Party Tax Claim, Merger Party Benefit Claim or Merger Party Expense Claim (each a "Merger Party Claim"), the SPAR Principals (i) shall control all proceedings, (ii) shall make all decisions taken in connection with such SMS Claim or Merger Party Claim, including (without limitation) selection of counsel and whether to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing Authority with respect thereto, (iii) shall decide whether (A) to pay any or otherwise satisfy any Tax or benefit claimed, (B) to settle such SMS Claim or Merger Party Claim (subject to subsection (b) of this Section, below), (C) to sue for a refund where applicable law permits such refund suits, or (D) to contest the SMS Claim or Merger Party Claim in any permissible manner, and (iv) shall pay or otherwise settle any and all bonafide SMS Defense Expenses, and the costs of contesting or settling the same, not paid by SMS. This provision will not reduce or otherwise alter the Merger Parties' rights or the SPAR Principals' obligations regarding indemnification of any Merger Party pursuant to Section
2.01 or 2.02 hereof, respectively.

        (b) If SMS or the SPAR Principals desire to enter into a settlement or resolution with the relevant taxing Authority regarding any Merger Party Claim and are permitted to do so, or not restricted from doing so, under this Section, SMS or the SPAR Principals may enter such settlement or resolve such Merger Party Claim if the terms of such settlement or resolution (1) provides that no person (other than any person that was engaged as an independent contractor, notwithstanding any reclassification of status, by SMS with respect to his or her own Taxes and SMS pursuant to such settlement) shall have any further obligation to the taxing Authority with respect to such Merger Party Claim, (2) requires that SMS or the SPAR Principals pay the taxing Authority any amounts due under the terms of the settlement or resolution, and (3) does not purport to bind any Merger Party to act in any manner, including (without limitation) requiring any Merger to reclassify as an employee any person engaged by it as an independent contractor, unless such Merger Party has agreed to be so bound in such Merger Party's sole discretion.

        (c) PIA Delaware shall have the right to join in the defense of any Merger Party Claim at its own expense. The SPAR Principals shall make available to PIA Delaware all documents and any other items or information reasonably requested by it for full and active participation in such defense by PIA Delaware.

        (d) The Merger Parties shall not pay or offer or agree to pay, settle or otherwise resolve any Merger Party Claim without the SPAR Principals' express written consent, which consent shall not be withheld unreasonably. If PIA Delaware gives written notice to the SPAR Principals of the Merger Parties' desire to accept a settlement or resolution of any Merger Party Claim, and the SPAR Principals elect not to approve or enter into such settlement or resolution (as applicable), then: (i) the SPAR Principals shall have two years from the date of receipt by the SPAR Principals of the notice to settle or otherwise resolve the Merger Party Claim; and (ii) if after the expiration of such two year period the SPAR Principals have not resolved such Merger Party Claim, PIA Delaware shall be permitted to settle such Merger Party Claim if the terms of such settlement or resolution (1) does not concede or agree to a SMS Field Reclassification, (2) are on terms substantially similar (but including any additional interest and penalties accrued during the two year period) to those offered at the time PIA Delaware provided notice to the SPAR Principals of PIA Delaware's desire to settle, and (3) requires that PIA Delaware pay the taxing Authority any amounts due under the terms of the settlement or resolution, subject to its right to indemnification hereunder. This provision will not reduce or otherwise alter the Merger Parties' rights or the SPAR Principals' obligations regarding indemnification of any Merger Party pursuant to Section
2.01 hereof.

        (e) No Effect on the Parties. This Agreement is not intended to, and shall not be construed to, limit in any way the right of any Party to conduct its business in any manner it may elect, including (without limitation) classifying persons engaged by such Party to provide services as employees or independent contractors as such Party may deem appropriate.


                                   ARTICLE III

                            ADVO NOTE INDEMNIFICATION

        From and after the Closing Date (but if and only if the Merger shall have occurred under the Merger Agreement):

        Section 3.01. ADVO Note Indemnification. The SPAR Principals, jointly and severally, shall indemnify, defend and hold harmless the Merger Parties and their respective Representatives from and against any and all Losses incurred by any of them as a result of any ADVO Note Claim or ADVO Expense Claim not paid or otherwise satisfied by SMS or the SPAR Principals (as the case may be) to the extent and in the amount finally determined to be due (if and to the extent determined adversely to SMS). The SPAR Principals' obligation to indemnify, defend or hold harmless the Merger Parties and their respective Representatives from any such liability shall terminate 30 days after the expiration of the applicable statute of limitations in respect of such liability (other than with respect to proceedings pending at the time of expiration, which shall continue with respect to such proceedings until such proceedings are finally resolved).

        Section 3.02. Notice of ADVO Note Claim.

        (a) If a claim should be made by any MF Seller seeking collection or legal enforcement against any Merger Party of any amount under the ADVO Note not paid or otherwise satisfied by SMS or the SPAR Principals (an "ADVO Note Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

        (b) If a claim should be made seeking collection or legal enforcement against any Merger Party of any bona fide ADVO Defense Expense amount not paid or otherwise satisfied by SMS or the SPAR Principals (an "ADVO Expense Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

        Section 3.03 Procedures regarding ADVO Note Claims.

        (a) The SPAR Principals (i) shall control all proceedings, (ii) shall make all decisions taken in connection with any ADVO Note Claim or ADVO Expense Claim (each an "ADVO Claim"), including (without limitation) selection of counsel and whether to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any court or other judicial Authority with respect thereto, (iii) shall decide whether (A) to pay any or otherwise satisfy any amount claimed, (B) to settle such ADVO Claim, or (C) to contest the ADVO Claim in any permissible manner, and (iv) shall pay or otherwise settle any and all bonafide ADVO Defense Expenses, and the costs of contesting or settling the same, not paid by SMS. This provision will not reduce or otherwise alter the Merger Parties' rights or the SPAR Principals' obligations regarding indemnification of any Merger Party pursuant to Section 3.01 hereof.

        (b) If SMS or the SPAR Principals desire to enter into a settlement or resolution with the relevant MF Sellers, SMS or the SPAR Principals may enter such settlement or resolve such ADVO Claim if the terms of such settlement or resolution (1) provides that no person shall have any further obligation to the MF Sellers with respect to the ADVO Claim or the ADVO Note, and (2) requires that SMS or the SPAR Principals pay any amounts due under the terms of the settlement or resolution.

        (c) PIA Delaware shall have the right to join in the defense of any ADVO Claim at its own expense. The SPAR Principals shall make available to PIA Delaware all documents and any other items or information reasonably requested by it for full and active participation in such defense by PIA Delaware.

        (d) The Merger Parties shall not pay or offer or agree to pay, settle or otherwise resolve any ADVO Claim without the SPAR Principals' express written consent, which consent shall not be withheld unreasonably.


                                   ARTICLE IV

                           LIMITS ON INDEMNIFICATIONS

        Notwithstanding the provisions of Articles II and III hereof:

        Section 4.01. Related Group as Single Indemnified Party. For purposes of this Agreement, the Merger Parties and their Representatives (collectively, the "Indemnified Parties") shall be considered to be a single indemnified Party.

                                    ARTICLE V

                                     GENERAL

        Section 5.01. Successors and Assigns; Assignment. Whenever in this Agreement reference is made to any Party or other person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided that the rights of a Party hereunder may not be assigned without the consent of the other Parties hereto.

        Section 5.02. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto and the persons entitled to indemnification hereunder, and, except as otherwise expressly provided herein or therein, no other person, including creditors of any Party or any such indemnifiable person, shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

        Section 5.03. Counterparts. This Agreement may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the Parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the Parties hereto.

        Section 5.04. Expenses. The PIA Parties shall pay the fees, expenses and disbursements of the PIA Parties and their respective Representatives incurred in connection with the preparation and negotiation of this Agreement; and the SPAR Principals shall pay the fees, expenses and disbursements of the SPAR Principals and their respective Representatives incurred in connection with the preparation and negotiation of this Agreement.

        Section 5.05. Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed as follows:

        (a)         If to any PIA Party:
                    Terry R. Peets, President and Chief Executive Officer PIA Merchandising Services, Inc.
                    19900 MacArthur Blvd., Suite 900
                    Irvine, California 92612
                    Telephone:              (949) 474-3506
                    Telecopier:             (949) 474-3570
                    E-Mail:                 Terry.Peets@PIAmerch.com

                    with a copy to:
                    James W. Loss, Esq.
                    Riordan & McKinzie
                    695 Town Center Drive, Suite 1500
                    Costa Mesa, CA  92626
                    Telephone:              (714) 433-2900
                    Telecopier:             (714) 549-3244
                    E-Mail:                 jwl@riordan.com

                    And a copy to:
                    Lawrence David Swift, Esq.
                    Parker Chapin Flattau & Klimpl, LLP
                    1211 Avenue of the Americas
                    New York, NY 10036-8735
                    Telephone:              (212) 704-6147
                    Telecopier:             (212) 704-6159
                    E-Mail:                 LDSwift@PCFK.com

        (b)         If to any SPAR Party:
                    Robert G. Brown, Chairman, Chief Executive Officer SPAR Marketing Force, Inc.
                    303 South Broadway, Suite 140
                    Tarrytown, New York 10591
                    Telephone:              (914) 332-4100
                    Telefax:                (914) 332-0741
                    E-Mail:                 RBrown@MSN.com

                    With a copy to:
                    William H. Bartels, Vice Chairman and Senior Vice President SPAR Marketing Force, Inc.
                    303 South Broadway, Suite 140
                    Tarrytown, New York 10591
                    Telephone:              (914) 332-4100
                    Telefax:                (914) 332-0741
                    E-Mail:                 BBartels@SPARinc.com

                    and a copy to:
                    Lawrence David Swift, Esq.
                    Parker Chapin Flattau & Klimpl, LLP
                    121 1 Avenue of the Americas
                    New York, NY 10036-8735
                    Telephone:              (212) 704-6147
                    Telecopier:             (212) 704-6159
                    E-Mail:                 LDSwift@PCFK.com

        (c)         If to Robert G. Brown:
                    Robert G. Brown, Chairman, Chief Executive Officer
                     c/o SPAR Marketing Force, Inc.
                    303 South Broadway, Suite 140
                    Tarrytown, New York 10591
                    Telephone:              (914) 332-4100
                    Telefax:                (914) 332-0741
                    E-Mail:                 RBrown@MSN.com


                    If to William H. Bartels:
                    William H. Bartels, Vice Chairman and Senior Vice President SPAR Marketing Force, Inc.
                    303 South Broadway, Suite 140
                    Tarrytown, New York 10591
                    Telephone:              (914) 332-4100
                    Telefax:                (914) 332-0741
                    E-Mail:                 BBartels@SPARinc.com

                    with a copy, in either case, to:

                    Lawrence David Swift, Esq.
                    Parker Chapin Flattau & Klimpl, LLP
                    1211 Avenue of the Americas
                    New York, NY 10036-8735
                    Telephone:              (212) 704-6147
                    Telecopier:             (212) 704-6159

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telecopier, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from such Party) and (ii) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section (or in accordance with the latest unrevoked written direction from such Party), and the appropriate confirmation is received.

        Section 5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of New York (other than those laws that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

        Section 5.07. Consent to Jurisdiction, Etc. The Parties each hereby consent and agree that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for Westchester County, New York, each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the other Parties. In any dispute with the SPAR Principals, the PIA Parties will not raise, and each hereby expressly waives, any objection or defense to any such New York jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York.

        Section 5.08. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction, the Parties each hereby expressly waive trial by jury.

        Section 5.09. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after such waiver.

        Section 5.10. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 5.11. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        Section 5.12. Captions. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

        Section 5.13. Amendments. This Agreement may be modified or amended only by a written instrument executed by the SPAR Principals and the PIA Parties.

        Section 5.14. Entire Agreement. This Agreement and the other Merger Documents to which the Parties are a party constitute the entire agreement and understanding among the Parties, and supersede any prior agreements and understandings, relating to the subject matter of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PIA Merchandising Services, Inc.          SPAR Acquisition, Inc.


By:                                       By:
    ----------------------------------        ----------------------------------
    Name: AAA                                 Name: Robert G. Brown
    Title: President and Chief Executive      Title: Chairman, Chief Executive
           Officer                                   Officer and President

SG Acquisition, Inc.                          SPAR Marketing Force, Inc.


By:                                       By:
    ----------------------------------        ----------------------------------
    Name: Terry R. Peets                      Name: Robert G. Brown
    Title: President and Chief Executive      Title: Chairman, Chief Executive
           Officer                                   Officer and President

PIA Merchandising Co., Inc.               SPAR, Inc.


By:                                       By:
    ----------------------------------        ----------------------------------
    Name: Terry R. Peets                      Name: Robert G. Brown
    Title: President and Chief Executive      Title: Chairman, Chief Executive
           Officer                                   Officer and President

SPAR/Burgoyne Retail Services, Inc.       SPAR Marketing, Inc., a Delaware
                                          corporation


By:                                       By:
    ----------------------------------        ----------------------------------
    Name: Robert G. Brown                     Name: Robert G. Brown
    Title: Chairman, Chief Executive          Title: Chairman, Chief Executive
           Officer and President                     Officer and President

SPAR MCI Retail Services, Inc.            SPAR Trademarks, Inc.


By:                                       By:
    ----------------------------------        ----------------------------------
    Name: Robert G. Brown                     Name: Robert G. Brown
    Title: Chairman, Chief Executive          Title: Chairman, Chief Executive
           Officer and President                     Officer and President


SPAR Marketing, Inc., a Nevada corporation


By:
    ----------------------------------
    Name: Robert G. Brown
    Title: Chairman and Chief Executive
           Officer



---------------------------------------    -------------------------------------
          Robert G. Brown                             William H. Bartels

                                                                       EXHIBIT H

                           INDEMNITY ESCROW AGREEMENT


                                  Introduction

        This Indemnity Escrow Agreement, dated as of [Closing Date], 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and among PIA MERCHANDISING SERVICES, INC., a Delaware corporation ("PIA Delaware"), SG ACQUISITION, INC., a Nevada corporation ("PIA Acquisition"), PIA MERCHANDISING CO., INC., a California corporation ("PIA California") (PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties"), SPAR ACQUISITION, INC., a Nevada corporation ("SAI"), SPAR MARKETING, INC., a Delaware corporation ("SMI"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR MARKETING FORCE, INC., a Nevada corporation ("SMF"), SPAR, INC., a Nevada corporation ("SINC"), SPAR/BURGOYNE RETAIL SERVICES, INC., an Ohio corporation ("SBRS"), SPAR INCENTIVE MARKETING, INC., a Delaware corporation ("SIM"), SPAR MCI PERFORMANCE GROUP, INC., a Delaware corporation ("SMCI"), and SPAR TRADEMARKS, INC., a Nevada Corporation ("STM") (SAI, SMI, SMNEV, SMF, SINC, SBRS, SIM, SMCI and STM are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties"), and ROBERT G. BROWN and WILLIAM H. BARTELS (each a "SPAR Principal,"and collectively the "SPAR Principals"), and PARKER CHAPIN FLATTAU & KLIMPL, LLP, a New York limited liability partnership having an address at 1211 Avenue of the Americas, New York, New York 10036, as Escrow Agent (the "Indemnity Escrow Agent"). The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Merger Party" and collectively as the "Merger Parties". The Merger Parties and the SPAR Principals are sometimes referred to herein individually as a "Beneficiary" and collectively as the "Beneficiaries". The Beneficiaries and the Indemnity Escrow Agent are sometimes referred to herein individually as a "Party" and collectively as the "Parties".


                                    RECITALS

        A. The Merger Parties have entered into the Agreement and Plan of Merger dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Merger Agreement"), and the Merger Parties and the SPAR Principals (I.E., the Beneficiaries) have entered into the Limited Indemnification Agreement dated as of [Closing Date], 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Limited Indemnification Agreement").

        B. The Beneficiaries desire to have shares of common stock of PIA Delaware ("PIA Delaware Stock") deposited in escrow in accordance with Section
2.02 of the Merger Agreement and held and disbursed by the Indemnity Escrow Agent in accordance with this Agreement in order to secure the obligations of the SPAR Principals to the Merger Parties under the Limited Indemnification Agreement, and the Indemnity Escrow Agent has agreed to receive, hold and disburse such stock, all upon the terms and subject to the conditions hereinafter set forth.


                                    AGREEMENT

        In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

        Section 1. Escrow of Instruments. (a) In accordance with the provisions of Section 2.02 of the Merger Agreement, (i) PIA Delaware shall cause ten percent (10%) of the shares of PIA Delaware Stock that each SPAR Principal and their Family Members (as defined in the Merger Agreement) would otherwise have had the right to receive pursuant to Section 2.01(a) (the "Share Escrow Amount") of the Merger Agreement (the "Escrow Shares") to be registered in the name of the applicable SPAR Principal and delivered to the Indemnity Escrow Agent, provided however that the Share Escrow Amount may be satisfied by the shares of the SPAR Principals as opposed to the shares of such Family Members; and (ii) each SPAR Principal shall deposit with the Indemnity Escrow Agent four stock powers (separate from the certificates) endorsed to PIA Delaware, all of which shall be held in accordance with the provisions of the Limited Indemnity Agreement and this Agreement.

        (b) The SPAR Principals shall be entitled to vote the Escrow Shares in accordance with their respective interests therein on all matters submitted to a vote of the stockholders of PIA Delaware so long as such Escrow Shares are held in escrow pursuant to the term of this Agreement.

        (c) Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Merger Agreement or the Limited Indemnification Agreement, as applicable. However, no reference to the Merger Agreement or the Limited Indemnification Agreement or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

        Section 2. Investment of Funds. The Indemnity Escrow Agent may invest or deposit any dividends or other distributions paid with respect to the Escrow Shares (the "Escrow Funds"; collectively, with the Escrow Shares, the "Escrow Deposit"), in (a) one of its normal interest bearing escrow deposit accounts with Citibank, N.A., The Chase Manhattan Bank, or their respective affiliates,
(b) securities issued or guarantied by the United States of America, or (c) other interest bearing deposit accounts in, or certificates of deposit, commercial paper or similar products of, or money market mutual funds affiliated with, (i) domestic commercial banks that have, or are members of a group of domestic commercial banks that has, consolidated total assets of at least $1,000,000,000, or (ii) such other banks or other financial institutions as may be acceptable to the Beneficiaries.

        Section 3. Release of Funds and Documents. The Indemnity Escrow Agent shall release the Escrow Shares and other property in the escrow created hereunder as follows:

(a) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, on the second Business Day after receipt by the Indemnity Escrow Agent of written notice from PIA Delaware certifying that the obligations of the SPAR Principals under the Limited Indemnity Agreement have been satisfied in full;

(b) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, on the eleventh Business Day after receipt by the Indemnity Escrow Agent of written notice (a "Release Notice") from any SPAR Principal certifying that the obligations of the SPAR Principals under the Limited Indemnity Agreement have been satisfied in full and certifying that PIA Delaware has concurrently been given a copy of such Release Notice; provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day after the Indemnity Escrow Agent's receipt of such Release Notice, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

(c) the Indemnity Escrow Agent shall release such portion of the Escrow Shares and/or other property then held in the Escrow Deposit to PIA Delaware as shall be specified by written notice from PIA Delaware, on the eleventh Business Day following receipt by the Indemnity Escrow Agent of such written request from PIA Delaware, acting in its own name or as agent for any other Beneficiary (an "Indemnity Claim Notice"), which notice shall (i) concurrently be delivered to the SPAR Principals and the Indemnity Escrow Agent (and shall include a certification to such effect), (ii) state that the Escrow Shares and other property requested to be released are required to satisfy an unpaid claim for indemnification under the Limited Indemnification Agreement, (iii) set forth the dollar amount of the claim for indemnification, and (iv) contain such facts and information as are then reasonably available concerning the basis for the claim for indemnification; provided, however, that the Indemnity Escrow Agent shall not release such Escrow Shares or other property as requested if one or both of the SPAR Principals has delivered written objection to such release to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day following the receipt of such Indemnity Claim Notice, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

(d) the Indemnity Escrow Agent shall release one half of the then remaining Escrow Shares and Escrow Funds and other property attributable thereto in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, if by the close of business on March 31, 2000, the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article III of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article III of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on March 29, 2000, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

(e) the Board of Directors of PIA Delaware shall in their board meetings preceding the second, third and fourth anniversaries of the date of this Agreement evaluate the amount of collateral reasonably necessary to continue to secure the SPAR Principals' obligations under the Limited Indemnification Agreement (the "Continuing Amount"), not to exceed $1,500,000, and give written notice to the Indemnity Escrow Agent of the Continuing Amount; and the Indemnity Escrow Agent shall retain Escrow Shares having a Fair Market Value (as hereinafter defined) equal to the Continuing Amount and release all the then remaining Escrow Shares and other property in the Escrow Deposit in excess of the Continuing Amount to the SPAR Principals, in accordance with their respective interests therein, if the Indemnity Escrow Agent has received that notice and the Indemnity Escrow Agent has not received an Indemnity Claim Notice under
        Article II of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day prior to the applicable anniversary of the date hereof, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof; and

(f) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, if by the close of business on the eleventh Business Day following the fifth anniversary of the date of this Agreement the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under
        Article II of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day after the fifth anniversary of the date of this Agreement, in which event the Parties shall resolve such dispute in the manner provided in
        Section 7 hereof.

In determining the number of Escrow Shares to be transferred in satisfaction of any claim against the Escrow Property pursuant to the foregoing clause (c) or retained in escrow (if any) under the foregoing clause (e), each Escrow Share shall be valued at the average last sale price on the Nasdaq National Market for the PIA Delaware Stock for the twenty (20) trading days ending two trading days prior to the date on which such shares are to be transferred or released (the "Fair Market Value"). PIA Delaware shall notify the Indemnity Escrow Agent in writing of the appropriate valuation for the Escrow Shares for such purposes. Each of the SPAR Principals and other Beneficiaries hereby expressly authorizes and instructs the Indemnity Escrow Agent to take any and all action required to effect any transfer of Escrow Shares and/or other property pursuant to the terms of this Agreement, including, without limitation, completing and delivering one or more of the executed stock powers delivered to the Indemnity Escrow Agent pursuant to Section 1.

        Section 4. Substitution of Cash for Escrow Shares. The SPAR Principals shall have the right at any time and from time to time to substitute cash for Escrow Shares as follows: (i) the SPAR Principals shall give written notice to the Indemnity Escrow Agent and the Merger Parties at least ten days prior to any requested substitution; (ii) on or before the proposed substitution date, the SPAR Principals shall deliver $_____ [THE PER SHARE FAIR MARKET VALUE AS OF THE EFFECTIVE TIME] per share in immediately available funds to the Indemnity Escrow Agent for each share of PIA Delaware Stock to be released in substitution, provided, however, that to the extent the amount of the Escrow Shares has been reduced pursuant to Section 3(e) hereof, the per share substitution price for the each share of PIA

Delaware Stock in the Continuing Amount shall instead be the Fair Market Value as of the business day immediately preceding the day such written notice is sent; and (iii) upon receipt of such funds by the Indemnity Escrow Agent, the Indemnity Escrow Agent shall release the corresponding shares of PIA Delaware Stock to the SPAR Principals, in accordance with their respective interests therein, whether or not any Indemnity Claim Notice has been received by the Indemnity Escrow Agent.

        Section 5. Further Assurances. Each Beneficiary agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Indemnity Escrow Agent from time to time reasonably may request in order to effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Indemnity Escrow Agent.

        Section 6. Invalidation of Distributions, Etc. In the event any amount or document released to any Beneficiary under this Agreement is invalidated, declared to be fraudulent or preferential or must otherwise be restored or returned by the Indemnity Escrow Agent in connection with the insolvency, bankruptcy or reorganization of any Beneficiary or other person, whether by order of or settlement before any court or other authority or otherwise: (a) each Beneficiary shall contribute back to the Indemnity Escrow Agent an amount received by it such that each Beneficiary will be affected by that invalidation, declaration, restoration or return ratably in proportion to the distributions it received under this Agreement; and (b) each Beneficiary will return any document so affected, together with any related assignment, release or other instrument or document the Indemnity Escrow Agent may request to restore the status quo ante.

        Section 7. Conflicting Demands.

        (a) In the event that one or both of the SPAR Principals or PIA Delaware timely objects to any requested release of or claim against any of the Escrow Shares or other property pursuant to Section 3, then PIA Delaware and the SPAR Principals shall, for a period of at least thirty days, negotiate in good faith in an effort to resolve such dispute. If PIA Delaware and the SPAR Principals are unable to resolve such dispute within such thirty day period (or such longer period as they may mutually agree upon), then the Beneficiaries may pursue non-binding mediation if they mutually agree, or any Beneficiary may commence an action, to finally resolve any conflicting claims hereunder. The final decision of any court proceeding shall be furnished in writing to the Indemnity Escrow Agent.

        (b) If conflicting or adverse claims or demands are made or notices served upon the Indemnity Escrow Agent with respect to the escrow provided for herein, the Beneficiaries agree that the Indemnity Escrow Agent shall be entitled to refuse to comply with any such claim or demand and to withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Indemnity Escrow Agent shall not be or become liable for damages, losses, expenses or interest to any Beneficiary or any other person for its failure to comply with such conflicting or adverse demands. The Indemnity Escrow Agent shall be entitled to continue to so refrain and refuse to so act until: (a) the rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction and venue over the parties and/or the documents, instruments or funds involved herein or affected hereby; and/or (b) the Indemnity Escrow Agent shall have received an executed copy of a dispositive settlement agreement to which the Beneficiaries and all other adverse claimants, if any, are parties and signatories.

        (c) If conflicting or adverse claims or demands are made or notices served upon the Indemnity Escrow Agent with respect to the escrow provided for herein, the Beneficiaries agree that the Indemnity Escrow Agent also may elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds and documents held hereunder pursuant to this Agreement; and if it so commences and deposits, the Indemnity Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. PIA Delaware shall pay all costs, expenses and attorneys' fees and expenses incurred by the Indemnity Escrow Agent in seeking any such judgment.

        Section 8. Consent to Jurisdiction, Etc. Each Beneficiary hereby covenants and agrees that the Supreme Court of the State of New York for the County of Westchester or (in a case involving diversity of citizenship) the United States District Court for the Southern District of New York shall have personal jurisdiction and proper venue over any dispute with the Indemnity Escrow Agent; provided that the foregoing consent to jurisdiction and venue by the other parties shall not deprive the Indemnity Escrow Agent of the right in its discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the Beneficiaries. In any dispute with the Indemnity Escrow Agent, no Beneficiary will raise, and each Beneficiary hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York. In addition to (and without limitation of) any delivery permitted under applicable law, each Beneficiary agrees that service of process may be made at his or its office in Westchester County, New York.

        Section 9. Waiver of Jury Trial. In any action or proceeding involving the Indemnity Escrow Agent in any jurisdiction, the Parties each waive trial by jury.

        Section 10. Expenses of the Indemnity Escrow Agent. PIA Delaware shall pay any and all costs and expenses incurred by the Indemnity Escrow Agent in connection with the administration and holding of the Escrow Deposit and the investment of any Escrow Funds, and the enforcement, protection and adjudication of the parties' rights hereunder by the Indemnity Escrow Agent, including, without limitation, the disbursements, expenses and fees of the Indemnity Escrow Agent itself and those of other attorneys it may retain, if any.

        Section 11. Reliance on Documents and Experts. The Indemnity Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Indemnity Escrow Agent.

        Section 12. Status of the Indemnity Escrow Agent, Etc. The Indemnity Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to each Beneficiary. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Indemnity Escrow Agent and any of the Beneficiaries. This Agreement shall not be deemed to prohibit or in any way restrict the Indemnity Escrow Agent's representation of any Beneficiary, who may be advised by the Indemnity Escrow Agent on any and all matters pertaining to this Agreement and the Escrow Deposit. To the extent one or more of the Beneficiaries have been, are and/or will be represented by the Indemnity Escrow Agent, each such Beneficiary hereby waives any conflict of interest and irrevocably authorizes and directs the Indemnity Escrow Agent to carry out the terms and provisions of this Agreement, in each case without regard to any representation of any such Beneficiary, with deference to no party and fairly as to all parties, and irrespective of the impact upon or any conflicting communication from any such Beneficiary. The Indemnity Escrow Agent's only duties are those expressly set forth in this Agreement, and each Beneficiary authorizes the Indemnity Escrow Agent to perform those duties in accordance with its usual practices in holding funds and documents of its own or those of other escrows. The Indemnity Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its directors, officers, partners, employees, attorneys, agents or designees.

        Section 13. Exculpation. The Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, counsel, employees, attorneys and agents, shall not incur any liability whatsoever for (a) the investment or disposition of funds, the holding or delivery of documents or the taking of any other action, in each case in accordance with the terms and provisions of this Agreement, (b) any mistake or error in judgment, (c) compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or (d) any other act or omission of any other independent person engaged by the Indemnity Escrow Agent in connection with this Agreement; and each Beneficiary hereby waives any and all claims and actions whatsoever against the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Agreement or the Escrow Deposit; and each Beneficiary hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

        Section 14. Indemnification. The Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Indemnity Escrow Agent, defended by the Beneficiaries, jointly and severally, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, or any of their respective directors, officers, partners, employees, attorneys or agents, arising out of or related directly or indirectly to this Agreement or the Escrow Deposit, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

        Section 15. Notice. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be signed by the party giving it, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail for overnight delivery, with the cost of overnight delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested, or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day). Any notice, request, demand or other communication instead may be sent by telecopy, with the cost of transmission prepaid or for the account of the sender, and shall be deemed conclusively to have been given on the first business day following the day duly sent, provided that the giving party also sends a copy thereof by one of the other means referenced above. Refusal to accept delivery of any item shall be deemed to be receipt of such item by the refusing party. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

        Section 16. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        Section 17. Governing Law. This Agreement: has been executed and delivered in the State of New York; and shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

        Section 18. Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

        Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

        Section 20. Effective Date. This Agreement shall be effective on the date as of which this Agreement shall be executed by all the parties hereto and delivered to the Indemnity Escrow Agent.

        Section 21. Successors and Assigns; Assignment. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each Beneficiary in this Agreement shall inure to the benefit of the successors and assigns of the Indemnity Escrow Agent; provided, however, that nothing herein shall be deemed to authorize or permit any Beneficiary to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Beneficiary), and each Beneficiary covenants and agrees that it shall not make any such assignment.

        Section 22. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person, including creditors of any Beneficiary, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

        Section 23. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on any Party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the Indemnity Escrow Agent under this Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the Indemnity Escrow Agent under this Agreement or applicable law.

        Section 24. Modification, Amendment, Etc. Each and every modification and amendment of this Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Agreement shall be in writing and signed by each party affected thereby.



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

        Section 25. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE BENEFICIARIES:                         PIA MERCHANDISING SERVICES, INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SG ACQUISITION, INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           PIA MERCHANDISING CO., INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR ACQUISITION, INC., a Delaware
                                           corporation


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR MARKETING, INC., a Delaware
                                           corporation


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR MARKETING FORCE, INC.


                                           By: _________________________________
                                               Name:
                                               Title:

                                           SPAR, INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR/BURGOYNE RETAIL SERVICES, INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR  MARKETING, INC.,
                                           a Nevada corporation


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR INCENTIVE MARKETING, INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR MCI PERFORMANCE GROUP, INC.


                                           By: _________________________________
                                               Name:
                                               Title:


                                           SPAR TRADEMARKS, INC.


                                           By: _________________________________
                                               Name:
                                               Title:



                                               _________________________________
                                                        ROBERT G. BROWN


                                               _________________________________
                                                       WILLIAM H. BARTELS


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

THE INDEMNITY ESCROW AGENT:                PARKER CHAPIN FLATTAU & KLIMPL, LLP


                                           By:__________________________________


                                           ___________________________________
                                                      ROBERT G. BROWN


                                           ___________________________________
                                                    WILLIAM H. BARTELS


THE INDEMNITY ESCROW AGENT:                PARKER CHAPIN FLATTAU & KLIMPL, LLP


                                           By: _______________________________



                                      H-10